Exhibit 99.3

CONVERSION VALUATION APPRAISAL REPORT

Prepared for:

FFBW, Inc.

Waukesha, Wisconsin

As Of:

August 12, 2019

Prepared By:

Keller & Company, Inc.

555 Metro Place North

Suite 524

Dublin, Ohio 43017

(614) 766-1426

KELLER & COMPANY

KELLER & COMPANY, INC.

FINANCIAL INSTITUTION CONSULTANTS

555 METRO PLACE NORTH

SUITE 524

DUBLIN, OHIO 43017

(614) 766-1426        (614) 766-1459 FAX

September 3, 2019

The Boards of Directors

First Federal Bank of Wisconsin

FFBW, Inc.

1617 E. Racine Avenue

Waukesha, Wisconsin 53186

To the Boards:

We hereby submit an independent appraisal (“Appraisal”) of the pro forma market value of the common stock to be issued by the new FFBW, Inc. (the “Corporation”) in connection with the second stage stock conversion of FFBW, MHC (the “MHC”) from the mutual to the stock form of ownership. The Appraisal Report is based upon financial information as of June 30, 2019. The share ownership of the MHC is based as of the date of this letter. The MHC currently owns 55.4 percent of the stock of First Federal (the “Bank”). The remaining 44.6 percent of the Corporation’s common stock is owned by public shareholders and the Bank’s foundation, which owns 25,000 shares. The exchange ratios established by the Corporation as applied to the value established herein are 0.8501 shares, 1.0002 shares, 1.1502 shares, and 1.3227 shares for each share of the Corporation’s common stock at the minimum, midpoint, maximum and maximum, as adjusted, respectively, of the valuation range. This appraisal was prepared and provided to the Corporation in accordance with regulatory appraisal requirements.

Keller & Company, Inc. is an independent, financial institution consulting firm that serves both thrift institutions and banks. The firm is a full-service consulting organization, as described in more detail in Exhibit A, specializing in business and strategic plans, stock valuations, conversion and reorganization appraisals, market studies and fairness opinions for thrift institutions and banks. The firm has affirmed its independence in this transaction with the preparation of its Affidavit of Independence, a copy of which is included as Exhibit C.

Our appraisal is based on the assumption that the data and material provided to us by the Corporation, First Federal and the independent auditors, Wipfli, LLP, are both accurate and complete. We did not verify the financial statements provided to us, nor did we conduct independent valuations of the Bank’s assets and liabilities. We have also used information from other public sources, but we cannot assure the accuracy of such material.

Boards of Directors

First Federal Bank of Wisconsin

FFBW, Inc.

September 3, 2019

In the preparation of this appraisal, we held discussions with the management of the Corporation and the Bank, with the law firm of Luse Gorman, PC, the Bank’s conversion counsel, and with Wipfli, LLP. Further, we viewed the Corporation’s local economy and primary market area.

This valuation must not be considered to be a recommendation as to the purchase of stock in the Corporation, and we can provide no guarantee or assurance that any person who purchases shares of the Corporation's stock will be able to later sell such shares at a price equivalent to the price designated in this appraisal.

Our valuation will be updated as required and will give consideration to any new developments in the Corporation's operation that have an impact on operations or financial condition. Further, we will give consideration to any changes in general market conditions and to specific changes in the market for publicly traded thrift institutions. Based on the material impact of any such changes on the pro forma market value of the Corporation as determined by this firm, we will make necessary adjustments to the Corporation's appraised value in such appraisal update.

It is our opinion that as of August 12, 2019, the pro forma market value or appraised value of FFBW, Inc. was $67,000,000 at the midpoint of the valuation range, with a public offering of $37,118,000 or 3,711,800 shares at $10 per share for a 44.6 percent of the total value of $67,000,000 or 6,700,000 shares at $10 per share.

The pro forma valuation range of the Corporation is from a minimum of $56,950,000 to a maximum of $77,050,000, with a maximum, as adjusted of $88,607,500, representing public offering ranges of $31,550,300 at the minimum to a maximum of $42,685,700, with a maximum, as adjusted of $49,088,560, representing 3,711,800 shares, 4,268,570, and 4,908,856 shares at $10 per share at the minimum, maximum and maximum, as adjusted, respectively. The pro forma appraised value of the Corporation as of August 12, 2019, is $67,000,000 at the midpoint with a midpoint public offering $37,118,000.

Very truly yours,

KELLER & COMPANY, INC.

CONVERSION VALUATION APPRAISAL REPORT

Prepared for:

FFBW, Inc.

Waukesha, Wisconsin

As Of:

August 12, 2019

TABLE OF CONTENTS (cont.)

LIST OF EXHIBITS

NUMERICAL		PAGE
EXHIBITS

1	Balance Sheets - At June 30, 2019 and at December 31, 2018	77
2	Balance Sheets - At December 31, 2014 through 2017	78
3	Statement of Income for the Twelve Months Ended June 30, 2019 and the Year Ended December 31, 2018	79
4	Statements of Income for the Years Ended December 31, 2014 through 2017	80
5	Selected Financial Information	81
6	Income and Expense Trends	82
7	Normalized Earnings Trend	83
8	Performance Indicators	84
9	Volume/Rate Analysis	85
10	Yield and Cost Trends	86
11	Net Portfolio Value	87
12	Loan Portfolio Composition	88
13	Loan Maturity Schedule	89
14	Loan Originations and Purchases, Sales and Repayments	90
15	Delinquent Loans	91
16	Nonperforming Assets	93
17	Classified Assets	94
18	Allowance for Loan Losses	95
19	Investment Portfolio Composition	96
20	Mix of Deposits	97
21	Certificates of Deposit by Maturity	98
22	Borrowed Funds Activity	99
23	Offices of First Federal Bank of Wisconsin	100
24	Management of the Bank	101
25	Key Demographic Data and Trends	102
26	Key Housing Data	103
27	Major Sources of Employment	104
28	Unemployment Rates	105
29	Market Share of Deposits	106
30	National Interest Rates by Quarter	107

LIST OF EXHIBITS (cont.)

NUMERICAL		PAGE
EXHIBITS

31	Thrift Share Data and Pricing Ratios	108
32	Key Financial Data and Ratios	114
33	Recently Converted Thrift Institutions	120
34	Acquisitions and Pending Acquisitions	121
35	Comparable Group Selection - Balance Sheets Parameters	122
36	Comparable Group Selection - Operating Performance and Asset Quality Parameters	123
37	Final Comparable Group - Balance Sheet Ratios	124
38	Final Comparable Group - Operating Performance and Asset Quality Ratios	125
39	Comparable Group Characteristics and Balance Sheet Totals	126
40	Balance Sheet - Asset Composition Most Recent Quarter	127
41	Balance Sheet - Liability and Equity Most Recent Quarter	128
42	Income and Expense Comparison - Trailing Four Quarters	129
43	Income and Expense Comparison as a Percent of Average Assets	130
44	Yields, Costs and Earnings Ratios - Trailing Four Quarters	131
45	Reserves and Supplemental Data	132
46	Comparable Group Market, Pricing and Financial Ratios	133
47	Valuation Analysis and Conclusions	134
48	Pro Forma Effects of Conversion Proceeds - Minimum	135
49	Pro Forma Effects of Conversion Proceeds - Midpoint	136
50	Pro Forma Effects of Conversion Proceeds - Maximum	137
51	Pro Forma Effects of Conversion Proceeds - Maximum, as Adjusted	138
52	Summary of Valuation Premium or Discount	139

ALPHABETICAL EXHIBITS		PAGE

A	Background and Qualifications	140
B	RB 20 Certification	144
C	Affidavit of Independence	145

INTRODUCTION

Keller & Company, Inc. is an independent appraisal firm for financial institutions and has prepared this Conversion Valuation Appraisal Report ("Report") to provide the pro forma market value of the to-be-issued common stock of the new FFBW, Inc. (the “Corporation”), a newly formed Maryland corporation and the new holding company of First Federal Bank of Wisconsin (“First Federal” or the “Bank”), Waukesha, Wisconsin, in connection with the conversion of FFBW, MHC. The shares of common stock to be issued represent the majority interest in FFBW, MHC, which was formed in 2017. First Federal is a subsidiary of FFBW, MHC. Under the Plan of Conversion, FFBW, MHC will cease to exist, with First Federal becoming a wholly owned subsidiary of the Corporation. The existing shares of stock in FFBW, Inc., will be exchanged for shares of stock in the Corporation based on their current appraised value as determined in this Report.

The Application is being filed with the Office of the Comptroller of the Currency (“OCC”), the Federal Reserve Board (“FRB”) and the Securities and Exchange Commission ("SEC"). In accordance with the conversion, there will be an issuance of 54.7 percent of the Corporation’s stock, representing the ownership of FFBW, MHC, in the Corporation, along with the balance of assets held by FFBW, MHC of $100,000, resulting in a 54.7 percent public offering based on the midpoint valuation. Such Application for Conversion has been reviewed by us, including the Prospectus and related documents, and discussed with the Bank’s management and the Bank’s conversion counsel, Luse Gorman, PC, Washington, D.C.

This conversion appraisal was prepared based on regulatory guidelines entitled "Guidelines for Appraisal Reports for the Valuation of Savings Institutions Converting from the Mutual to Stock Form of Organization," and the Revised Guidelines for Appraisal Reports and represents a full appraisal report. The Report provides detailed exhibits based on the Revised Guidelines and a discussion on each of the factors that need to be considered. Our valuation will be updated in accordance with the Revised Guidelines and will consider any changes in market conditions for thrift institutions.

1

Introduction (cont.)

The pro forma market value is defined as the price at which the stock of the Corporation after conversion would change hands between a typical willing buyer and a typical willing seller when the former is not under any compulsion to buy and the latter is not under any compulsion to sell, and with both parties having reasonable knowledge of relevant facts in an arm's-length transaction. The appraisal assumes the Bank is a going concern and that the shares issued by the Corporation in the conversion are sold in noncontrol blocks.

As part of our appraisal procedure, we have reviewed the financial statements for the five years ended December 31, 2014, 2015, 2016, 2017 and 2018, and unaudited financial statements for the six months ended June 30, 2018 and 2019, and discussed them with First Federal’s management and with First Federal’s independent auditors, Wipfli, LLP, Milwaukee, Wisconsin. We have also discussed and reviewed with management other financial matters and have reviewed internal projections. We have reviewed the Corporation's preliminary Form S-1 and the related filings and discussed them with management and with the Bank’s conversion counsel.

To gain insight into the Bank’s local market condition, we have visited First Federal’s main office and three branches and have traveled the surrounding area. The Bank has four offices, including its corporate office and three branches.

We have studied the economic and demographic characteristics of the primary market area, and analyzed the Bank’s primary market area relative to Wisconsin and the United States. We have also examined the competitive market within which First Federal operates, giving consideration to the area's numerous financial institution offices, mortgage banking offices, and credit union offices and other key market area characteristics, both positive and negative.

We have given consideration to the market conditions for securities in general and for publicly traded thrift stocks in particular. We have examined the performance of selected publicly traded thrift institutions and compared the performance of First Federal to those selected institutions.

2

Introduction (cont.)

Our valuation is not intended to represent and must not be interpreted to be a recommendation of any kind as to the desirability of purchasing the to-be-outstanding shares of common stock of the Corporation. Giving consideration to the fact that this appraisal is based on numerous factors that can change over time, we can provide no assurance that any person who purchases the stock of the Corporation in this mutual-to-stock conversion will subsequently be able to sell such shares at prices similar to the pro forma market value of the Corporation as determined in this conversion appraisal.

3

I.	DESCRIPTION OF FIRST FEDERAL BANK OF WISCONSIN

GENERAL

First Federal Bank of Wisconsin (“First Federal”) was organized in 1922 as a state-chartered mutual savings and loan association with the name, Industrial Building and Loan Association of Waukesha. The Bank converted to a federal chartered savings and loan association in 1971 and changed its name to First Federal Savings and Loan Association. In 2007, the Bank changed its name to First Federal Bank of Wisconsin. Then in 2014, the Bank merged with Bay View Federal Savings and Loan Association, Milwaukee, Wisconsin, another mutual savings and loan association with $130.0 million in assets. In October 2017, the Bank formed its mutual holding company, FFBW, MHC, and completed a minority stock offering. In 2019, a new holding company was organized, FFBW, Inc., a Maryland corporation, and will become the holding company of First Federal. The corporation plans to complete a stock offering equal to all the shares owned by FFBW, MHC, and resulting in its elimination.

First Federal conducts its business from its main office in Waukesha, to the east of downtown Waukesha, and its three branches, one in Milwaukee, one in Brookfield, and one on the west side of Waukesha, with all offices in Waukesha County. The Bank’s primary retail market area is focused on Waukesha County, extending into the southern portion of Milwaukee County.

First Federal’s deposits are insured up to applicable limits by the Federal Deposit Insurance Corporation ("FDIC") in the Bank Insurance Fund ("BIF"). The Bank is also subject to certain reserve requirements of the Board of Governors of the Federal Reserve Bank (the "FRB"). First Federal is a member of the Federal Home Loan Bank (the "FHLB") of Chicago and is regulated by the OCC. As of June 30, 2019, First Federal had assets of $258,324,000 deposits of $178,324,000 and equity of $61,184,000.

4

General (cont.)

First Federal has been principally engaged in the business of serving the financial needs of the public in its local communities and throughout its primary market area as a community- oriented institution. First Federal has been involved in the origination of one- to four-family mortgage loans, which represented 52.0 percent of its loan originations during the six months ended June 30, 2019. One- to four-family mortgage loan originations represented a lesser 49.6 percent of loan originations in the year ended December 31, 2018. At June 30, 2019, 33.3 percent of the Bank’s gross loans consisted of residential real estate loans on one- to four-family dwellings, compared to a higher 49.0 percent at December 31, 2016, with the primary sources of funds being retail deposits from residents in its local communities and to a lesser extent, FHLB advances. The Bank is also an originator of multi-family loans, commercial real estate loans, construction loans, commercial business loans and consumer loans. Consumer loans include automobile loans, loans on deposit accounts and other secured and unsecured personal loans.

The Bank had cash and investments of $48.9 million, or 18.9 percent of its assets, excluding FHLB stock which totaled $609,000 or 0.2 percent of assets at June 30, 2019. The Bank had $31.1 million of its investments in mortgage-backed and related securities representing 12.0 percent of assets. Deposits, principal payments, FHLB advances and equity have been the primary sources of funds for the Bank’s lending and investment activities.

The total amount of stock to be sold in the second stage offering will be $36,783,000 or 3,678,300 shares at $10 per share, based on the midpoint. The net conversion proceeds will be $35.5 million, net of conversion expenses of approximately $1,300,000. The actual cash proceeds to the Bank of $17.75 million will represent 50.0 percent of the net conversion proceeds. The ESOP will represent 8.0 percent of the new shares or 293,192 shares at $10 per share, representing $2,931,920 or 4.38 percent of the total value. The Bank’s net proceeds will be used to fund new loans and to invest in securities following their initial deployment to short term investments. The Bank may also use the proceeds to expand services, expand operations or acquire other financial service organizations, diversify into other businesses, or for any other purposes authorized by law. The Corporation will use its proceeds to fund the ESOP and to invest in short-term deposits.

5

General (cont.)

The Bank has experienced a modest deposit decrease over the past three fiscal years, with deposits decreasing 0.8 percent from December 31, 2016, to December 31, 2018, or an average of 0.4 percent per year. From December 31, 2017, to December 31, 2018, deposits increased by $292,000 or 0.2 percent, compared to a decrease of 0.9 percent in fiscal 2017. For the six months ended June 30, 2019, deposits decreased a modest 3.1 percent or 6.2 percent on an annualized basis.

The Bank has experienced an increase in its loan portfolio during the past three years with a decrease in the most recent six months and has focused on monitoring its asset quality position, on controlling its net interest margin and on maintaining a reasonable equity to assets ratio. Equity to assets increased from 14.07 percent of assets at December 31, 2016, to 22.98 percent at December 31, 2018, impacted by the Bank’s minority offering completed in 2017, and then increased to 23.68 percent at June 30, 2019, impacted by the Bank’s decrease in assets.

The primary lending strategy of First Federal has been to focus on the origination of adjustable-rate and fixed-rate one-to four-family mortgage loans, the origination of home equity loans, commercial real estate loans, multi-family loans, and commercial loans, with less activity in construction loans and consumer loans.

The Bank’s share of one- to four-family mortgage loans has decreased from 49.0 percent of gross loans at December 31, 2016, to 33.3 percent at June 30, 2019. Commercial real estate loans increased from 25.1 percent to 36.3 percent, and multi-family loans decreased from 18.9 percent of loans to 15.9 percent of loans. Construction loans increased from 1.5 percent of loans to 6.6 percent from December 31, 2016, to June 30, 2019. All types of real estate loans, including home equity loans, as a group decreased slightly from 94.5 percent of gross loans at December 31, 2016, to 92.1 percent at June 30, 2019. The decrease in real estate loans was offset by the Bank’s increases in commercial real estate loans and development loans. The Bank’s share of consumer loans increased from a minimal 0.9 percent to 1.5 percent during the same time period, and commercial business loans increased from 4.6 percent to 6.4 percent of gross loans.

6

General (cont.)

Management's internal strategy has also included continued emphasis on maintaining an adequate and appropriate level of allowance for loan losses relative to loans and nonperforming assets in recognition of the more stringent requirements within the industry to establish and maintain a higher level of general valuation allowances and also in recognition of the Bank’s stronger growth in loans. At December 31, 2018, First Federal had $2,118,000 in its loan loss allowance or 1.05 percent of gross loans, and 294.17 percent of nonperforming loans with the loan loss allowance increasing to $2,252,000 and representing a higher 1.15 percent of gross loans and a lower 201.64 percent of nonperforming loans at June 30, 2019.

The basis of earnings for the Bank has been interest income from loans and investments with the net interest margin being the key determinant of net earnings with an emphasis on strengthening noninterest income and reducing noninterest expenses. With a primary dependence on net interest margin for earnings, current management will focus on striving to maintain the Bank’s net interest margin without undertaking excessive credit risk combined with controlling the Bank’s interest risk position and continue to pursue reducing noninterest expenses, reduce nonperforming assets, and strengthening noninterest income.

7

PERFORMANCE OVERVIEW

The financial position of First Federal at fiscal year end December 31, 2014, through December 31, 2018 and at June 30, 2019, is shown in Exhibits 1 and 2, and the earnings performance of First Federal for the fiscal years ended December 31, 2014, through 2018 and for the six months ended June 30, 2019, is shown in Exhibits 3 and 4. Exhibit 5 provides selected financial data at December 31, 2014 through 2018 and at June 30, 2019. First Federal has experienced an increase in its loan portfolio and asset base, with a decrease in cash and investments and deposits from December 31, 2014, through June 30, 2019. The most recent trend for the Bank from December 31, 2018, to June 30, 2019, was a modest decrease in assets, a minimal increase in cash and investments, a modest decrease in loans with a modest decrease in deposits.

With regard to the Bank’s historical financial condition, First Federal has experienced a modest increase in assets from December 31, 2016, through June 30, 2019, with a moderate increase in loans, a minimal decrease in deposits and a strong increase in the dollar level of equity, due to the completion of the minority stock offering 2017.

The Bank witnessed an increase in assets of $16.8 million or 6.9 percent for the period of December 31, 2016, to June 30, 2019, representing an average annual increase of 2.8 percent. Over the past two fiscal periods, the Bank experienced its largest dollar increase in assets of $14.9 million in 2017, due primarily to a $14.3 million increase in cash and investments, with a $4.4 million increase in loans. During the Bank’s prior fiscal year of 2016, assets decreased $1.1 million or 0.5 percent, compared to an increase of $1.1 million or 0.5 percent in 2015.

First Federal’s net loan portfolio, which includes mortgage loans and nonmortgage loans, increased from $167.0 million at December 31, 2016, to $193.0 million at June 30, 2019, and represented a total increase of $26.0 million, or 15.6 percent. The average annual increase during that period was 6.2 percent. For the year ended December 31, 2018, net loans increased $27.3 million or 16.0 percent to $198.7 million, compared to a decrease of $5.7 million or 2.9 percent to $193.0 million in the six months ended June 30, 2019.

8

Performance Overview (cont.)

First Federal has obtained funds through deposits and FHLB advances with a moderate use of FHLB advances totaling $15.8 million at June 30, 2019. The Bank’s competitive rates for deposits in its local market in conjunction with its focus on service have been the sources for competing for retail deposits. Deposits increased $292,000 or 0.2 percent from December 31, 2017 to 2018, and decreased $5.6 million or 3.1 percent, or 6.2 percent, annualized, to $177.6 million at June 30, 2019, from December 31, 2018.

The Bank witnessed a strong increase in its dollar equity level from December 31, 2016, to June 30, 2019, due to the completion of the Bank’s minority stock offering in 2017. At December 31, 2016, the Bank had an equity level of $34.0 million, representing a 14.08 percent equity to assets ratio and increased to $59.4 million at December 31, 2017, representing a higher 23.19 percent equity to assets ratio. At December 31, 2018, equity was $60.4 million and a similar 22.98 percent of assets, and then increased to $61.2 million and a slightly higher 23.68 percent at June 30, 2019.

The overall increase in the equity to assets ratio from December 31, 2016, to June 30, 2019, was also impacted by the Bank’s moderate increase in assets. The dollar level of equity increased $27.2 or 80.0 percent from December 31, 2016, to June 30, 2019, impacted by the Bank’s minority stock offering completed in 2017, representing an average annual increase of 32.0 percent.

9

INCOME AND EXPENSE

Exhibit 6 presents selected operating data for First Federal. This table provides key income and expense figures in dollars for the years ended December 31, 2014, 2015, 2016, 2017 and 2018 and for the six months June 30, 2018 and 2019.

First Federal witnessed a modest increase in its dollar level of interest income from 2014 to 2017. Interest income was $7.5 million in 2014 and a higher $9.0 million in 2017. Interest income then increased $1,614,000 in the year ended December 31, 2018, to $10.6 million, compared to an increase of $130,000 in 2017. In the six months ended June 30, 2019, interest income increased to $5.55 million or $11.1 million, annualized.

The Bank’s interest expense also experienced a moderate increase from 2014 to 2018. Interest expense increased from $909,000 in 2014 to $1,544,000 in 2017, representing an increase of $635,000 or 69.9 percent. Interest expense then increased by $555,000 or 35.7 percent in 2018 to $2,109,000 In the six months ended June 30, 2019, interest expense was $1,411,000 or a higher $2.82 million, annualized. Such increase in interest income from 2014 through June 30, 2019, notwithstanding the smaller increase in interest expense, resulted in a modest dollar increase in annual net interest income but a decrease in net interest margin. Net interest income increased from $6,577,000 in the year ended December 31, 2014, to $7,441,000 in 2017, then increased to $8,500,000 in 2018 and then increased to $4,143,000 in the six months ended June 30, 2019, or $8,288,000, annualized.

The Bank has made provisions for loan losses in each of the past five years of 2014 through 2018 and in the six months ended June 30, 2019. The amounts of those provisions were determined in recognition of the Bank’s levels of loans, nonperforming assets, charge-offs and repossessed assets. The loan loss provisions were $523,000 in 2014, $360,000 in 2015, $844,000 in 2016, $419,000 in 2017, $513,000 in 2018 and $155,000 in the six months ended June 30, 2019. The impact of these loan loss provisions has been to provide First Federal with a general valuation allowance of $2,252,000 at June 30, 2019, or 1.15 percent of gross loans and 201.64 percent of nonperforming loans.

10

Income and Expense (cont.)

Total other income or noninterest income indicated an increase in dollars from 2014 to 2018 and then an increase in the six months ended June 30, 2019. Noninterest income was $108,000 or 0.04 percent of assets in 2014 and a higher $891,000 in 2017 or 0.35 percent of assets. In the year ended December 31, 2018, noninterest income was a lower $700,000, reduced by a $204,000 loss on the sale of securities and representing 0.27 percent of assets. In the six months ended June 30, 2019, noninterest income was $411,000 or 0.32 percent of assets, on an annualized basis. Noninterest income consists primarily of service charges, gains and losses on the sale of loans, securities and real estate owned, BOLI income and other income.

The Bank’s general and administrative expenses or noninterest expenses increased from $6.52 million for the year of 2014 to $7.84 million for the year ended December 31, 2017, representing an increase of 20.2 percent, then decreased to $7.31 million for the year ended December 31, 2018, or a 6.7 percent decrease, due to decreases in occupancy and equipment expenses and other expenses, and then increased to $3,560,000 or $7,120,000, annualized for the six months ended June 30, 2019. On a percent of average assets basis, operating expenses decreased from 3.15 percent of average assets for the year ended December 31, 2014, to 3.20 percent for the year ended December 31, 2017, then decreased to 2.75 percent for the year ended December 31, 2018, and then decreased to 2.73 percent for the six months ended June 30, 2019, annualized.

The net earnings position of First Federal has indicated volatility from 2014 through 2018. The annual net income (loss) figures for the years of 2014, 2015, 2016, 2017 and 2018 were $(298,000), $978,000, $171,000, $(186,000) and $1,058,000, respectively, and $637,000 for the six months ended June 30, 2019, representing returns on average assets of (0.14) percent, 0.41 percent, 0.07 percent, (0.08) percent and 0.40 percent for fiscal years 2014, 2015, 2016, 2017 and 2018, respectively, and 0.49 percent for the six months ended June 30, 2019, annualized.

11

Income and Expense (cont.)

Exhibit 7 provides the Bank’s normalized earnings or core earnings for the twelve months ended June 30, 2019. The Bank’s normalized earnings typically eliminate any nonrecurring income and expense items. There was one expense adjustment, resulting in the normalized income being higher than actual earnings for the twelve months ended June 30, 2019, and equal to $1,370,000. The core income adjustment was a reduction in the loss on sale of securities $199,000.

The key performance indicators comprised of selected performance ratios, asset quality ratios and capital ratios are shown in Exhibit 8 to reflect the results of performance. The Bank’s return on average assets changed from 0.07 percent in 2016, to (0.08) percent in 2017, to 0.40 percent in 2018, and then to 0.49 percent in the six months ended June 30, 2019.

The Bank’s net interest rate spread decreased from 3.16 percent in 2016 to 3.13 percent in 2017, then increased to 3.14 percent in 2018, and then decreased to 2.93 percent in the six months ended June 30, 2019. The Bank’s net interest margin indicated a more favorable trend, increasing from 3.25 percent in 2016 to 3.29 percent in 2017, then increased to 3.44 percent in 2018, and decreased to 3.35 percent in the six months ended June 30, 2019. First Federal’s net interest rate spread decreased 3 basis points from 2016 to 2017, then increased 1 basis point in 2018 and then decreased 21 basis points in the first two quarters of 2019. The Bank’s net interest margin indicated a more favorable overall trend, increasing 4 basis points from 2016 to 2017, then increasing 15 basis points from 2017 to 2018 and then decreasing 9 basis points in the first two quarters of 2019.

The Bank’s return on average equity increased from 2016 to 2018, and then increased again in the first two quarters of 2018. The return on average equity decreased from 0.49 percent in 2016, to (0.50) percent in 2017, then increased to 1.67 percent in 2018, and then increased to 2.09 in the first two quarters of 2019, annualized.

12

Income and Expense (cont.)

First Federal’s ratio of average interest-earning assets to interest-bearing liabilities increased modestly from 112.80 percent at December 31, 2016, to 124.12 percent at December 31, 2017, then increased to 135.30 percent at December 31, 2018, and then increased to 137.40 percent at June 30, 2019. The Bank’s overall increase in its ratio of interest-earning assets to interest-bearing liabilities is primarily the result of the Bank’s minority stock offering in 2017.

The Bank’s ratio of noninterest expenses to average assets increased from 2.95 percent in 2016 to 3.17 percent in 2017, then decreased to 2.67 percent in 2018, and then decreased to 2.61 percent in the six months ended June 30, 2019. Another key noninterest expense ratio reflecting efficiency of operation is the ratio of noninterest expenses to noninterest income plus net interest income referred to as the "efficiency ratio." The industry norm is 52.8 percent for all thrifts and 70.2 percent for thrifts with assets of $100.0 million to $1.0 billion, with the lower the ratio indicating higher efficiency. The Bank has been characterized with a moderately lower level of efficiency historically reflected in its higher efficiency ratio, which increased from 89.39 percent in 2016 to 94.04 percent in 2017, then decreased to 79.47 percent in 2018, and then decreased to 78.17 percent in the six months ended June 30, 2019.

Earnings performance can be affected by an institution's asset quality position. The ratio of nonperforming loans to total loans is a key indicator of asset quality. First Federal witnessed a decrease in its nonperforming loans ratio from December 31, 2016 to June 30, 2019, and the ratio is modestly below the industry norm. Nonperforming loans, by definition, consist of loans delinquent 90 days or more, troubled debt restructurings that have not been performing for at least three months, and nonaccruing loans. First Federal’s nonperforming loans consisted of nonaccrual loans with no loans accruing but past due, and no nonaccruing troubled debt restructured loans. The ratio of nonperforming loans to total loans was 0.57 percent at June 30, 2019, increasing from 0.36 percent at December 31, 2018, and decreasing from 1.71 percent at December 31, 2016.

13

Income and Expense (cont.)

Two other indicators of asset quality are the Bank’s ratios of allowance for loan losses to total loans and also to nonperforming loans. The Bank’s allowance for loan losses was 0.87 percent of loans at December 31, 2016, increased to 1.00 percent at December 31, 2017, then increased to 1.05 percent of loans at December 31, 2018, and then increased to 1.15 percent at June 30, 2019. As a percentage of nonperforming loans, First Federal’s allowance for loan losses to nonperforming loans was 50.97 percent at December 31, 2016, a higher 144.81 percent at December 31, 2017, a higher 294.17 percent at December 31, 2018, and a lower 201.64 percent at June 30, 2019.

Exhibit 9 provides the changes in net interest income due to rate and volume changes for the fiscal years ended December 31, 2017 and 2018, and for the six months ended June 30, 2019. For the year ended December 31, 2017, net interest income increased $209,000, due to an increase in interest income of $130,000, increased by a $79,000 decrease in interest expense. The increase in interest income was due to an increase due to rate of $184,000, reduced by a decrease due to volume of $54,000. The decrease in interest expense was due to a $51,000 increase due to rate, reduced by a $130,000 decrease due to volume. For the year ended December 31, 2018, net interest income increased $1,059,000, due to an increase in interest income of $1,614,000, decreased by a $555,000 increase in interest expense. The increase in interest income was due to an increase due to rate of $645,000, accented by an increase due to volume of $969,000. The increase in interest expense was due to a $524,000 increase due to rate, accented by a $31,000 increase due to volume.

For the six months ended June 30, 2019, net interest income decreased $41,000, due to an increase in interest income of $513,000, reduced by a larger increase in interest expense of $554,000. The increase in interest income was due to an increase due to volume of $287,000, accented by an increase due to rate of $226,000. The increase in interest expense was due to an increase due to rate of $520,000, accented by an increase due to volume of $34,000.

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YIELDS AND COSTS

The overview of yield and cost trends for the years ended December 31, 2016, 2017 and 2018 and for the six months ended June 30, 2018 and 2019, and at June 30, 2019, can be seen in Exhibit 10, which offers a summary of key yields on interest-earning assets and costs of interest-bearing liabilities.

First Federal’s weighted average yield on its loan portfolio increased 38 basis points from fiscal year 2016 to 2018, from 4.48 percent to 4.86 percent and then increased 8 basis points to 4.94 percent for the six months ended June 30, 2019. The yield on investment securities increased from 2.27 percent to 2.43 percent from 2016 to 2018 or 16 basis points, and then increased to 2.58 percent in the six months ended June 30, 2019. The combined weighted average yield on all interest-earning assets increased 72 basis points to 1.12 percent from fiscal year 2017 to 2018 and then increased 44 basis points to 2.28 percent in the six months ended

June 30, 2019.

First Federal’s weighted average cost of interest-bearing liabilities increased 32 basis points to 1.15 percent from fiscal year 2016 to 2018, which was more than the Bank’s 30 basis point decrease in yield, resulting in a decrease in the Bank’s net interest rate spread of 2 basis points from 3.16 percent to 3.14 percent from 2016 to 2018. The Bank’s cost of interest-bearing liabilities then increased 39 basis points to 1.57 percent, which was more than the Bank’s 21 basis point increase in yield, resulting in a decrease in the Bank’s net interest rate spread. The Bank’s interest rate spread decreased 21 basis points in the six months ended June 30, 2019. The Bank’s net interest margin increased from 3.25 percent in 2016 to 3.44 percent in fiscal year 2018, representing an increase of 19 basis points and then decreased to 3.35 percent in the six months ended June 30, 2019.

The Bank’s ratio of average interest-earning assets to interest-bearing liabilities was 113.0 percent for the year ended December 31, 2016, and was 124.0 percent for the year ended December 31, 2017, then increased to 135.0 percent for the year ended December 31, 2018, and then increased to 137.0 percent at June 30, 2019.

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INTEREST RATE SENSITIVITY

First Federal has monitored its interest rate sensitivity position and focused on maintaining a reasonable level of interest rate risk exposure by maintaining higher shares of adjustable-rate residential mortgage loans, commercial real estate loans and multi-family loans and adjustable-rate home equity loans to offset its moderate share of fixed-rate residential mortgage loans. First Federal recognizes the thrift industry’s historically higher interest rate risk exposure, which caused a negative impact on earnings and economic value of equity in the past as a result of significant fluctuations in interest rates, specifically rising rates in the past. Such exposure was due to the disparate rate of maturity and/or repricing of assets relative to liabilities commonly referred to as an institution’s “gap.” The larger an institution’s gap, the greater the risk (interest rate risk) of earnings loss due to a decrease in net interest margin and a decrease in economic value of equity or portfolio loss. In response to the potential impact of interest rate volatility and negative earnings impact, many institutions have taken steps to reduce their gap position. This frequently results in a decline in the institution’s net interest margin and overall earnings performance. First Federal has responded to the interest rate sensitivity issue by increasing its shares of adjustable-rate one to four family loans and commercial real estate loans.

The Bank measures its interest rate risk through the use of its economic value of equity (“EVE”) of the expected cash flows from interest-earning assets and interest-bearing liabilities and any off-balance sheets contracts. The EVE for the Bank is calculated on a quarterly basis by an outside firm, showing the Bank’s EVE to asset ratio, the dollar change in EVE, and the change in the EVE ratio for the Bank under rising and falling interest rates. Such changes in EVE ratio under changing rates are reflective of the Bank’s interest rate risk exposure.

There are numerous factors which have a measurable influence on interest rate sensitivity in addition to changing interest rates. Such key factors to consider when analyzing interest rate sensitivity include the loan payoff schedule, accelerated principal payments, sale of fixed-rate loans, deposit maturities, interest rate caps on adjustable-rate mortgage loans and deposit withdrawals.

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Interest Rate Sensitivity (cont.)

Exhibit 11 provides the Bank’s EVE levels and ratios as of June 30, 2019, based on the most recent calculations and reflects the changes in the Bank’s EVE levels under rising and declining interest rates.

The Bank’s change in its EVE level at June 30, 2019, based on a rise in interest rates of 100 basis points was a 1.5 percent decrease, representing a dollar decrease in equity value of $816,000. In contrast, based on a decline in interest rates of 100 basis points, the Bank’s EVE level was estimated to increase 0.1 percent or $49,000 at June 30, 2019. The Bank’s exposure increases to a 4.8 percent decrease under a 200 basis point rise in rates, representing a dollar decrease in equity of $2,624,000. The Bank’s exposure is not reasonably measurable based on a 200 basis point decrease in interest rates, due to the currently low level of interest rates.

The Bank’s post shock EVE ratio based on a 200 basis point rise in interest rates is 21.00 percent and indicates a 29 basis point decrease from its 21.29 percent based on no change in interest rates.

The Bank is aware of its interest rate risk exposure under rapidly rising rates and falling rates. Due to First Federal’s recognition of the need to control its interest rate exposure, the Bank has been moderately active in the origination of adjustable-rate loans. The Bank plans to increase its lending activity in the future and continue to maintain a moderate share of adjustable-rate loans. The Bank will also continue to focus on strengthening its EVE ratio, recognizing the planned second stage offering will strengthen the Bank’s equity level and EVE ratio, based on any change in interest rates.

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LENDING ACTIVITIES

First Federal has focused its lending activity on the origination of conventional mortgage loans secured by one- to four-family dwellings, commercial real estate and multi-family loans, home equity loans, construction loans, commercial business loans and consumer loans. Exhibit 12 provides a summary of First Federal’s loan portfolio by loan type at December 31, 2016, 2017, 2018, and at June 30, 2019.

The primary loan type for First Federal has been residential loans secured by one- to four-family dwellings, representing a moderate 33.3 percent of the Bank’s gross loans as of June 30, 2019. This share of loans has seen a moderate decrease from 49.0 percent at December 31, 2016 The second largest real estate loan type as of June 30, 2019, was commercial real estate loans, which comprised a strong 36.3 percent of gross loans at June 30, 2019, compared to 25.1 percent as of December 31, 2016. The third largest real estate loan type was multi-family loans, which comprised a moderate 15.9 percent of gross loans at June 30, 2019, compared to a larger 18.9 percent at December 31, 2016. The fourth largest real estate loan category was development loans, which represented 6.6 percent of gross loans at June 30, 2019, compared to a lesser 1.5 percent at December 31, 2016. These four real estate loan categories represented a strong 92.1 percent of gross loans at June 30, 2019, compared to a similar 94.5 percent of gross loans at December 31, 2016.

The Bank had a modest 6.4 percent of loans in commercial business loans at June 30, 2019, up from 4.6 at December 31, 2016. The consumer loan category was the smallest loan category at June 30, 2019, and represented a minimal 1.5 percent of gross loans compared to 0.9 percent at December 31, 2016. Consumer loans were also the smallest loan category at December 31, 2016. The Bank’s consumer loans include savings account loans, automobile loans, and other secured and unsecured loans. The overall mix of loans has witnessed a moderate change from December 31, 2016, to June 30, 2019, with the Bank having decreased its share of one- to four-family loans, offset by an increase in its share of commercial real estate loans.

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Lending Activities (cont.)

The emphasis of First Federal’s lending activity is the origination of conventional mortgage loans secured by one- to four-family residences. Such residences are located primarily in Waukesha County and to a lesser extent in the adjacent Milwaukee County. At June 30, 2019, 33.3 percent of First Federal’s gross loans consisted of loans secured by one- to four-family residential properties, both owner-occupied and nonowner-occupied, excluding construction loans.

The Bank offers several types of adjustable-rate mortgage loans ("ARMs"), with adjustment periods of one year, five years, seven years and ten years. The interest rates on ARMs are generally indexed to the weekly average yield on U.S. Treasury rate securities adjusted to a constant maturity of one year. ARMs have a maximum rate adjustment of 2.0 percent at each adjustment period and 6.0 percent for the life of the loan. Rate adjustments are computed by adding a stated margin to the index, the U.S. Treasury securities rate. The Bank normally retains all ARMs which it originates. The majority of ARMs have terms of up to 30 years, which is the maximum term offered, with some loans having terms of 15 and 20 years.

The Bank’s one- to four-family mortgage loans remain outstanding for shorter periods than their contractual terms, because borrowers have the right to refinance or prepay. These mortgage loans contain “due on sale” clauses which permit the Bank to accelerate the indebtedness of the loan upon transfer of ownership of the mortgage property.

The Bank’s other key mortgage loan product is a fixed-rate mortgage loan with First Federal’s fixed-rate mortgage loans having terms of 10 years, 15 years, and 30 years. Fixed-rate mortgage loans have a maximum term of 30 years. The Bank’s fixed-rate mortgage loans normally conform to Freddie Mac or Fannie Mae underwriting standards. The Bank also originates conforming “jumbo loans” residential mortgage loans. The Bank normally sells its jumbo fixed-rate residential mortgage loans in the secondary market, with the Bank selling these loans servicing released.

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Lending Activities (cont.)

The normal loan-to-value ratio for conventional mortgage loans to purchase or refinance one-to four-family dwellings generally does not exceed 85 percent at First Federal, even though the Bank is permitted to make loans up to a 100.0 percent loan-to-value ratio. While the Bank does make loans up to 100.0 percent of loan-to-value, the Bank requires private mortgage insurance for the amount in excess of the 85.0 percent loan-to-value ratio for fixed-rate loans and adjustable-rate loans. Mortgage loans originated by the Bank include due-on-sale clauses enabling the Bank to adjust rates on fixed-rate loans in the event the borrower transfers ownership. The Bank also requires an escrow account for insurance and taxes on loans with a loan-to-value ratio in excess of 85.0 percent.

First Federal has also been an originator of adjustable-rate and fixed-rate commercial real estate loans and multi-family loans in the past and will continue to make multi-family and commercial real estate loans. The adjustable-rate loans have rate caps of 2.0 percent at each adjustment period and 6.0 percent over the life of the loan. The Bank had a total of $69.4 million in commercial real estate loans and $34.5 million in multi-family loans at June 30, 2019, or a combined 51.8 percent of gross loans, compared to a lesser 44.0 percent of gross loans at December 31, 2016.

The major portion of commercial real estate and multi-family loans are secured by apartment buildings, small retail establishments, office buildings, and other owner-occupied properties used for business. Most of the multi-family and commercial real estate loans are fully amortizing with a term of up to 25 years, with rates on the adjustable-rate loans adjusting at the end of the initial term of three or five years. The maximum loan-to-value ratio is normally 75.0 percent for multi-family loans and 80.0 percent for commercial real estate loans.

The Bank also originates commercial development loans. The Bank had $12.9 million or 6.6 percent of gross loans in development loans at June 30, 2019. The maximum loan-to-value ratio is 65.0 percent of the contract price or completed appraised value, whichever is less.

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Lending Activities (cont.)

First Federal is also an originator of commercial business loans, which represented a modest 6.4 percent of loans at June 30, 2019. The Bank had $7.6 million in commercial business loans at December 31, 2016, or 4.6 percent of loans. These loans are normally floating-rate and indexed to the Wall Street Journal prime rate or fixed-rate with a term of one to seven years.

First Federal also offers consumer loans, with these loans totaling only $2.7 million at June 30, 2019, and representing 1.4 percent of gross loans. Consumer loans primarily include automobile loans, share loans, and other secured and unsecured loans.

Exhibit 13 provides a loan maturity schedule and breakdown and a summary of First Federal’s fixed- and adjustable-rate loans, indicating a majority of adjustable-rate loans. At December 31, 2018, 68.6 percent of the Bank’s loans due after December 31, 2019, were fixed-rate and 31.4 percent were adjustable-rate. At December 31, 2018, the Bank had 63.7 percent of its loans due on or before December 31, 2021, or in five years or less. The Bank had a lesser 36.3 percent of its loans with a maturity of more than five years.

As indicated in Exhibit 14, First Federal experienced a modest increase in its one-to four-family loan originations and a minimal increase in total loan originations from 2016 to 2018, and total loan origination growth decreased to a smaller level in the six months ended June 30, 2019, and one- to four-family loan origination activity decreased. Total loan originations in 2016 were $58.5 million compared to a moderately larger $68.7 million in fiscal year 2018, reflective of higher levels of multi-family loans and commercial loans originated, increasing from a combined $17.0 million to $29.5 million. Total loan originations were $19.3 million in the six months ended June 30, 2019, or $38.6 million, annualized, led by one- to four-family loan originations, which totaled $10.0 million or $20.0 million, annualized, with commercial real estate loan originations totaling $5.4 million. Multi-family loans increased $10.5 million from 2016 to 2018, and development loans increased $2.5 million from 2016 to 2018. In the six months ended June 30, 2019, one- to four-family loans represented 51.8 percent of total loan originations, followed by commercial real estate loans, responsible for 28.1 percent of total loan originations.

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Lending Activities (cont.)

Overall, loan originations and purchases exceeded loan sales, principal payments, loan repayments and other deductions in 2017 and 2018 and fell short in 2016 and in the six months ended June 30, 2019. In 2016, loan originations and purchases fell short of reductions by $5.2 million, with $6.0 million in loans purchased, then exceeded reductions by $27.7 million in 2018, impacted by $13.0 million in loans sold, with $68.7 million in loan originations, and then fell short of reductions by $5.5 million in the six months ended June 30, 2019, or $11.0 million, annualized.

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NONPERFORMING ASSETS

First Federal understands asset quality risk and the direct relationship of such risk to delinquent loans and nonperforming assets, including real estate owned. The quality of assets has been a key concern to financial institutions throughout many regions of the country. A number of financial institutions have been confronted with higher levels of nonperforming assets over the past few years and have been forced to recognize significant losses, setting aside major valuation allowances.

A sharp increase in nonperforming assets has often been related to specific regions of the country and has frequently been associated with higher risk loans, including commercial real estate loans and multi-family loans and nonowner-occupied single-family loans. First Federal has a currently lower level of nonperforming assets, with nonperforming assets decreasing noticeably since December 31, 2016.

Exhibit 15 provides a summary of First Federal’s delinquent loans at December 31, 2016 2017, and 2018, and at June 30, 2019, indicating an overall decrease in the dollar amount of delinquent loans from December 31, 2016, to June 30, 2019. The Bank had $807,000 in loans delinquent 30 to 89 days at June 30, 2019. Loans delinquent 90 days or more totaled zero at June 30, 2019, with these two categories representing 0.41 percent of gross loans, with most of them one- to four-family real estate loans. At December 31, 2016, delinquent loans of 30 to 89 days totaled $1,969,000 or 1.17 percent of gross loans and loans delinquent 90 days or more totaled $974,000 or 0.58 percent of gross loans for a combined total of $2,943,000 and a higher share of 1.75 percent of gross loans, compared to a lower $807,000 and a lower 0.41 percent of gross loans at June 30, 2019.

It is normal procedure for First Federal’s board to review loans delinquent 90 days or more on a monthly basis, to assess their collectibility and possibly commence foreclosure proceedings. When a loan is delinquent 15 days, the Bank sends a late notice to the borrower and also contact the borrower by a phone call. After 90 days delinquency, a demand letter is sent.

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Nonperforming Assets (cont.)

When the loan becomes delinquent 90 days, the Bank considers the loan in default and it is placed on nonaccrual status. A decision as to whether and when to initiate foreclosure proceedings is based on such factors as the amount of the outstanding loan, the extent of the delinquency and the borrower’s ability and willingness to cooperate in curing the delinquency. The Bank generally initiates foreclosure when a loan has been delinquent 90 days and no workout agreement has been reached.

Exhibit 16 provides a summary of First Federal’s nonperforming assets at December 31, 2016, 2017 and 2018, and at June 30, 2019. Nonperforming assets, by definition, include loans 90 days or more past due, nonaccruing loans, troubled debt restructurings that have not performed, and repossessed assets. The Bank carried a lower dollar level of nonperforming assets at June 30, 2019, relative to December 31, 2016. First Federal’s level of nonperforming assets was $3,566,000 at December 31, 2016, and a lower $1,201,000 at June 30, 2019, which represented 1.48 percent of assets in 2016 and 0.46 percent June 30, 2019. The Bank’s nonperforming assets included $2,899,000 in nonaccrual loans, no loans 90 days or more past due and $667,000 in real estate owned for a total of $3,566,000 at December 31, 2016. At June 30, 2019, nonperforming assets were a lower $1,201,000 or a lower 0.46 percent of assets and included $1,117,000 in nonaccrual loans, $84,000 in real estate owned, with no loans 90 days or more past due.

First Federal’s levels of nonperforming assets were lower than its levels of classified assets. The Bank’s ratios of classified assets to assets, excluding special mention assets, were 0.72 percent of assets at December 31, 2017, and a higher 0.81 percent at June 30, 2019 (reference Exhibit 17). The Bank’s classified assets consisted of $1,580,000 in substandard assets, with $84,000 in assets classified as doubtful and no assets classified as loss for a total of $1,664,000 at June 30, 2019. The Bank had $1,755,000 in assets classified as substandard and no assets classified as loss or doubtful at December 31, 2017.

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Nonperforming Assets (cont.)

Exhibit 18 shows First Federal’s allowance for loan losses at December 31, 2016, 2017 and 2018, and at June 30, 2019, indicating the activity and the resultant balances. First Federal has witnessed a moderate increase in its balance of allowance for loan losses from $1,478,000 at December 31, 2016, to $2,252,000 at June 30, 2019, in response to its effort to strengthen its ratio of allowance for loan losses to nonperforming loans. The Bank had provisions for loan losses of $844,000 in 2016, $419,000 in 2017, $513,000 in 2018 and $85,000 in the six months ended June 30, 2019.

The Bank had total charge-offs of $917,000 in 2016, $133,000 in 2017, $196,000 in 2018, and $21,000 in the six months ended June 30, 2019, with total recoveries of $36,000 in 2017, $1,000 in 2018, and none in the six months ended June 30, 2019. The Bank’s ratio of allowance for loan losses to gross loans was 0.87 percent at December 31, 2016, a higher 1.05 percent at December 31, 2018, and a higher 1.15 percent at June 30, 2019. Allowance for loan losses to nonperforming loans was 50.98 percent at December 31, 2016, and a higher 294.17 percent at December 31, 2018, and a lower 201.64 percent at June 30, 2019.

25

INVESTMENTS

The investment and securities portfolio, including certificates of deposit, has been comprised of U.S. government and federal agency securities, municipal securities, interest-bearing deposits, mortgage-backed securities and corporate debt securities. Exhibit 19 provides a summary of First Federal’s investment portfolio at December 31, 2016, 2017 and 2018, and at June 30, 2019, excluding FHLB stock. Investment securities totaled $43.2 million at June 30, 2019, based on fair value, compared to $48.6 million at December 31, 2016. The Bank had $22.9 million in mortgage-backed securities at December 31, 2016, and $31.1 million at June 30, 2019. Mortgage-backed securities represented the largest category of the Bank’s investments at June 30, 2019, followed by municipal securities. In 2016, mortgage-backed securities was also the largest investment category followed by municipal securities.

The second key component of cash and investments at June 30, 2019, was municipal securities, totaling $7.6 million and representing 15.5 percent of total cash and investments, excluding FHLB stock, compared to $15.6 million and a larger 32.0 percent at December 31, 2016. The Bank had $609,000 in FHLB stock at June 30, 2019. The weighted average yield on investment securities was 2.58 percent for the six months ended June 30, 2019, and a lesser 2.27 percent in 2016.

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DEPOSIT ACTIVITIES

The mix of average deposits by amount at December 31, 2016, 2017 and 2018, and at June 30, 2019, is provided in Exhibit 20. There has been a moderate change in total deposits and a modest change in the deposit mix during this period. Total average deposits have decreased from $185.6 million at December 31, 2016, to $181.4 million at June 30, 2019, representing a decrease of $4.2 million or 2.3 percent. Average certificates of deposit have increased from $87.5 million at December 31, 2016, to $87.7 million at June 30, 2019, representing an increase of $213,000 or 0.2 percent, while average savings, transaction and MMDA accounts have decreased $4.4 million from $98.1 million at December 31, 2016, to $93.7 million at June 30, 2019, or 4.5 percent.

Exhibit 21 provides a breakdown of the Bank’s certificates of deposits in amounts of $100,000 or more by maturity. The largest category of these certificates based on maturity is certificates with a maturity of six months to one year, which represented a strong 48.6 percent of these certificates followed by certificates with a maturity of over one year to three years, which represented a moderate 20.2 percent of certificates.

BORROWINGS

First Federal has made moderate use of FHLB advances (reference Exhibit 22) in each of the years ended December 31, 2016, 2017 and 2018, and in the six months ended June 30, 2019. The Bank had total FHLB advances of $15.8 million at June 30, 2019, with a weighted cost of 2.16 percent during the period and a balance of a higher $21.3 million at December 31, 2016, with a weighted cost of a higher 1.16 percent during the period.

SUBSIDIARIES

First Federal has no subsidiaries.

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OFFICE PROPERTIES

First Federal had four offices at June 30, 2019, its main office and a branch in Waukesha, a branch in Brookfield, and a branch in Milwaukee. The Bank owns all of its offices (reference Exhibit 23). At June 30, 2019, the Bank’s total investment in fixed assets, based on depreciated cost, was $4.9 million or 1.89 percent of assets.

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MANAGEMENT

Mr. Edward H. Schaefer has served as chief executive officer, president and a director of First Federal Bank since July 2016. Mr. Schaefer served as chief executive officer and president of Citizens Community Bancorp and chief executive officer, president and a director of its wholly owned subsidiary, Citizens Community Federal N.A., from January 2010 to July 2016. Mr. Schaefer was a consultant to the Corporation from October 1, 2009, until January 4, 2010. For the years prior to Citizens Community, Mr. Schaefer held positions of vice president and president of various Norwest Bank entities, most recently as president of Norwest Bank/Wells Fargo, in Eau Claire, Wisconsin. Ms. Nikola B. Schaumberg is chief financial officer of First Federal, a position she has held since November 2012. Ms. Schaumberg has over 20 years of experience in accounting and in the financial services industry, including public accounting with KPMG and eleven years as the controller for Westbury Bank (f/k/a West Bend Savings Bank). Mr. David D. Rosenwald is chief lending officer of First Federal where he oversees all lending for the Bank. Mr. Rosenwald served First Federal as senior vice president– commercial banking division head from February of 2013 to October of 2016 before assuming his current role. Mr. Rosenwald has 37 years of commercial, residential and consumer lending experience, including from 2007 to 2013 with Pyramax Bank as SVP–commercial real estate/residential real estate manager, 2001 to 2006 as SVP–commercial lending officer for Associated Bank. Prior to that Mr. Rosenwald served in various roles for US Bank from 1990 to 2001, including mortgage lender, branch manager and commercial credit officer. Mr. Rosenwald began his banking career with Bank One where he served as a consumer lender, personal banker and indirect lending manager. Mr. Gary L. Wollenzien serves as compliance/internal audit officer, Bank Secrecy Act officer, Community Reinvestment Act officer, security officer and Gramm-Leach-Bliley Act officer of First Federal, positions he has held since March 2015. Mr. Wollenzien previously served as assistant vice president-internal audit manager and senior internal auditor at Guaranty Bank, FSB from April 2012 until November 2014. Mr. Wollenzien served in internal audit consultant roles with Baker Tilly Search & Staffing, LLC from January 2012 until March 2012 and Titus from January 2011 until December 2011. Mr. Wollenzien served as risk & advisory services manager/audit manager with Assurant, Inc., an insurance holding company, almost 10 years. For the 21 years prior to Assurant, Inc., Mr. Wollenzien held positions as audit supervisor, senior internal audit and accountant with Firstar Corporation and First Financial Bank in Milwaukee, Wisconsin. Mr. Duane R. Kilby serves as a vice president and manager of the residential/consumer lending department of First Federal since September 2014. Mr. Kilby has over 36 years of lending experience, with the most recent 18 years in residential. Prior to First Federal, he was a senior mortgage loan officer with Pyramax Bank from November 2008 to September 2014, Associated Bank from April 2001 to November 2008, and an assistant vice president in consumer lending with TCF Bank from May 1995 to March 2001.

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II.	DESCRIPTION OF PRIMARY MARKET AREA

First Federal's market area is focused on Waukesha County, Wisconsin, and extends into the southern portion of Milwaukee County. Exhibit 25 shows the trends in population, households and income for Milwaukee County, Waukesha County, Wisconsin and the United States. Milwaukee County’s population increased by 0.8 percent from 2000 to 2010, Waukesha County’s population increased by 8.1 percent, while Wisconsin’s and the United States’ population levels increased by 6.0 percent and 9.7 percent, respectively, during the same time period. Through 2024, population is projected to increase by 0.5 percent, 5.6 percent, 3.9 percent and 10.7 percent in Milwaukee and Waukesha Counties, Wisconsin and the United States respectively.

More important is the trend in households. Milwaukee County experienced a 1.6 percent increase in households from 2000 through 2010, compared to increases of 12.9 percent in Waukesha County, 9.4 percent in Wisconsin and 10.7 percent in the United States. All areas are projected to increase in number of households from 2010 through 2024, by 1.3 percent in Milwaukee County, by 8.8 percent in Waukesha County, as well as Wisconsin and the United States by 6.1 percent and 10.7 percent, respectively.

Milwaukee County had the lowest level per capita income level in both 2000 and 2010, while Waukesha County maintained the highest per capita income level in both years. Per capita income increased in all areas from 2000 to 2010. Milwaukee County’s per capita income increased to $24,254, Waukesha County’s per capita income level increased to $37,282. Wisconsin’s per capita income level increased to $27,192 and the United States’ per capita income level increased to $26,059. In 2000, median household income in the two counties were $38,100 in Milwaukee County and $62,839 in Waukesha County, with Wisconsin at $43,791 and the United States with a median household income of $41,994. Median household income increased from 2000 to 2010 by 14.4 percent, 20.4 percent, 19.6 percent and 19.2 percent to $43,599, $75,689, $52,374 and $50,046 in Milwaukee County, Waukesha County, Wisconsin and the United States, respectively. All areas are also projected to show increases in their median household income levels from 2010 through 2024. The median household income levels in Milwaukee County, Waukesha County, Wisconsin and the United States are projected to increase by 31.6 percent, 26.1 percent, 32.4 percent and 25.7 percent, respectively, to $57,366, $95,444, $69,363 and $62,901, respectively, from 2010 to 2024.

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Description of Primary Market Area (cont.)

Exhibit 26 provides a summary of key housing data for Milwaukee and Waukesha Counties, Wisconsin and the United States. In 2000, Milwaukee County had the lowest rate of owner-occupancy at 52.6 percent, lower than Waukesha County at 76.4 percent, Wisconsin at 68.4 percent and the United States at 66.2 percent. As a result, Milwaukee County supported a higher rate of renter-occupied housing of 47.4 percent, compared to 23.6 percent Waukesha County, 31.6 percent in Wisconsin and 33.8 percent in the United States. In 2010, owner-occupied housing decreased slightly in Milwaukee County to 51.3 percent and increased slightly in Waukesha County to 76.8 percent, decreased in Wisconsin to 68.1 percent and in the United States to 65.4 percent. Conversely, the renter-occupied rates increased slightly in Milwaukee County to 48.7 percent, in Wisconsin to 31.9 percent and in the United States to 34.6 percent. The renter-occupied percentage decreased slightly in Waukesha County to 23.2 percent.

Milwaukee County's 2000 median housing value was $103,200, lower than all other areas’ median housing values. The other 2000 median housing values were $170,400 in Waukesha County, $112,200 in Wisconsin, with the United States’ median housing value at $119,600. The 2000 median rent in Milwaukee County was $555, which was lower than Waukesha County at $726 and the United States at $602, with Wisconsin’s median rent level at the lowest level of $540. In 2010, median housing values had increased in Milwaukee County to $162,900, in Waukesha County to $257,700, in Wisconsin to $169,000 and in the United States to $186,200. The 2010 median rent levels were $786, $906, $749 and $871, in Milwaukee and Waukesha Counties, Wisconsin and the United States, respectively. More recently, median housing values for 2017 were $150,300, $262,700, $169,300 and $193,500 for Milwaukee and Waukesha Counties, Wisconsin and the United States, respectively.

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Description of Primary Market Area (cont.)

In 2000, the major source of employment for all areas by industry group, based on share of employment, was the services industry. The services industry was responsible for the majority of employment in both counties, Wisconsin and the United States with 47.6 percent, 40.6 percent, 41.5 percent and 46.7 percent of jobs (reference Exhibit 27). The manufacturing industry was the second major employer in Milwaukee and Waukesha Counties and Wisconsin at 18.5 percent, 21.2 percent and 22.2 percent but was the third largest employer in the United States at 14.1 percent The wholesale/retail trade group was the third major overall employer in Milwaukee and Waukesha Counties and Wisconsin at 13.6 percent, 16.6 percent, 14.8 percent, and the wholesale/retail trade group was the second major overall employer in the United States with 15.3 percent of employment. The agriculture/mining group, construction group, transportation/utilities, information and finance/insurance/real estate group combined to provide 20.3 percent of employment in Milwaukee County, 21.6 percent of employment in Waukesha County, 21.5 percent of employment in Wisconsin and 23.9 percent in the United States.

In 2010, the services industry, manufacturing industry and wholesale/retail trade industry provided the first, second and third highest levels of employment, respectively, for Milwaukee and Waukesha Counties and Wisconsin. In Milwaukee and Waukesha Counties and Wisconsin the manufacturing sector remained the second highest employer with the wholesale/retail industry third. The services industry accounted for 54.1 percent, 45.5 percent, 46.8 percent and 53.2 percent in Milwaukee County, Waukesha County, Wisconsin and the United States, respectively. The manufacturing trade industry provided for 18.5 percent, 21.2 percent, 22.2 percent and 14.1 percent of employment in Milwaukee County, Waukesha County, Wisconsin and the United States, respectively. The wholesale/retail trade group provided 13.6 percent, 16.6 percent, 14.8 percent, and 14.1 percent of employment in Milwaukee County, Waukesha County, Wisconsin and the United States, respectively. In the 2010 Census, the agriculture/mining, construction, transportation/utilities, information, and finance/insurance/real estate sectors accounted for 18.3 percent, 20.5 percent, 20.6 percent and 21.9 percent in Milwaukee and Waukesha Counties, Wisconsin and the United States, respectively. The 2013-2017 American Community Survey indicated minor changes from the 2010 Census in percentages of employment by industry group, with the exception of a decrease of 0.5 percent in the “Information” category and a decrease of 0.7 percent in the “Finance, Insurance & Real Estate” category.

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Description of Primary Market Area (cont.)

Some of the largest employers in Milwaukee and Waukesha Counties are listed below.

Employer	Employees	Product/Service
Anthem Blue Cross Blue Shield	2,000	Insurance
A.O. Smith	2,537	Water heating equipment
Ascension Wisconsin	14,500	Healthcare
AT & T Wisconsin	3,500	Communications
Aurora Health Care	32,000	Healthcare
BMO Harris Bank	3,400	Financial services
Bon-Ton Department Stores	2,100	Department store
Children’s Hospital & Health System	5,000	Healthcare
Columbia St. Marys	4,500	Healthcare
Cooper Power Systems	2,200	Energy
FIS	2,800	Financial data
Fiserv, Inc.	5,254	Data Processing
Froedtest Health	10,900	Healthcare
GE Healthcare Bio-Sciences Corp	6,000	Diagnosing Systems
Generac Holdings, Inc.	3,800	Manufacturing
Harley Davidson Motor Co.	2,700	Motorcycles/Accessories
Johnson Controls	3,000	Control systems/batteries/auto interiors
Joy Global	3,127	Mining machinery
Kohl’s	7,800	Retail Sales
Manpower Group	19,330	Temporary employment service
Marcus Corp	3,200	Movie Theaters/Hotels
Marquette University	2,800
Medical College of Wisconsin	5,300	Medical school
Northwestern Mutual	5,585	Insurance
Potawatomi Hotel and Casino	3,000	Entertainment
ProHealth Care	4,800	Healthcare
Quad/Graphics Inc.	7,500	Printing/Marketing
Rexnord	2,084	Process & motion control equipment
Roundy’s/Kroger	8,300	Supermarkets
Rockwell Automation	1,909	Power, controls & information technology
SC Johnson	2,200	Home products, pest control
US Bank	3,500	Financial services
WEC Energy Group	4,300	Electricity, gas & steam utility
Wheaton Franciscan Healthcare	11,000	Heathcare

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Description of Primary Market Area (cont.)

The unemployment rate is another key economic indicator. Exhibit 28 shows the unemployment rates in Milwaukee and Waukesha Counties, Wisconsin and the United States in 2015 through July of 2019. Milwaukee County’s unemployment rates have been higher than Waukesha County’s unemployment rates, while Waukesha County’s rates have been lower than both state and national rates. In 2015, Milwaukee County, Waukesha County, Wisconsin and the United States had unemployment rate of 5.7 percent, 3.8 percent, 4.6 percent and 5.3 percent, respectively. Through 2016, all areas had decreases in unemployment to 5.0 percent in Milwaukee County, to 3.4 percent in Waukesha County, and to 4.0 percent and 4.9 percent in Wisconsin and the United States, respectively. In 2017, unemployment rates again decreased in all areas to 4.0 percent, 2.9 percent, 3.3 percent and 4.4 percent in Milwaukee and Waukesha Counties, Wisconsin and the United States, respectively. In 2018, unemployment rates were 3.6 percent, 2.7 percent, 3.0 percent and 3.9 percent, in Milwaukee and Waukesha Counties, Wisconsin and the United States, with the national rate now being the highest of the four areas. Through July of 2019, unemployment rates increased to 4.4 percent, 3.1 percent and 3.4 percent in Milwaukee and Waukesha Counties and Wisconsin and to 4.0 percent in the United States.

Exhibit 29 provides deposit data for banks and thrifts in Milwaukee and Waukesha Counties in which the Bank has its offices. As of June 30, 2018, First Federal’s deposit base in Milwaukee County was approximately $55.1 million or a 0.1 percent share of the $2.1 billion total thrift deposits and a 0.1 percent share of the total deposits, which were approximately $44.3 billion as of June 30, 2018. First Federal’s deposit base in Waukesha County was approximately $123.5 million or a 9.2 percent share of the $1.3 billion total thrift deposits and a 1.0 percent share of the total deposits, which were approximately $12.4 billion as of June 30, 2018. The total market area is dominated by banks, with bank deposits accounting for approximately 93.9 percent of deposits at June 30, 2018.

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Description of Primary Market Area (cont.)

Exhibit 30 provides interest rate data for each quarter for the years 2015 through the second quarter of 2019. The interest rates tracked are the Prime Rate, as well as 90-Day, One- Year and Thirty-Year Treasury Bills. The Prime Rate increased moderately from 2015 to 2017, then continued rising steadily in 2018 and stabilized in 2019. Short term interest rates experienced a modestly rising trend in 2015, then rising at a faster pace in 2016, 2017 and 2018, and then decreasing in 2019, with the Thirty-Year Treasury rate rising in 2015, fluctuating in 2016 and then decreasing in 2017 but increasing in 2018 before decreasing in the first two quarters of 2019.

35

SUMMARY

In summary, population increased in Waukesha County from 2000 to 2010, and the number of households also increased. The 2010 per capita income and median household income levels in Waukesha County were above state and national levels, and the per capita and median household income levels in Milwaukee County were below both state and national levels. Also, Waukesha County’s unemployment rates have been lower than both state and national rates and Milwaukee County’s have been above Waukesha County’s rates and above state averages. According to the 2010 Census, median housing values in Waukesha County were above the state median, but Milwaukee County’s median housing value was below the national median housing value. Through 2017, Waukesha County’s median housing value is much higher than Milwaukee County’s and the state and national rates. Milwaukee County’s median housing value in 2017 is much lower than all other areas.

The Corporation holds deposits of approximately 5.2 percent of all thrift deposits in the two-county market area as of June 30, 2018, representing a minimal 0.3 percent share of the total deposit base of $56.7 billion.

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III.	COMPARABLE GROUP SELECTION

Introduction

Integral to the valuation of the Corporation is the selection of an appropriate group of publicly traded thrift institutions, hereinafter referred to as the "comparable group". This section identifies the comparable group and describes each parameter used in the selection of each institution in the group, resulting in a comparable group based on such specific and detailed parameters, current financials and recent trading prices. The various characteristics of the selected comparable group provide the primary basis for making the necessary adjustments to the Corporation's pro forma value relative to the comparable group. There is also a recognition and consideration of financial comparisons with all publicly traded, FDIC-insured thrifts in the United States and all publicly traded, FDIC-insured thrifts in the Midwest region and in Wisconsin.

Exhibits 31 and 32 present Share Data and Pricing Ratios and Key Financial Data and Ratios, respectively, both individually and in aggregate, for the universe of 107 publicly traded, FDIC-insured thrifts in the United States ("all thrifts"), excluding mutual holding companies, used in the selection of the comparable group and other financial comparisons. Exhibits 31 and 32 also subclassify all thrifts by region, including the 37 publicly traded Midwest thrifts ("Midwest thrifts") and the 3 publicly traded thrifts in Wisconsin ("Wisconsin thrifts"), and by trading exchange.

The selection of the comparable group was based on the establishment of both general and specific parameters using financial, operating and asset quality characteristics of the Corporation as determinants for defining those parameters. The determination of parameters was also based on the uniqueness of each parameter as a normal indicator of a thrift institution's operating philosophy and perspective. The parameters established and defined are considered to be both reasonable and reflective of the Corporation’s basic operation.

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Introduction (cont.)

The general parameter requirements for the selection of the peer group candidates included a maximum asset size limit of $1.3 billion, a trading exchange requirement that each candidate be traded on one of the two major stock exchanges, the New York Stock Exchange or the NASDAQ, a geographic parameter that eliminates potential candidates located in the Southwest and West, a merger and acquisition parameter that eliminates any potential candidate that is involved as a seller in a merger and acquisition transaction, and a recent conversion parameter that eliminates any institution that has not been converted from mutual to stock for at least four quarters or prior to June 30, 2019. Due to the general parameter requirement related to trading on NASDAQ or one of the other two major stock exchanges, the size of the peer group institutions results in larger institutions.

Inasmuch as the comparable group must consist of at least ten institutions, the parameters relating to asset size and geographic location have been expanded as necessary in order to fulfill this requirement.

GENERAL PARAMETERS

Merger/Acquisition

The comparable group will not include any institution that is a proposed seller in a merger or acquisition as of or prior to August 12, 2019, due to the price impact of such a pending transaction. There are no pending merger/acquisition transactions involving thrift institutions that were potential comparable group candidates in the Corporation’s city, county or market area as indicated in Exhibit 34.

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Trading Exchange

It is necessary that each institution in the comparable group be listed on one of the three major stock exchanges, the New York Stock Exchange or the National Association of Securities Dealers Automated Quotation System (NASDAQ). Such a listing indicates that an institution’s stock has demonstrated trading activity and is responsive to normal market conditions, which are requirements for listing. Of the 107 publicly traded, FDIC-insured savings institutions, 4 are traded on the New York Stock Exchange and 53 are traded on NASDAQ. There were an additional 50 institutions traded over the counter or listed in the Pink Sheets, but they were not considered for the comparable group selection.

IPO Date

Another general parameter for the selection of the comparable group is the initial public offering ("IPO") date, which must be at least four quarterly periods prior to June 30, 2019, in order to insure at least four consecutive quarters of reported data as a publicly traded institution. The resulting parameter is a required IPO of June 30, 2018, or earlier.

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Geographic Location

The geographic location of an institution is a key parameter due to the impact of various economic and thrift industry conditions on the performance and trading prices of thrift institution stocks. Although geographic location and asset size are the two parameters that have been developed incrementally to fulfill the comparable group requirements, the geographic location parameter has nevertheless eliminated regions of the United States distant to the Corporation, including the Southwest and West regions.

The geographic location parameter consists of the Midwest, North Central, Southeast and Northeast regions for a total of fifteen states. To extend the geographic parameter beyond those states could result in the selection of similar thrift institutions with regard to financial conditions and operating characteristics, but with different pricing ratios due to their geographic regions. The result could then be an unrepresentative comparable group with regard to price relative to the parameters and, therefore, an inaccurate value.

Asset Size

Asset size was another key parameter used in the selection of the comparable group. The total asset size for any potential comparable group institution was $1.3 billion or less, due to the general similarity of asset mix and operating strategies of institutions within this asset range, compared to the Corporation, with assets of approximately $258 million. Such an asset size parameter was necessary to obtain an appropriate comparable group of at least ten institutions.

In connection with asset size, we did not consider the number of offices or branches in selecting or eliminating candidates, since that characteristic is directly related to operating expenses, which are recognized as an operating performance parameter.

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SUMMARY

Exhibits 35 and 36 show the 19 institutions considered as comparable group candidates after applying the general financial, geographic and merger/acquisition parameters, with the outlined institutions being those ultimately selected for the comparable group using the balance sheet, performance and asset quality parameters established in this section along with being publicly traded on one of the three major exchanges..

BALANCE SHEET PARAMETERS

Introduction

The balance sheet parameters focused on seven balance sheet ratios as determinants for selecting a comparable group, as presented in Exhibit 35. The balance sheet ratios consist of the following:

1.	Cash and investments to assets
2.	Mortgage-backed securities to assets
3.	One- to four-family loans to assets
4.	Total net loans to assets
5.	Total net loans and mortgage-backed securities to assets
6.	Borrowed funds to assets
7.	Equity to assets

The parameters enable the identification and elimination of thrift institutions that are distinctly and functionally different from the Corporation with regard to asset mix. The balance sheet parameters also distinguish institutions with a significantly different capital position from the Corporation. The ratio of deposits to assets was not used as a parameter as it is directly related to and affected by an institution's equity and borrowed funds ratios, which are separate parameters.

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Cash and Investments to Assets

The Bank’s ratio of cash and investments to assets, excluding mortgage-backed securities, was 6.88 percent at June 30, 2019, and reflects the Corporation’s moderately lower share of investments, lower than the national and state averages of 11.2 percent and 12.6 percent, respectively. The Bank's investments have consisted of U.S. government and federal agency securities, municipal securities, other investments and interest-bearing deposits. For its recent two years ended December 31, 2017, and December 31, 2018, the Corporation’s average ratio of cash and investments to assets was a higher 22.79 percent, ranging from a high of 27.22 percent in 2017 to a low of 18.36 percent in 2018 and was 6.88 percent at June 30, 2019.

The parameter range for cash and investments is has been defined as 42.0 percent or less of assets, with a midpoint of 21.0 percent.

Mortgage-Backed Securities to Assets

At June 30, 2019, the Corporation’s ratio of mortgage-backed securities to assets was 12.04 percent, moderately higher than the national average of 6.9 percent and the regional average of 6.2 percent for publicly traded thrifts.

Inasmuch as many institutions purchase mortgage-backed securities as an alternative to both lending, relative to cyclical loan demand and prevailing interest rates, and other investment vehicles, this parameter is also fairly broad at 32.0 percent or less of assets and a midpoint of 16.0 percent.

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One- to Four-Family Loans to Assets

The Corporation’s lending activity is focused on the origination of residential mortgage loans secured by one- to four-family dwellings. One- to four-family loans, including construction loans and excluding home equity loans, represented 25.21 percent of the Corporation's assets at June 30, 2019, which is lower than its ratio of 36.5 percent at December 31, 2018, and lower than its ratio of 43.3 percent at December 31, 2017. The parameter for this characteristic is 70.00 percent of assets or less in one- to four-family loans with a midpoint of 35.00 percent.

Total Net Loans to Assets

At June 30, 2019, the Corporation had a 75.47 percent ratio of total net loans to assets and a lower three fiscal year average of 70.63 percent, compared to the national average of a higher 75.50 percent and the regional average of 74.27 percent for publicly traded thrifts. The Corporation's ratio of total net loans to assets changed from 69.40 percent of total assets at December 31, 2016, to 75.63 percent at December 31, 2018, to 75.47 percent at June 30, 2019.

The parameter for the selection of the comparable group is from 24.0 percent to 90.0 percent with a midpoint of 57.0 percent. The lower end of the parameter range relates to the fact that, as the referenced national and regional averages indicate, many institutions hold greater levels of investment securities and/or mortgage-backed securities as cyclical alternatives to lending, but may otherwise be similar to the Corporation.

Total Net Loans and Mortgage-Backed Securities to Assets

As discussed previously, the Corporation’s shares of mortgage-backed securities to assets and total net loans to assets were 12.04 percent and 75.47 percent, respectively, for a combined share of 87.51 percent. Recognizing the industry and regional ratios of 82.42 percent and 80.44 percent, respectively, the parameter range for the comparable group in this category is 55.0 percent to 95.0 percent, with a midpoint of 75.0 percent.

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Borrowed Funds to Assets

The Corporation had borrowed funds of $15.8 million or 6.10 percent of assets at June 30, 2019, which is lower than current industry averages.

The use of borrowed funds by some institutions indicates an alternative to retail deposits and may provide a source of longer term funds. The federal insurance premium on deposits has also increased the attractiveness of borrowed funds. The institutional demand for borrowed funds has increased recently, due to rising rates paid on deposits. Additionally, thrifts are aggressively seeking deposits, since loan demand has increased in the current economic environment.

The parameter range of borrowed funds to assets is 50.0 percent or less with a midpoint of 25.0 percent.

Equity to Assets

The Corporation’s equity to assets ratio was 23.68 percent at June 30, 2019, 22.98 percent at December 31, 2018 and 23.19 percent at December 31, 2017, averaging 23.09 percent for the two fiscal years ended December 31, 2018. The Bank’s retained earnings decreased in 2017, increased in 2018, and increased in the six months ended June 30, 2019. After the second stage offering, based on the midpoint value of $67.0 million, with a public offering of $37.4 million, with 50.0 percent of the net proceeds of the public offering going to the Bank, its equity is projected to increase to 28.69 percent of assets, with the Corporation at 32.0 percent of assets.

Based on those equity ratios, we have defined the equity ratio parameter to be 8.0 percent to 25.0 percent with a midpoint ratio of 17.5 percent.

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PERFORMANCE PARAMETERS

Introduction

Exhibit 36 presents five parameters identified as key indicators of the Corporation’s earnings performance and the basis for such performance both historically and the six months ended June 30, 2019. The primary performance indicator is the Corporation's core return on average assets (ROAA). The second performance indicator is the Corporation's core return on average equity (ROAE). To measure the Corporation's ability to generate net interest income, we have used net interest margin. The supplemental source of income for the Corporation is noninterest income, and the parameter used to measure this factor is the ratio of noninterest income to average assets. The final performance indicator is the Corporation's ratio of operating expenses or noninterest expenses to average assets, a key factor in distinguishing different types of operations, particularly institutions that are aggressive in secondary market activities, which often results in much higher operating costs and overhead ratios.

Return on Average Assets

The key performance parameter is core ROAA. For the twelve months ended June 30, 2019, the Corporation’s core ROAA was 0.47 percent based on a core income of $1,370,000, as detailed in Item I of this Report. The net ROAA for the year ended December 31, 2018, was 0.40 percent. The Corporation's ROAAs in its most recent three fiscal years ended December 31, 2018, were 0.07 percent, (0.08) percent, and 0.40 percent, respectively, with a three fiscal year average ROAA of 0.13 percent.

Considering the historical and current earnings performance of the Corporation, the range for the ROAA parameter based on core income has been defined as 1.15 percent or less with a midpoint of 0.58 percent.

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Return on Average Equity

The ROAE has been used as a secondary parameter to eliminate any institutions with an unusually high or low ROAE that is inconsistent with the Corporation's position. This parameter does not provide as much meaning for a newly converted thrift institution as it does for established stock institutions, due to the unseasoned nature of the capital structure of the newly converted thrift and the inability to accurately reflect a mature ROAE for the newly converted thrift relative to other stock institutions.

The Corporation’s core ROAE for the twelve months ended June 30, 2019, was 2.02 percent based on its core income and 1.67 percent in the fiscal year ended December 31, 2018.

The parameter range for ROAE for the comparable group, based on core income, is 11.00 percent or less with a midpoint of 5.50 percent.

Net Interest Margin

The Corporation had a net interest margin of 3.44 percent for the twelve months ended June 30, 2019, representing net interest income as a percentage of average interest-earning assets. The Corporation's net interest margin levels in its three fiscal years of 2016 through 2018 were 3.25 percent, 3.29 percent, and 3.44 percent, respectively, averaging 3.33 percent.

The parameter range for the selection of the comparable group is from a low of 2.00 percent to a high of 4.10 percent with a midpoint of 3.05 percent.

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Operating Expenses to Assets

For the twelve months ended June 30, 2019, the Corporation had a 2.77 percent ratio of operating expense to average assets. In its three fiscal years ended December 31, 2018, the Corporation’s expense ratio averaged 2.97 percent, from a low of 2.75 percent in fiscal year 2018 to a high of 3.20 percent in fiscal year 2017.

The operating expense to assets parameter for the selection of the comparable group is from a low of 1.00 percent to a high of 4.00 percent with a midpoint of 2.50 percent.

Noninterest Income to Assets

Compared to publicly traded thrifts, the Corporation has experienced a lower level of noninterest income as a source of additional income. The Corporation’s ratio of noninterest income to average assets was 0.30 percent for the twelve months ended June 30, 2019. For its three years ended December 31, 2016 through 2018, the Corporation’s ratio of noninterest income to average assets was 0.36 percent, 0.36 percent and 0.27 percent, respectively, for an average of 0.33 percent.

The range for this parameter for the selection of the comparable group is 1.25 percent of average assets or less, with a midpoint of 0.63 percent.

ASSET QUALITY PARAMETERS

Introduction

The final set of financial parameters used in the selection of the comparable group are asset quality parameters, also shown in Exhibit 36. The purpose of these parameters is to insure that any thrift institution in the comparable group has an asset quality position similar to that of the Corporation. The three defined asset quality parameters are the ratios of nonperforming assets to total assets, repossessed assets to total assets and loan loss reserves to total assets at the end of the most recent period.

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Nonperforming Assets to Total Assets

The Corporation’s ratio of nonperforming assets to assets was 0.46 percent at June 30, 2019, which is similar to the national average of 0.49 percent for publicly traded thrifts and the average of 0.53 percent for Midwest thrifts. The Corporation’s ratio of nonperforming assets to total assets averaged 0.84 for its most recent three fiscal years ended December 31, 2018, from a high of 1.48 percent in 2016, to a low of 0.30 percent 2018.

The comparable group parameter for nonperforming assets is 1.20 percent or less of total assets, with a midpoint of 0.70 percent.

Repossessed Assets to Assets

The Corporation had repossessed assets of $84,000 at June 30, 2019, representing a ratio to total assets of 0.03 percent, following ratios of repossessed assets to total assets of 0.03 percent and 0.24 percent at December 31, 2018, and December 31, 2017, respectively. National and regional averages were 0.09 percent and 0.13 percent, respectively, for publicly traded thrift institutions.

The range for the repossessed assets to total assets parameter is 0.25 percent of assets or less with a midpoint of 0.13 percent.

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Loans Loss Reserves to Assets

The Corporation had an allowance for loan losses of $2,252,000, representing a loan loss allowance to total assets ratio of 0.87 percent at June 30, 2019, which was similar to its 0.81 percent ratio at December 31, 2018, and higher than its 0.70 percent ratio at December 31, 2017.

The loan loss allowance to assets parameter range used for the selection of the comparable group required a minimum ratio of 0.10 percent of assets.

THE COMPARABLE GROUP

With the application of the parameters previously identified and applied, the final comparable group represents ten institutions identified in Exhibits 36, 37 and 38. The comparable group institutions range in size from $140.6 million to $1.2 billion with an average asset size of $620.9 million and have an average of 8.0 offices per institution. Two of the comparable group institutions are in New York, two are in Pennsylvania, and one each in Maryland, Nebraska, Massachusetts, Ohio, Minnesota and Illinois, and all ten are traded on NASDAQ.

The comparable group institutions as a unit have a ratio of equity to assets of 10.81 percent, which is 8.5 percent lower than all publicly traded thrift institutions in the United States; and for the most recent four quarters indicated a core return on average assets of 0.71 percent, lower than all publicly traded thrifts at 0.98 percent and publicly traded Wisconsin thrifts at 0.81 percent.

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IV.	ANALYSIS OF FINANCIAL PERFORMANCE

This section reviews and compares the financial performance of the Corporation to all publicly traded thrifts, to publicly traded thrifts in the Midwest region and to Wisconsin thrifts, as well as to the ten institutions constituting the Corporation’s comparable group, as selected and described in the previous section. The comparative analysis focuses on financial condition, earning performance and pertinent ratios as presented in Exhibits 39 through 44.

As presented in Exhibits 40 and 41, at June 30, 2019, the Corporation’s total equity of 23.68 percent of assets was higher than the comparable group at 10.81 percent, all thrifts at 11.81 percent, Midwest thrifts at 11.58 percent and Wisconsin thrifts at 12.32 percent. The Corporation had a 75.47 percent share of net loans in its asset mix, higher than the comparable group at 74.14 percent, similar to all thrifts at 75.50 percent, lower than Wisconsin thrifts at 80.10 percent and higher than Midwest thrifts at 74.27 percent. The Corporation’s slightly higher share of net loans and lower 6.88 percent share of cash and investments is primarily the result of its higher 12.04 percent share of mortgage-backed securities. The comparable group had a higher 13.29 percent share of cash and investments and a lower 8.10 percent share of mortgage-backed securities. All thrifts had 6.92 percent of assets in mortgage-backed securities and 11.28 percent in cash and investments. The Corporation’s 68.73 percent share of deposits was lower than the comparable group, all thrifts, Midwest thrifts and Wisconsin thrifts, reflecting the Corporation's lower share of borrowed funds of 6.10 percent and higher share of equity of 23.68 percent. As ratios to assets, the comparable group had deposits of 76.36 percent and borrowings of 11.63 percent. All thrifts averaged a 77.72 percent share of deposits and 9.25 percent of borrowed funds, while Midwest thrifts had a 79.23 percent share of deposits and an 8.23 percent share of borrowed funds. Wisconsin thrifts averaged a 73.23 percent share of deposits and a higher 13.18 percent share of borrowed funds. The Corporation had 0.03 percent in goodwill and intangible assets, compared to 0.46 percent for the comparable group, 0.87 percent for all thrifts, 0.52 percent for Midwest thrifts and 0.04 percent for Wisconsin thrifts.

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Analysis of Financial Performance (cont.)

Operating performance indicators are summarized in Exhibits 42, 43 and 44 and provide a synopsis of key sources of income and key expense items for the Corporation in comparison to the comparable group, all thrifts, and regional thrifts for the trailing four quarters.

As shown in Exhibit 44, for the twelve months ended June 30, 2019, the Corporation had a yield on average interest-earning assets exceeding the comparable group and higher than all thrifts, Midwest thrifts and Wisconsin thrifts. The Corporation's yield on interest-earning assets was 4.52 percent compared to the comparable group at 4.22 percent, all thrifts at 4.40 percent, Midwest thrifts at 4.34 percent and Wisconsin thrifts at 4.19 percent.

The Corporation's cost of funds for the twelve months ended June 30, 2019, was higher than the comparable group, all thrifts, Midwest thrifts and Wisconsin thrifts. The Corporation had an average cost of interest-bearing liabilities of 1.79 percent compared to 1.44 percent for the comparable group, 1.17 percent for all thrifts, 1.05 percent for Midwest thrifts and 1.29 percent for Wisconsin thrifts. The Corporation's yield on interest-earning assets and interest cost resulted in a net interest spread of 2.74 percent, which was similar to the comparable group at 2.77 percent, lower than all thrifts at 3.23 percent, Midwest thrifts at 3.28 percent and lower than Wisconsin thrifts at 2.90 percent. The Corporation generated a net interest margin of 3.44 percent for the twelve months ended June 30, 2019, based on its ratio of net interest income to average interest-earning assets, which was higher than the comparable group ratio of 3.16 percent. All thrifts averaged a higher 3.47 percent net interest margin for the trailing four quarters, with Midwest thrifts at 3.47 percent and Wisconsin thrifts at a lower 3.26 percent.

The Corporation’s major source of earnings is interest income, as indicated by the operations ratios presented in Exhibit 43. The Corporation had $364,000 in provision for loan losses during the twelve months ended June 30, 2019, representing 0.14 percent of average assets. The average provision for loan losses for the comparable group was 0.04 percent, with all thrifts at 0.07 percent, Midwest thrifts at 0.05 percent and Wisconsin thrifts at zero percent.

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Analysis of Financial Performance (cont.)

The Corporation's total noninterest income was $774,000 or 0.30 percent of average assets for the twelve months ended June 30, 2019. Such a ratio of noninterest income to average assets was lower than the comparable group at 0.67 percent, and lower than all thrifts at 0.97 percent, Midwest thrifts at 1.51 percent and Wisconsin thrifts at 2.42 percent. For the twelve months ended June 30, 2019, the Corporation’s operating expense ratio was 2.77 percent of average assets, higher than the comparable group at 2.59 percent, lower than all thrifts at 3.10 percent, Midwest thrifts at 3.77 percent, and Wisconsin thrifts at 4.35 percent.

The overall impact of the Corporation’s income and expense ratios is reflected in its net income and return on assets. For the twelve months ended June 30, 2019, the Corporation had a net ROAA of 0.47 percent and core ROAA of 0.41 percent. For its most recent four quarters, the comparable group had a higher net ROAA of 0.73 percent and a core ROAA of 0.71 percent. All publicly traded thrifts averaged a higher net ROAA of 1.00 percent and 0.98 percent core ROAA, with Midwest thrifts a 1.13 percent net ROAA and a 1.09 percent core ROAA. The twelve month net ROAA for the 3 Wisconsin thrifts was 0.80 percent and their core ROAA was 0.81 percent.

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V.	MARKET VALUE ADJUSTMENTS

This is a conclusive section where adjustments are made to determine the pro forma market value or appraised value of the Corporation based on a comparison of First Federal with the comparable group. These adjustments will take into consideration such key items as earnings performance, primary market area, financial condition, asset and deposit growth, dividend payments, subscription interest, liquidity of the stock to be issued, management, and market conditions or marketing of the issue. It must be noted that all of the institutions in the comparable group have their differences among themselves and relative to the Bank, and, as a result, such adjustments become necessary.

EARNINGS PERFORMANCE

In analyzing earnings performance, consideration was given to net interest income, the amount and volatility of interest income and interest expense relative to changes in market area conditions and to changes in overall interest rates, the quality of assets as it relates to the presence of problem assets which may result in adjustments to earnings due to provisions for loan losses, the balance of current and historical nonperforming assets and real estate owned, the balance of valuation allowances to support any problem assets or nonperforming assets, the amount and volatility of noninterest income, and the amount and ratio of noninterest expenses. The earnings performance analysis was based on the Bank’s respective net and core earnings for the twelve months ended June 30, 2019, with comparisons to the core earnings of the comparable group, all thrifts and other geographical subdivisions.

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Earnings Performance (cont.)

As discussed earlier, the Bank has experienced increases in its assets and loans in three of the past four fiscal years with a decrease in deposits and then decreases in assets, loans and deposits in the six months ended June 30, 2019. The Bank has experienced lower earnings in three of the past five years with losses in the years ended December 31, 2014 and December 31, 2017, and is focused on reducing operating expenses; increasing its net interest margin; monitoring and strengthening its ratio of interest sensitive assets relative to interest sensitive liabilities, thereby maintaining its overall interest rate risk; and maintaining adequate allowances for loan losses to reduce the impact of any charge-offs. Historically, the Bank has been characterized with a slightly higher yield on earning assets but a higher cost of funds, resulting in a lower net interest spread, which has been below industry averages, and lower than its comparable group, but a higher net interest margin due to the Bank’s higher equity, with the trend experiencing a modest increase over the past three years and its 3.44 percent net interest margin for the twelve months ended June 30, 2019, was similar to the industry average of 3.47 percent and higher than the comparable group average of 3.16 percent. During its past two years ended December 31, 2018, First Federal’s ratio of interest expense to interest-bearing liabilities has increased noticeably from 0.85 percent in 2017 to 1.15 percent in 2018, and then to 1.79 percent in the twelve months ended June 30, 2019 The Bank’s ratio was higher than the average of 1.44 percent for the comparable group and higher than the average of 1.17 percent for all thrifts. Following the conversion, the Bank will strive to reduce its operating expenses, strive to increase its net interest margin, maintain its noninterest income, gradually increase its net income, increase its return on assets, continue to control its lower balance of nonperforming and classified assets, and closely monitor its interest rate risk.

The Bank has experienced a slight increase in total loan origination activity dominated by mortgage loans with minimal activity in nonmortgage loans, with commercial real estate loan activity increasing in 2017 and 2018. Total loan originations in fiscal year 2018 were modestly below originations for 2017, and net loan change in 2017 was an increase of $4.7 million due to higher commercial real estate loans, compared to an increase of $27.7 million in 2018, due to lower principal repayments. Gross loan originations were modestly lower in fiscal year 2018 compared to 2017, related to lower commercial real estate loan originations, lower one- to four-family loans, higher multi-family loans and higher development loans. Originations totaled $68.7 million in 2018, compared to $74.6 million in 2017, with $4.4 million in loan purchases in 2014 and $5.3 million in 2018. In the six months ended June 30, 2019, loan originations were $19.3 million or $38.6 million, annualized. There were no loan purchases in this period.

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Earnings Performance (cont.)

From December 31, 2016, to December 31, 2018, five of the six categories of loans experienced increases in their balances, with commercial real estate loans increasing the most. Commercial real estate loans increased by $27.1 million or 64.2 percent, from December 31, 2016, to December 31, 2018. Commercial business loans increased by $5.5 million or 72.5 percent from December 31, 2016, to December 31, 2018, development loans increased $5.3 million or 208.8 percent, and one- to four-family loans decreased $9.3 million or 11.3 percent. Overall, the Bank’s lending activities resulted in a total loan increase of $32.4 million or 19.2 percent and a net loan decrease of $31.7 million or 19.0 percent from December 31, 2016, to December 31, 2018. In the six months ended June 30, 2019, loans decreased $5.5 million or 2.7 percent.

The impact of First Federal’s primary lending efforts has been to generate a yield on average interest-earning assets of 4.52 percent for the twelve months ended June 30, 2019, compared to a lesser 4.22 percent for the comparable group, 4.40 percent for all thrifts and a lower 4.19 percent for Wisconsin thrifts. The Bank’s ratio of interest income to average assets was 4.24 percent for the twelve months ended June 30, 2019, higher than the comparable group at 3.81 percent, all thrifts at 3.97 percent and higher than Wisconsin thrifts at 3.82 percent.

First Federal’s 1.79 percent cost of interest-bearing liabilities for the twelve months ended June 30, 2019, was modestly higher than the comparable group at 1.44 percent, higher than all thrifts at 1.17 percent, higher than Midwest thrifts at 1.05 percent and higher than Wisconsin thrifts at 1.29 percent. The Bank's resulting net interest spread of 2.74 percent for the twelve months ended June 30, 2019, was similar to the comparable group at 2.77 percent, lower than all thrifts at 3.23 percent, lower than Midwest thrifts at 3.28 percent and lower than Wisconsin thrifts at 2.90 percent. The Bank's net interest margin of 3.44 percent, based on average interest-earning assets for the twelve months ended June 30, 2019, was higher than the comparable group at 3.16 percent but lower than all thrifts at 3.47 percent and Midwest thrifts at 3.47 percent and higher than Wisconsin thrifts at 3.26 percent.

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Earnings Performance (cont.)

The Bank's ratio of noninterest income to average assets was 0.30 percent for the twelve months ended June 30, 2019, which was moderately lower than the comparable group at 0.67 percent, lower than all thrifts at 0.97 percent, Midwest thrifts at 1.51 percent and Wisconsin thrifts at 2.42 percent.

The Bank's operating expenses were higher than the comparable group, but lower than all thrifts, Midwest thrifts, and Wisconsin thrifts. For the twelve months ended June 30, 2019, First Federal had an operating expenses to assets ratio of 2.77 percent compared to 2.59 percent for the comparable group, 3.10 percent for all thrifts, 3.77 percent for Midwest thrifts and 4.35 percent for Wisconsin thrifts. First Federal had a higher 78.7 percent efficiency ratio for the twelve months ended June 30, 2019, compared to the comparable group with an efficiency ratio of 67.0 percent. The efficiency ratio for all publicly traded thrifts was 64.8 percent for the most recent twelve months.

For the twelve months ended June 30, 2019, First Federal generated a lower ratio of noninterest income, a higher ratio of noninterest expenses and a slightly higher net interest margin relative to its comparable group. The Bank had a 0.14 percent provision for loan losses during the twelve months ended June 30, 2019, compared to the comparable group at 0.04 percent of assets, all thrifts at 0.07 percent and Midwest thrifts at 0.05 percent. The Bank’s allowance for loan losses to total loans of 1.14 percent was higher than the comparable group and higher than all thrifts. The Bank’s 187.50 percent ratio of reserves to nonperforming assets was lower than the comparable group at 306.50 percent and higher than all thrifts at 146.94 percent and higher than Midwest thrifts at 132.14 percent.

As a result of its operations, the Bank's net and core income for the twelve months ended June 30, 2019, were lower than the comparable group. The Bank had a return on average assets of 0.47 percent for the twelve months ended June 30, 2019, and a return on average assets of 0.40 percent and (0.08) percent in 2018 and 2017, respectively. The Bank’s core return on average assets was an identical 0.47 percent for the twelve months ended June 30, 2019, as detailed in Exhibit 7. For their most recent four quarters, the comparable group had a moderately higher net ROAA of 0.73 percent and a higher core ROAA of 0.71 percent, while all thrifts indicated a higher net ROAA and higher core ROAA of 1.00 percent and 0.98 percent, respectively. Midwest thrifts indicated a net ROAA of 0.68 percent and a core ROAA of 0.67 percent.

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Earnings Performance (cont.)

Following its conversion, First Federal’s earnings will continue to be dependent on a combination of the overall trends in interest rates, the consistency, reliability and variation of its noninterest income, overhead expenses and its asset quality and its future needs for provisions for loan losses. Earnings are projected to represent a higher 0.70 percent in fiscal 2019 followed by earnings based on ROAA of 0.90 percent in 2020 and 0.88 percent in 2021. The Bank’s ratio of noninterest income to average assets decreased in 2018 and has consistently been below industry averages. Overhead expenses indicated a modest decrease overall during the past three fiscal years.

In recognition of the foregoing earnings related factors, considering First Federal’s historical and current performance measures, as well as Business Plan projections, a moderate downward adjustment has been made to the Corporation’s pro forma market value for earnings performance, recognizing the need to focus on recent and historical earnings trends.

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MARKET AREA

First Federal's market area is focused on Waukesha County, Wisconsin, but also includes Milwaukee County in Wisconsin. Population decreased minimally in Waukesha County from 2000 to 2010, and the number of households also decreased minimally. The 2010 per capita income and median household income levels in Waukesha County were above state and national levels, and the per capita and median household income levels in Milwaukee County were below both state and national levels. Also, Waukesha County’s unemployment rates have been lower than both state and national rates and Milwaukee County’s have been above state rate. According to the 2010 Census and the 2017 American Community Survey (Census), median housing values in Waukesha County were above the state median but Milwaukee County’s median housing value was below the national median housing value.

The Corporation holds deposits of approximately 5.2 percent of all thrift deposits in the two-county market area as of June 30, 2018, representing a minimal 0.3 percent share of the total deposit base of $56.7 billion.

In recognition of the foregoing factors, we believe that no adjustment is warranted for the Bank’s market area.

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FINANCIAL CONDITION

The financial condition of First Federal is discussed in Section I and shown in Exhibits 1, 2, 5, and 12 through 22, and is compared to the comparable group in Exhibits 39, 40, and 41. The Bank's ratio of total equity to total assets was 23.68 percent at June 30, 2019, which was higher than the comparable group at 10.81 percent, all thrifts at 11.81 percent and Midwest thrifts at 11.58 percent. Based on the second stage offering completed at the midpoint of the valuation range, the Corporation's pro forma equity to assets ratio will increase to 31.81 percent and the Bank's pro forma equity to assets ratio will increase to 24.44 percent.

The Bank's mix of assets and liabilities indicates both similarities to and variations from its comparable group. First Federal had a slightly higher 75.47 percent ratio of net loans to total assets at June 30, 2019, compared to the comparable group at 74.14 percent. All thrifts indicated a similar 75.50 percent, with Midwest thrifts at a lower 74.27 percent. The Bank's 6.88 percent share of cash and investments was lower than the comparable group at 13.29 percent, while all thrifts were at 11.28 percent and Midwest thrifts were at 12.61 percent. First Federal’s 12.04 percent ratio of mortgage-backed securities to total assets was higher than the comparable group at 8.10 percent and higher than all thrifts at 6.92 percent and higher than Midwest thrifts at 6.17 percent.

The Bank's 68.73 percent ratio of deposits to total assets was lower than the comparable group at 76.36 percent, lower than all thrifts at 77.72 percent and lower than Midwest thrifts at 79.23 percent. First Federal’s lower ratio of deposits was due to its higher share of equity. First Federal had a higher equity to asset ratio of 23.68 percent, compared to the comparable group at 10.81 percent of total assets, with all thrifts at 11.81 percent and Midwest thrifts at 11.58 percent. First Federal had a lower share of borrowed funds to assets of 6.10 percent at June 30, 2019, lower than the comparable group at 11.63 percent and lower than all thrifts at 9.25 percent and Midwest thrifts at 8.23 percent. In 2018, total deposits increased by $292,000 or 0.2 percent. During 2017, First Federal’s deposits decreased by $1.7 million or 0.9 percent from $184.6 million to $182.9 million.

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Financial Condition (cont.)

First Federal had no goodwill and had a lower share of repossessed real estate at June 30, 2019. The Bank had repossessed real estate of $84,000 or 0.03 percent of assets at June 30, 2019. This compares to ratios of 0.46 percent for goodwill and intangible assets and 0.06 percent for real estate owned, for the comparable group. All thrifts had a goodwill and intangible assets ratio of 0.87 percent and a real estate owned ratio of 0.09 percent.

The financial condition of First Federal has not been significantly impacted by its balance of nonperforming assets of $1,400,000 or a lower 0.46 percent of total assets at June 30, 2019, compared to a similar 0.45 percent for the comparable group, 0.49 percent for all thrifts, 0.53 percent for Midwest thrifts and 0.15 percent for Wisconsin thrifts. The Bank's ratio of nonperforming assets to total assets was a lower 10.30 percent at December 31, 2018, and a higher 1.48 percent at December 31, 2016.

At June 30, 2019, First Federal had $2,252,000 of allowances for loan losses, which represented 0.87 percent of assets and 1.14 percent of total loans. The comparable group indicated lower allowance ratios, relative to assets and relative to loans, equal to 0.78 percent of assets and a lower 1.00 percent of total loans, while all thrifts had allowances relative to assets and loans that averaged a lower 0.70 percent of assets and a lower 0.89 percent of total loans. Also of major importance is an institution's ratio of allowances for loan losses to nonperforming assets, since a portion of nonperforming assets might eventually be charged off. First Federal’s $2,252,000 of allowances for loan losses represented 187.50 percent of nonperforming assets at June 30, 2019, compared to the comparable group's higher 306.50 percent, with all thrifts at 146.94 percent, Midwest thrifts at 132.14 percent and Wisconsin thrifts’ ratio not meaningful. First Federal’s ratio of net charge-offs to average total loans was 0.01 percent for the twelve months ended June 30, 2019, compared to a higher 0.03 percent for the comparable group, 0.04 percent for all thrifts and 0.04 percent for Midwest thrifts.

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Financial Condition (cont.)

First Federal has a modest level of interest rate risk. The change in the Bank’s EVE level at June 30, 2019, reflecting the most current information available, based on a rise in interest rates of 100 basis points was a 1.5 percent decrease, representing a dollar decrease in equity value of $816,000. The Bank’s exposure increases to a 4.8 percent decrease in its EVE level under a 200 basis point rise in rates, representing a dollar decrease in equity of $2,624,000. The Bank’s post shock EVE ratio at June 30, 2019, assuming a 200 basis point rise in interest rates was 21.00 percent and indicated a 29 basis point decrease from its 21.29 percent based on no change in interest rates.

Compared to the comparable group, with particular attention to the Bank’s higher share of equity, level and share of nonperforming assets, asset and liability mix and normal share of allowance for loan loss to loans and lower share to nonperforming assets, we believe that a modest upward adjustment is warranted for First Federal’s current financial condition, due to the Bank’s higher share of equity, higher share of allowance for loan losses to loans, and normal share of nonperforming assets currently but higher share historically.

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ASSET, LOAN AND DEPOSIT GROWTH

During its most recent two fiscal years, First Federal has been characterized by a modest increase in assets, a moderate increase in loans, and minimal decrease in deposits. The Bank’s average annual asset change from December 31, 2016, to December 31, 2018, was 4.38 percent. This increase compares to a similar 4.1 percent increase for the comparable group, a lower 4.0 percent for all thrifts, and a similar 4.1 percent for Midwest thrifts. The Bank’s modest change in assets is less than its increase in net loans during the period of an average annual 9.50 percent with a moderate decrease in cash and investments of 6.56 percent. First Federal’s deposits indicate an average annual decrease of 0.4 percent from December 31, 2016, to December 31, 2018, compared to average growth rates of 3.6 percent for the comparable group, 3.1 percent for all thrifts and 3.4 percent for Midwest thrifts.

First Federal’s deposits indicated a minimal of 0.2 percent from December 31, 2017 to 2018. Annual deposit change was growth rates of 4.2 percent for the comparable group, 3.8 percent for all thrifts and 3.9 percent for Midwest thrifts. The Bank had $15.8 million in borrowed funds or 6.1 percent of assets at June 30, 2019, compared to the comparable group at 11.6 percent and also had a higher $17.8 million in borrowed funds at December 31, 2018, or 6.8 percent of assets.

In spite of its minimal deposit decrease, historically, the Bank grew modestly in 2018, and considering the demographics, competition and deposit base trends in its market area, the Bank’s ability to increase its asset, loan and deposit bases in the future is significantly dependent on its capital position combined with its ability to increase its market share by competitively pricing its loan and deposit products, maintaining a high quality of service to its customers and strengthening its loan origination activity, all impacted by the Bank’s performance by the senior management team. First Federal’s primary market area county experienced increases in population and households in Waukesha County between 2000 and 2010, while the surrounding market area counties experienced a minimal increase. The Bank’s primary market area county also indicated 2010 per capita income above Wisconsin’s and that of the United States, and the median household income level in Waukesha County was also above the state and the national levels. The other market area county of Milwaukee had lower per capita and much lower median household income. In 2010, the median housing value in Waukesha County was higher than that of Wisconsin and also above that of the United States, and the median rent level was also above both state and national levels, while Milwaukee County was lower in all areas.

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Asset, Loan and Deposit Growth (cont.)

The total deposit base in Waukesha County increased by 4.0 percent from June 30, 2017, to June 30, 2018; and during that period, the number of financial institution offices in Waukesha County decreased by three offices. From June 30, 2017, to June 30, 2018, First Federal’s deposit market share in Waukesha County decreased slightly, from 1.02 percent in 2017 to 0.99 percent in 2018.

Based on the foregoing factors, we have concluded that no adjustment to the Corporation’s pro forma value is warranted for asset, loan and deposit growth.

DIVIDEND PAYMENTS

The Corporation does not currently pay dividends. The payment of cash dividends may occur in the future based upon such factors as earnings performance, financial condition, capital position, growth, asset quality and regulatory limitations. Six of the ten institutions in the comparable group paid cash dividends during the most recent year for an average dividend yield of 1.85 percent and an average payout ratio of 25.60 percent. During that twelve month period, the average dividend yield for all thrifts was a higher 2.77 percent with a payout ratio of 27.61 percent.

In our opinion, a modest downward adjustment to the pro forma market value of the Corporation is warranted related to dividend payments.

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SUBSCRIPTION INTEREST

In 2019, investors' interest in new issues has been somewhat volatile. Such interest is possibly related to the volatile economic conditions and downturn in financial institution stock prices, which could be challenged in the future due to the current interest rate environment and the compression of net interest margin. The selective and conservative reaction of IPO investors appears generally to be related to a number of analytical, economic and market-related factors, including the financial performance and condition of the converting thrift institution, the strength of the local economy, housing market conditions, general market conditions for financial institution stocks and stocks overall, aftermarket price trends and the expectation of merger/acquisition activity in the thrift industry.

First Federal will direct its offering initially to depositors and residents in its market area. The board of directors and officers anticipate purchasing $300,000 or 0.8 percent of the stock offered to the public based on the appraised midpoint valuation and the 45.0 percent minority offering. The Bank will form an ESOP, which plans to purchase 8.0 percent of the total shares issued in the conversion.

The Bank has secured the services of Janney Montgomery Scott, LLC, Chicago, Illinois, to assist in the marketing and sale of the conversion stock.

Based on the size of the offering, recent banking conditions, current market conditions, historical local market interest, the terms of the offering, and recent subscription levels for conversions, we believe that a minimal adjustment is warranted for the Bank’s anticipated subscription interest.

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LIQUIDITY/MARKETABILITY OF THE STOCK

The Corporation will offer its shares through a subscription and community offering with the assistance of Janney, Montgomery Scott, LLC. The stock of the Corporation will be traded on the NASDAQ Capital Market.

The Bank's total public offering is considerably smaller in size than the average market value of the comparable group. The comparable group has an average market value of $68.6 million for the stock outstanding compared to a midpoint public offering of $36.5 million for the Corporation, less the ESOP and the estimated 30,000 shares to be purchased by officers and directors, resulting in shares sold of just 3,329,000 or $33.3 million. The Corporation’s public market capitalization will be approximately 53.2 percent of the size of the public market capitalization of the comparable group. Of the ten institutions in the comparable group, all trade on Nasdaq with those ten institutions indicating an average daily trading volume of over 3,565 shares during the last four quarters.

The comparable group has an average of 4,480,714 shares outstanding compared to 6,700,000 shares outstanding for the Corporation based on the midpoint valuation and including the exchange shares.

Based on the higher average market capitalization, shares outstanding and daily trading volume relative to the Corporation, we have concluded that a minimal downward adjustment to the Corporation’s pro forma market value is warranted relative to the liquidity of its stock.

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MANAGEMENT

Mr. Edward H. Schaefer has served as chief executive officer, president and a director of First Federal Bank since July 2016. Mr. Schaefer served as chief executive officer and president of Citizens Community Bancorp and chief executive officer, president and a director of its wholly owned subsidiary, Citizens Community Federal N.A., from January 2010 to July 2016. Mr. Schaefer was a consultant to the Corporation from October 1, 2009, until January 4, 2010. For the years prior to Citizens Community, Mr. Schaefer held positions of vice president and president of various Norwest Bank entities, most recently as president of Norwest Bank/Wells Fargo, in Eau Claire, Wisconsin. Ms. Nikola B. Schaumberg is chief financial officer of First Federal, a position she has held since November 2012. Ms. Schaumberg has over 20 years of experience in accounting and in the financial services industry, including public accounting with KPMG and eleven years as the controller for Westbury Bank (f/k/a West Bend Savings Bank). Mr. David D. Rosenwald is chief lending officer of First Federal where he oversees all lending for the Bank. Mr. Rosenwald served First Federal as senior vice president– commercial banking division head from February of 2013 to October of 2016 before assuming his current role. Mr. Rosenwald has 37 years of commercial, residential and consumer lending experience, including from 2007 to 2013 with Pyramax Bank as SVP–commercial real estate/residential real estate manager, 2001 to 2006 as SVP–commercial lending officer for Associated Bank. Prior to that Mr. Rosenwald served in various roles for US Bank from 1990 to 2001, including mortgage lender, branch manager and commercial credit officer. Mr. Rosenwald began his banking career with Bank One where he served as a consumer lender, personal banker and indirect lending manager. Mr. Gary L. Wollenzien serves as compliance/internal audit officer, Bank Secrecy Act officer, Community Reinvestment Act officer, security officer and Gramm-Leach-Bliley Act officer of First Federal, positions he has held since March 2015. Mr. Wollenzien previously served as assistant vice president-internal audit manager and senior internal auditor at Guaranty Bank, FSB from April 2012 until November 2014. Mr. Wollenzien served in internal audit consultant roles with Baker Tilly Search & Staffing, LLC from January 2012 until March 2012 and Titus from January 2011 until December 2011. Mr. Wollenzien served as risk & advisory services manager/audit manager with Assurant, Inc., an insurance holding company, almost 10 years. For the 21 years prior to Assurant, Inc., Mr. Wollenzien held positions as audit supervisor, senior internal audit and accountant with Firstar Corporation and First Financial Bank in Milwaukee, Wisconsin. Mr. Duane R. Kilby serves as a vice president and manager of the residential/consumer lending department of First Federal since September 2014. Mr. Kilby has over 34 years of lending experience, with the most recent 16 years in residential. Prior to First Federal, he was a senior mortgage loan officer with Pyramax Bank from November 2008 to September 2014, Associated Bank from April 2001 to November 2008, and an assistant vice president in consumer lending with TCF Bank from May 1995 to March 2001.

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Management (cont.)

During its most recent fiscal year, First Federal has experienced an increase in its net interest margin, typical of the industry, experienced a decrease in noninterest income and reduced its noninterest expenses to assets. The Bank did experience a rise in its cost of funds in 2018. The Bank experienced a loss in 2017, impacted by higher noninterest expenses. The Bank’s asset quality position experienced favorable change from December 31, 2016, to December 31, 2018, with nonperforming assets decreasing from 1.48 percent in 2016 to 0.30 percent in 2018 and then decreased to 0.46 percent at June 30, 2019. The Bank has also slightly strengthened its lending activity from 2016 to 2018, with loan originations rising from $58.4 million in 2016 to $68.7 million in 2018 and then decreased in the first two quarters of 2018, to $38.5 million, annualized. The Bank’s management team is confident that the Bank is positioned for continued loan growth and a return to improved profitability following its second stage offering.

Overall, we believe the Bank to be professionally and knowledgeably managed, as are the comparable group institutions. It is our opinion that no adjustment to the pro forma market value of the Corporation is warranted for management.

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MARKETING OF THE ISSUE

The necessity to build a new issue discount into the stock price of a new conversion continues to be a closely examined issue in recognition of uncertainty among investors as a result of the thrift industry's continued high level of competition, dependence on interest rate trends, volatility in the stock market, speculation on future changes, current legislation related to the regulation of financial institutions and their ability to generate selected income.

We believe that a new issue discount applied to the price to book valuation approach is appropriate and necessary in this offering. In our opinion, recent market trends, including the recent pricing decreases for several of the most recent conversions, cause us to conclude that a moderate new issue discount is warranted in the case of this offering. Consequently, at this time we have made a moderate downward adjustment to the Corporation's pro forma market value related to a new issue discount.

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VI.	VALUATION METHODS

Introduction

As indicated in Section 3 of this Appraisal, in order to moderate the differences among the ten comparable group companies, we will derive their pricing ratios on a fully converted basis by applying pro forma second stage conversion assumptions to their current financial structure. Our application to the Corporation of the market value adjustments relative to the comparable group determined in Section 4 will be the basis for the pro forma market value of the Corporation on a fully converted basis, pursuant to regulatory guidelines.

Valuation Methods

Historically, the method most frequently used by this firm to determine the pro forma market value of common stock for thrift institutions has been the price to book value ratio method, due to the volatility of earnings in the thrift industry. As earnings in the thrift industry have stabilized and improved in 2018 and 2019, additional attention was given to the price to core earnings method in 2018 but less attention in 2019, considering decreases in bank stock prices during 2019. During the past two years, however, as fluctuating earnings have decreased somewhat, rising but still stable lower interest rates have had varying effects on the earnings of individual institutions, depending on the nature of their operations, the price to book value method has continued to be the valuation focus and more meaningful to the objective of discerning commonality and comparability among institutions. In our opinion, the price to book value method is the appropriate method upon which to place primary emphasis in determining the pro forma market value of the Corporation. Additional analytical and correlative attention will be given to the price to core earnings method and the price to assets method.

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Valuation Methods (cont.)

In applying each of the valuation methods, consideration was given to the adjustments to the Corporation’s pro forma market value discussed in Section V. Downward adjustments were made for the Bank’s earnings, asset, loan and deposit growth, stock liquidity, dividends, subscription interest and for the marketing of the issue. No adjustments were made for management and market area. A modest upward adjustment was made for the Bank’s financial condition.

Valuation Range

In addition to the pro forma market value, we have defined a valuation range. The pro forma market value or appraised value will also be referred to as the “midpoint value,” with the remaining points in the valuation range based on the number of shares offered to the public. The number of public shares at the minimum will be 15 percent less than at the midpoint; increasing at the maximum to 15 percent over the midpoint; and further increasing at the maximum, as adjusted, commonly referred to as the supermaximum, to 15 percent over the maximum.

Price to Book Value Method

In the valuation of thrift institutions, the price to book value method focuses on an institution's financial condition. Exhibit 46 shows the average and median price to book value ratios for the comparable group, which were 107.47 percent and 108.52 percent, respectively. The comparable group indicated a moderate range, from a low of 83.67 percent to a high of 123.74 percent. The comparable group had modestly higher average and median price to tangible book value ratios of 112.71 percent and 112.39 percent, respectively, with a range of 87.69 percent to 130.23 percent. Excluding the low and the high in the group, the comparable group's price to book value range narrowed slightly from a low of 87.14 percent to a high of 122.96 percent; and the comparable group’s price to tangible book value range narrowed modestly from a low of 104.02 percent to a high of 128.21 percent.

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Price to Book Value Method (cont.)

The Corporation’s book value was $61,184,000 and its tangible book value was an identical $61,184,0006 at June 30, 2019. Considering the foregoing factors in conjunction with the adjustments made in Section V, we have determined a fully converted pro forma price to book value ratio of 72.57 percent and a corresponding fully converted price to tangible book value ratio of 72.57 percent at the midpoint. The fully converted price to book value ratio increases from 65.10 percent at the minimum to 86.21 percent at the maximum, as adjusted, while the fully converted price to tangible book value ratio increases from 65.10 percent at the minimum to 86.21 percent at the maximum, as adjusted.

The Corporation's fully converted pro forma price to book value ratio of 72.57 percent at the midpoint, as calculated using the prescribed formulary computation indicated in Exhibit 45, is influenced by the Bank’s capitalization and local markets, subscription interest in thrift stocks and overall market and economic conditions. Further, the Corporation's ratio of equity to assets after the completion of the second stage offering at the midpoint of the valuation range will be approximately 31.81 percent compared to 10.81 percent for the comparable group.

Price to Core Earnings Method

The foundation of the price to core earnings method is the determination of the core earnings base to be used, followed by the calculation of an appropriate price to core earnings multiple. The Corporation’s after tax core earnings for the twelve months ended June 30, 2019, were $1,370,000 (reference Exhibit 7) and its net earnings were $1,219,000 for that period. To opine the pro forma market value of the Corporation using the price to core earnings method, we applied the core earnings base of $1,370,000.

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Price to Core Earnings Method (cont.)

In determining the fully converted price to core earnings multiple, we reviewed the ranges of the price to core earnings and price to net earnings multiples for the comparable group and all publicly-traded thrifts. As indicated in Exhibit 46, the average price to core earnings multiple for the comparable group was 24.25, while the median was a lower 13.75. The average price to net earnings multiple was 23.51, and the median multiple was 13.74. The range of the price to core earnings multiple for the comparable group was from a low of 10.16 to a high of 65.42. The range in the price to core earnings multiple for the comparable group, excluding the high and low ranges, was from a low multiple of 11.15 to a high of 61.60 times earnings for eight of the ten institutions in the group, indicating a modest narrowing of the range.

Consideration was given to the adjustments to the Corporation's pro forma market value discussed in Section V. In recognition of those adjustments, we have determined a fully converted price to core earnings multiple of 52.49 at the midpoint, based on the Corporation’s core earnings of $1,370,000 for the twelve months ended June 30, 2019. The Corporation’s fully converted core earnings multiple of 52.49 is lower than its net earnings multiple of 59.88, which includes a one-time loss.

Price to Assets Method

The final valuation method is the price to assets method. This method is not frequently used, since the calculation incorporates neither an institution's equity position nor its earnings performance. Additionally, the prescribed formulary computation of value using the pro forma price to net assets method does not recognize the runoff of deposits concurrently allocated to the purchase of conversion stock or incorporate any adjustment for intangible assets, returning a pro forma price to assets ratio below its true ratio following conversion.

Exhibit 44 indicates that the average price to assets ratio of the comparable group was 11.67 percent, and the median was 11.59 percent. The range in the price to assets ratios for the comparable group varied from a low of 8.16 percent to a high of 18.95 percent. The range narrows modestly with the elimination of the two extremes in the group to a low of 8.49 percent and a high of 14.06 percent.

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Price to Assets Method (cont.)

Consistent with the previously noted adjustments, it is our opinion that an appropriate price to assets ratio for the Corporation is 23.14 percent at the midpoint, which ranges from a low of 20.02 percent at the minimum to 29.56 percent at the maximum, as adjusted.

Valuation Conclusion

Exhibits 47 through 52 present the pro forma valuation analysis and conclusions, pricing ratios, use of offering proceeds and a summary of the valuation premiums or discounts relative to the three valuation approaches based on the Corporation as fully converted.

Exhibit 52 presents the discounts or premiums of the Corporation’s fully converted pricing ratios relative to those of the comparable group. Based on the Corporation’s fully converted price to book value ratio and its equity of $61,184,000 at June 30, 2019, the Bank’s price to book value ratio of 72.57 percent represents a midpoint discount relative to the comparable group of 32.47 percent. The Corporation’s fully converted price to core earnings multiple of 52.49 represents midpoint premium relative to the comparable group of 116.45 percent. Recognizing the Corporation’s June 30, 2019, asset base of $258,324,000, the Bank’s price to assets ratio of 23.16 percent represents a midpoint premium relative to the comparable group of 98.46 percent.

It is our opinion that as of August 12, 2019, the pro forma market value of the Corporation is $67,000,000 at the midpoint, representing 6,700,000 shares at $10.00 per share. The pro forma valuation range of the Corporation is from a minimum of $56,950,000 or 5,695,000 shares at $10.00 per share to a maximum of $77,050,000 or 7,705,000 shares at $10.00 per share, and then to a super maximum of $88,607,500 or 8,860,750 shares at $10.00 a share, with such range being defined at 15 percent below the appraised value to 15 percent above the appraised value and then 15 percent above the maximum.

73

Valuation Conclusion (cont.)

Our valuation assumptions, process and conclusions recognize that minority public shareholders collectively own 45.10 percent of the Bank’s outstanding shares, recognizing the $100,000 in net assets held at FFBW MHC, and that the current offering contemplates the sale of the 54.90 percent of the outstanding shares currently owned by FFBW MHC. At the conclusion of the stock offering, the Corporation will own all the common stock of First Federal Bank of Wisconsin in conjunction with the completion of the second stage offering. As indicated in Exhibit 47, in the second stage conversion, each minority share will be exchanged for 1.0114 shares of the Corporation at the midpoint of the offering range, with that exchange ratio being 0.8597 shares, 1.1631 shares and 1.3375 shares ast the minimum, maximum, and super maximum of the offering range, respectively.

The appraised value of FFBW, Inc. as of August 12, 2019, is $67,000,000 at the midpoint.

74

EXHIBITS

NUMERICAL

EXHIBITS

EXHIBIT 1

FIRST FEDERAL BANK OF WISCONSIN

WAUKESHA, WISCONSIN

Balance Sheet

At June 30, 2019 and December 31, 2018

($000)

	At June 30,	At December 31,
	2019	2018
ASSETS
Cash and due from banks	$4,351	$1,746
Fed funds sold	1,046	2,742
Cash and cash equivalents	5,397	4,488
Available-for-sale securities; stated at fair value	43,478	43,751
Loans held-for-sale	1,951	679
Loans, net of allowance for loan losses of $2,252 and $2,118, respectively	193,001	198,694
Premises and equipment, net	4,888	5,057
Foreclosed assets	84	69
FHLB stock, at cost	609	739
Accrued interest receivable	777	768
Cash value of life insurance	7,105	7,007
Other assets	1,034	1,474

Total assets	$258,324	$262,726

LIABILITIES AND EQUITY

LIABILITIES

Deposits	$177,553	$183,205
Advance payments by borrowers for taxes and insurance	771	55
FHLB advances	15,750	17,750
Accrued interest payable	648	70
Other liabilities	2,418	1,284
Total liabilities	197,140	202,364

EQUITY
Preferred stock ($0.01 par value, 1,000,000 authorized, no shares issued or outstanding as of June 30, 2019 or December 31, 2018	—	—
Common stock ($0.01 par value, 19,000,000 authorized as of June 30, 2019 and December 31, 2018, 6,706,742 and 6,696,742 issued and outstanding, respectively)	67	67
Additional paid in capital	28,489	28,326
Unallocated common stock of ESOP (236,823 and 243,303 shares at June 30, 2019 ad December 31, 2018, respectively)	(2,368)	(2,433)
Retained earnings	35,632	34,995
Accumulated other comprehensive income (loss), net of income taxes	235	(593)
Less treasury stock, 82,055 and 0 shares at cost, at June 30, 2019 and December 31, 2018, respectively	(871)	—
Total equity	61,184	60,362

Total liabilities and equity	$258,324	$262,726

Source: First Federal Bank of Wisconsin's audited and unaudited financial statements

77

EXHIBIT 2

FIRST FEDERAL BANK OF WISCONSIN

WAUKESHA, WISCONSIN

Balance Sheets

At December 31, 2017 2016, 2015 and 2014

	December 31,
	2017	2016	2015	2014
ASSETS

Cash and due from banks	$3,285	$6,911	$3,093	$7,363
Fed funds sold	8,528	—	—	—
Cash and cash equivalents	11,813	6,911	3,093	7,363
Interest-bearing deposits in banks	—	—	—	1,954
Securities held-to-maturity	—	—	—	—
Available-for-sale securities, stated at fair value	58,012	48,613	48,921	49,874
Loans held-for-sale	109	592	636	—
Loans, net of allowance for loan losses	171,355	166,974	172,132	170,100
Premises and equipment	5,290	7,610	8,009	3,836
Foreclosed assets	619	667	—	—
FHLB stock, at cost	514	1,347	1,347	1,347
Accrued interest receivable	782	760	806	810
Cash value of life insurance	6,558	6,352	6,149	4,469
Other assets	1,429	1,729	1,602	1,802

Total assets	$256,481	$241,555	$242,695	$241,555

LIABILITIES AND RETAINED EARNINGS

LIABILITIES
Deposits	$182,913	$184,639	$184,206	$193,503
Advance payments by borrowers for taxes and insurance	36	33	41	30
FHLB advances	12,750	21,277	23,304	13,831
Accrued interest payable	37	29	28	25
Other liabilities	1,256	1,579	934	624

Total liabilities	196,992	207,557	208,513	208,013

EQUITY
Preferred stock ($0.01 par value, 1,000,000 authorized, no shares issued or outstanding	—	—	—	—
Common stock ($0.01 par value, 19,000,000 authorized, 6,612,500 issued and outstanding as of December 31, 2017 only	66	—	—	—
Additional paid in capital	28,296	—	—	—
Surplus	—		—	20,550
Unallocated common stock of ESOP (256,263 shares at December 31, 2017)	(2,563)	—	—	—
Retained earnings	33,937	34,123	33,952	12,676
Accumulated other comprehensive income (loss)	(247)	(125)	230	316

Total equity	59,489	33,998	34,182	33,542

Total liabilities and equity	$256,481	$241,555	$242,695	$241,555

Source: First Federal Bank of Wisconsin's financial statements

78

EXHIBIT 3

FIRST FEDERAL BANK OF WISCONSIN

WAUKESHA, WISCONSIN

Statement of Income

For the Twelve Months Ended June 30, 2019 and the Year Ended December 31, 2018

	Twelve Months	Year Ended
	Ended	December 31,
	June 30, 2019	2018
Interest and dividend income:
Loans, including fees	$9,843	$9,192
Securities
Taxable	1,168	1,290
Tax exempt	18	49
Other	93	78
Total interest and dividend income	11,122	10,609

Interest expense:
Interest-bearing deposits	2,221	1,677
Borrowed funds	442	432
Total interest expense	2,663	2,109

Net interest income	8,459	8,500

Provision for loan losses	364	513

Net interest income after provision for loan losses	8,095	7,987

Noninterest income:
Service charges and other fees	359	371
Net gain on sale of loans	337	244
Net gain (loss) on sale of securities	(216)	(204)
Increase in cash surrender value of insurance	197	194
Other noninterest income	97	95
Total noninterest income	774	700

Noninterest expense:
Salaries and employee benefits	4,180	4,248
Occupancy and equipment	1,027	1,002
Data processing	806	719
Foreclosed assets, net	1	36
Professional fees	549	508
Other	704	798
Total noninterest expense	7,267	7,311

Income before income taxes	1,602	1,376

Provision (credit) for income taxes	383	318

Net income	$1,219	$1,058

Source: First Federal Bank of Wisconsin's audited and unaudited financial statements

79

EXHIBIT 4

FIRST FEDERAL BANK OF WISCONSIN

WAUKESHA, WISCONSIN

Statements of Income

Years Ended December 31, 2014, 2015, 2016 and 2017

	December 31,
	2017	2016	2015	2014

Interest and dividend income:
Loans, including fees	$7,817	$7,741	$8,040	$6,647
Securities	1,085	1,093	1,043	835
Other	93	31	11	4
Total interest and dividend income	8,995	8,865	9,094	7,486

Interest expense:
Interest-bearing deposits	1,314	1,365	1,094	745
Borrowed funds	240	268	189	163
Total interest expense	1,554	1,633	1,283	908

Net interest income	7,441	7,232	7,811	6,578

Provision for loan losses	419	844	360	523

Net interest income after provision for loan losses	7,022	6,388	7,451	6,055

Noninterest income:
Service charges and other fees	279	247	238	164
Net gain on sale of loans	266	288	200	72
Net gain (loss) on sale of securities	20	129	15	(258)
Net loss on sale of other assets	—	—	—	(1)
Increase in cash surrender value of insurance	196	198	176	130
Other noninterest income	130	4	4	1
Total noninterest income	891	866	633	108

Noninterest expense:
Salaries and employee benefits	3,960	4,051	3,749	2,837
Occupancy and equipment	1,109	1,012	828	829
Data processing	605	724	660	441
Operations of other real estate	—	—	—	85
Foreclosed assets, net	27	40	(26)	—
Professional fees	506	441	401	278
Other	1,628	971	1,077	2,051
Total noninterest expense	7,835	7,239	6,689	6,521

Income before income taxes	78	15	1,395	(358)

Provision (credit) for income taxes	264	(156)	417	(60)

Net income	$(186)	$171	$978	$(298)

Source: First Federal Bank of Wisconsin's financial statements

80

EXHIBIT 5

Selected Financial Information

At June 30, 2019 and at December 31, 2014, 2015, 2016, 2017 and 2018

(In thousands)

	At.
	June 30	At December 31,
	2019	2018	2017	2016	2015	2014
Selected Financial Condition Data:

Total assets	$258,324	$262,726	$256,481	$241,555	$242,695	$241,555
Cash and cash equivalents	5,397	4,488	11,813	6,911	3,093	7,363
Avaiolable-for-sale securities	43,478	43,751	58,012	48,613	48,921	51,829
Loans held-for-sale	1,951	679	109	592	636	215
Loans, net	193,001	198,694	171,355	166,974	172,132	169,886
Premises and equipment, net	4,888	5,057	5,290	7,610	8,009	3,836
Foreclosed assets, net	84	69	619	667	—	—
FHLB stock, at cost	609	739	514	1,347	1,347	1,347
Accrued interest receivable	777	768	782	760	806	810
Cash value of life insurance	7,105	7,007	6,558	6,352	6,149	4,469
Other assets	1,034	1,474	1,429	1,729	1,602	1,800
Total liabilities	197,140	202,364	196,992	207,557	208,513	208,013
Deposits and escrow	178,324	183,260	182,949	184,672	184,247	193,534
FHLB advances	15,750	17,750	12,750	21,277	23,304	13,830
Other liabilities	3,066	1,354	1,293	1,608	962	649
Total equity	61,184	60,362	59,489	33,998	34,182	33,542

Source: FFBW, Inc.'s Prospectus

81

EXHIBIT 6

Income and Expense Trends

For the Six Months Ended June 30, 2018 and 2019, and the Years Ended December 31, 2014, 2015, 2016, 2017 and 2018

	For the Six Months Ended		For the Years Ended
	June 30,		December 31,
	2019	2018	2018	2017	2016	2015	2014
	(In thousands)
Selected Operating Data:
Interest and dividend income	$5,554	$5,041	$10,609	$8,995	$8,865	$9,121	$7,486
Interest expense	1,411	857	2,109	1,554	1,633	1,283	909
Net interest income	4,143	4,184	8,500	7,441	7,232	7,838	6,577
Provision for loan losses	155	304	513	419	844	360	523
Net interest income after provision for loan losses	3,988	3,880	7,987	7,022	6,388	7,478	6,054
Noninterest income	411	337	700	891	866	606	108
Noninterest expense	3,560	3,604	7,311	7,835	7,239	6,689	6,520
Income (loss) before income tax provision (credit)	839	613	1,376	78	15	1,395	(358)
Provision (credit) for income tax	202	137	318	264	(156)	417	(60)
Net income (loss)	$637	$476	$1,058	$(186)	$171	$978	$(298)

Source: FFBW, Inc.'s Prospectus

82

EXHIBIT 7

First Federal Bank of Wisconsin

Normalized Earnings Trends

Twelve Months Ended June 30, 2019

	Twelve Months
	Ended
	June 30,
	2019
	(In thousands)

Net income before taxes	$1,602

Adjustments:
Loss on securities	199

Normalized earnings before taxes	1,801

Taxes	431	(1)

Normalized earnings after taxes	$1,370

(1)	Based on current tax rate of 23.91%.

Source: First Federal Bank of Wisconsin's audited and unaudited financial statements

83

EXHIBIT 8

Performance Indicators

At or for the Six Months Ended June 30, 2019 and 2018 and

the Years Ended December 31, 2016, 2017 and 2018

	At or for the Six Months		Years Ended
	Ended June 30,		December 31,
	2019	2018	2018	2017	2016

Performance Ratios:(1)
Return on average assets	0.49%	0.37%	0.40%	(0.08)%	0.07%
Return on average equity	2.09%	1.61%	1.67%	(0.50)%	0.49%
Interest rate spread (2)	2.93%	3.18%	3.14%	3.13%	3.16%
Net interest margin (3)	3.35%	3.45%	3.44%	3.29%	3.25%
Efficiency ratio (4)	78.17%	79.72%	79.47%	94.04%	89.39%
Noninterest expense to average total assets	5.46%	5.60%	2.75%	3.20%	2.96%
Average interest-earning assets to average interest-bearing liabilities	137.40%	137.50%	135.30%	124.12%	112.80%
Average equity to average total assets	23.32%	22.97%	23.87%	15.04%	14.24%

Asset Quality Ratios:
Nonperforming assets to total assets	0.46%	0.36%	0.30%	0.73%	1.48%
Nonperforming loans to total loans	0.57%	0.48%	0.36%	0.69%	1.71%
Allowance for loan losses to nonperforming loans	201.64%	197.11%	294.17%	144.81%	50.97%
Allowance for loan losses to total loans	1.15%	0.95%	1.05%	1.00%	0.87%

Capital Ratios:
Total capital to risk-weighted assets	25.60%	25.09%	24.74%	27.83%	21.77%
Tier 1 capital to risk-weighted assets	24.49%	24.14%	23.70%	26.82%	20.87%
Tier 1 capital to total assets	19.05%	18.59%	18.40%	17.20%	13.93%

(1)	Annualized for the six-month periods ended June 30, 2018 and 2019.
(2)	Represents the difference between the weighted average yield on average interest-earning assets and the weighted average cost of interest-bearing liabilities for the year.
(3)	The net interest margin represents net interest income as a percent of average interest-earning assets for the year.
(4)	The efficiency ratio represents noninterest expense divided by the sum of net interest income and noninterest income.

Source: FFBW, Inc.'s Prospectus

84

EXHIBIT 9

Volume/Rate Analysis

For the Six Months Ended June 30, 2018 and 2019 and the Years Ended December 31, 2017 and 2018

	Six Months Ended June 30,			Years Ended December 31,			Years Ended December 31,
	2019 vs. 2018			2018 vs. 2017			2017 vs. 2016
	Increase (Decrease)			Increase (Decrease)			Increase (Decrease)
	Due to			Due to			Due to
	Volume	Rate	Total	Volume	Rate	Total	Volume	Rate	Total
	(Dollars in thousands)
Interest-earning assets:
Loans	$473	$178	$651	$851	$524	$1,375	$(106)	$182	$76
Available-for-sale securities	(182)	29	(153)	170	84	254	(14)	6	(8)
Interest-earnings assets	(3)	17	14	(53)	16	(37)	79	0	79
FHLB stock	(1)	2	1	1	21	22	(13)	(4)	(17)
Total interest-earning assets	$287	$226	$513	$969	$645	$1,614	$(54)	$184	$130

Interest-bearing liabilities:
Demand accounts	$7	$43	$50	$7	$6	$13	$(15)	$(29)	$(44)
Money market accounts	(42)	100	58	(16)	167	151	27	96	123
Savings accounts	(1)	(5)	(6)	(1)	14	13	(1)	(6)	(7)
Health savings accounts	—	4	4	—	—	0	—	(13)	(13)
Certificates of deposits	98	340	438	(21)	207	186	(119)	9	(110)
Total deposits	$62	$482	$544	$(31)	$394	$363	$(108)	$57	$(51)
Borrowings	(28)	38	10	62	130	192	(71)	43	(28)

Total interest-bearing liabilities	34	520	554	31	524	555	(179)	100	(79)

Change in net interest income	$253	$(294)	$(41)	$938	$121	$1,059	$125	$84	$209

Source: FFBW, Inc.'s Prospectus

85

EXHIBIT 10

Yield and Cost Trends

At June 30, 2019, For the Six Months Ended June 30, 2018 and 2019, and

For the Years Ended December 31, 2016, 2017 and 2018

		For the
		Six Months Ended		For the Years Ended
	At June 30,	June 30,		December 31,
	2019	2019	2018	2018	2017	2016
	Yield/	Yield/	Yield/	Yield/	Yield/	Yield/
	Rate	Rate	Rate	Rate	Rate	Rate
Interest-earning assets:
Loans	4.81%	4.94%	4.76%	4.86%	4.58%	4.48%
Available-for-sale securities	2.80%	2.58%	2.45%	2.43%	2.28%	2.27%
Interest-bearing deposits	2.40%	2.28%	0.91%	1.84%	1.12%	—
FHLB stock	4.95%	5.30%	4.57%	2.71%	2.00%	2.30%
Total interest-earning assets	4.43%	4.50%	4.15%	4.29%	3.98%	3.99%

Interest-bearing liabilities:
Demand accounts	1.26%	1.24%	0.31%	0.46%	0.34%	0.71%
Money market accounts	1.74%	1.19%	0.70%	0.84%	0.51%	0.32%
Savings accounts	0.12%	0.13%	0.20%	0.19%	0.10%	0.13%
Health savings accounts	0.30%	0.30%	0.22%	0.26%	0.26%	0.37%
Certificates of deposit	2.15%	2.07%	1.29%	1.52%	1.25%	1.24%
Total interest-bearing deposits	1.69%	1.51%	0.88%	1.05%	0.80%	0.78%
Borrowings	2.18%	2.16%	1.70%	1.92%	1.34%	1.16%

Total interest-bearing liabilities	1.74%	1.57%	0.97%	1.15%	0.85%	0.83%

Net interest rate spread (1)	2.69%	2.93%	3.18%	3.14%	3.13%	3.16%

Net interest margin (2)	—	3.35%	3.45%	3.44%	3.29%	3.25%

Average interest-earning assets to interest-bearing liabilities	—	137.00%	138.00%	135.00%	124.00%	113.00%

(1)	Interest rate spread represents the difference between the yield on average interest-earning assets and the cost of interest-bearing liabilities.
(2)	Net interest margin represents net interest income divided by total interest-earning assets.

Source: FFBW, Inc.'s Prospectus

86

EXHIBIT 11

Net Portfolio Value

At June 30, 2019

				NPV as a Percentage of Present
Change in		Estimated Increase		Value of Assets (3)
Interest Rates	Estimated	(Decrease) in NPV		NPV	Increase/
(Basis Points) (1)	NPV (2)	$ Amount (2)	% Change	Ratio (4)	(Decrease)
(Dollars in thousands)					(Basis Points)

+300	$49,434	$(5,454)	(9.9)%	20.33%	(96)
+200	52,264	(2,624)	(4.8)%	21.00%	(29)
+100	54,072	(816)	(1.5)%	21.31%	0
—	54,888	—	—	21.29%	—
-100	59,937	49	0.1%	21.02%	(27)

(1)	Assumes an immediate uniform change in interest rates at all maturities.
(2)	NPV is the discounted present value of expected cash flows form assets, liabilities and off-balance sheet contracts.
(3)	Present value of assets represents the discounted present value of incoming cash flows on interest-earning assets.
(4)	NPV Ratio represents NPV divided by the present value of assets.

Source:  FFBW, Inc.'s Prospectus

87

EXHIBIT 12

Loan Portfolio Composition

At June 30, 2019, and,

At December 31, 2016, 2017 and 2018

(Dollars in thousands)

			At December 31,
	At June 30, 2019		2018		2017		2016
	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent
Commercial
Development	$12,886	6.6%	$7,801	3.9%	$1,498	0.9%	$2,526	1.5%
Real estate	70,993	36.3%	69,425	34.6%	53,202	30.7%	42,276	25.1%
Commercial and industrial	12,526	6.4%	13,142	6.4%	10,135	5.9%	7,617	4.6%
Residential real estate and consumer
One- to four-family owner-occupied	33,629	17.3%	41,018	20.4%	41,446	23.9%	48,001	28.5%
One- to four-family investor-owned	31,339	16.0%	32,312	16.1%	33,658	19.4%	34,633	20.5%
Multifamily	31,148	15.9%	34,467	17.2%	31,677	18.3%	31,905	18.9%
Consumer	2,884	1.5%	2,733	1.4%	1,613	0.9%	1,582	0.9%
Total loans receivable	195,405	100.0%	200,898	100.0%	173,229	100.0%	168,540	100.0%
Deferred loan costs (fees)	(152)		(86)		(74)		(88)
Allowance for loan losses	(2,252)		(2,118)		(1,800)		(1,478)
	(2,404)		(2,204)		(1,874)		(1,566)
Total loans receivable, net	$193,001		$198,694		$171,355		$166,974

Source: FFWB, Inc.'s Prospectus

88

EXHIBIT 13

Loan Maturity Schedule

At December 31, 2018

				One- to Four-	One- to Four-
Due During the Years Ending	Commercial	Commercial	Commercial	Family Owner-	Family -Investor
December 31,	Development	Real Estate	and Industrial	Occupied	Owned	Multi-family	Consumer	Total
	(Dollars in thousands)
2019	$500	$5,075	$4,276	$3,783	$1,890	$1,535	$700	$17,759
2020	3,398	16,448	1,752	343	7,720	5,373	130	35,164
2021	1,040	5,717	2,252	277	3,656	2,052	117	15,111
2022 to 2023	2,863	30,283	4,496	656	7,336	14,177	173	59,984
2024 to 2028	—	5,914	366	2,678	313	7,645	1,613	18,529
2029 to 2033	—	2,326	—	6,139	1,868	415	—	10,748
2034 and beyond	—	3,662	—	27,142	9,529	3,270	—	43,603
Total	$7,801	$69,425	$13,142	$41,018	$32,312	$34,467	$2,733	$200,898

Fixed and Adjustable-Rate Loan Schedule

	Due After December 31, 2019
	Fixed	Adjustable	Total
	(Dollars in thousands)
Commercial:
Development	$4,939	$2,362	$7,301
Real estate	50,126	14,224	64,350
Commercial and industrial	7,536	1,330	8,866
Residential real estate and consumer:
One- to four-family owner-occupied	12,981	24,254	37,235
One- to four-family investor-owned	20,114	10,308	30,422
Multi-family	29,603	3,329	32,932
Consumer	291	1,742	2,033
Total	125,590	57,549	183,139

Source: FFBW, Inc.'s Prospectus

89

EXHIBIT 14

Loan Originations, Purchases, Sales and Repayments

For the Six Months Ended June 30, 2019, and

For the Years Ended December 31, 2016, 2017 and 2018

	Six Months
	Ended
	June 30,	Years Ended December 31,
	2019	2018	2017	2016
	(In thousands)
Total loans, including loans held-for-sale, at beginning of period	$200,898	$173,229	$168,540	$173,760
Loans originated:
Commercial:
Development	114	4,332	2,480	1,873
Real estate	5,410	12,635	23,892	9,011
Commercial and industrial	1,791	6,434	3,904	2,637
Residential real estate and consumer:
One- to four-family owner-occupied	9,259	30,461	30,742	33,688
One- to four-family investor-owned	776	3,580	4,795	5,783
Multi-family	1,364	10,455	8,415	5,380
Consumer	570	781	368	76
Total loans originated	19,284	68,678	74,596	58,448

Loans purchased:
Commercial:
Real estate	—	5,327	418	1,975
Development	—	—	4,000	—
Residential real estate and consumer:
One- to four-family owner-occupied	—	—	—	—
One- to four-family investor-owned	—	—	—	—
Multi-family	—	—	—	4,000
Consumer	—	—	—	—
Total loans purchased	—	5,327	4,418	5,975

Loans sold:
Commercial:
Real estate	—	—	—	—
Commercial and industrial	(606)	—	—	—
Residential real estate and consumer:
One- to four-family owner-occupied	(6,513)	(13,003)	(14,440)	(20,175)
Multi-family	—	—	—	—
Consumer	—	—	—	—
Total loans sold	(7,119)	(13,003)	(14,440)	(20,175)

Other:
Principal repayments	(17,658)	(33,333)	(59,885)	(49,468)

Net loan activity	(5,493)	27,669	4,689	(5,220)

Total loans, including loans held-for-sale, at end of period	$195,405	$200,898	$173,229	$168,540

Source: FFBW, Inc.'s Prospectus

90

EXHIBIT 15

Loan Delinquencies

At June 30, 2019, and at December 31, 2014, 2015, 2016, 2017 and 2018

	Loans Delinquent For
	30-89 Days		90 Days and Over		Total
	Number	Amount	Number	Amount	Number	Amount
	(Dollars in thousands)

At June 30, 2019

Commercial:
Development	—	$—	—	$—	—	$—
Real estate	—	—	—	—	—	—
Commercial and industrial	—	—	—	—	—	—
Residential real estate and consumer:
One- to four-family owner-occupied	5	749	—	—	5	749
One- to four-family investor-occupied	—	—	—	—	—	—
Multi-family	—	—	—	—	—	—
Consumer	—	—	—	—	—	—

Total	5	$749	0	$749	5	$749

At December 31, 2018

Commercial:
Development	—	$—	—	—	—	$—
Real estate	—	—	—	—	—	—
Commercial and industrial	1	66	—	—	1	66
Residential real estate and consumer:
One- to four-family owner-occupied	1	5	—	—	1	5
One- to four-family investor-occupied	1	243	—	—	1	243
Multi-family	—	—	—	—	—	—
Consumer	—	—	—	—	—	—

Total	3	$314	0	$0	3	$314

At December 31, 2017

Commercial:
Development	—	$—	—	$—	—	$—
Real estate	—	—	—	—	—	—
Commercial and industrial	1	75	1	114	2	189
Residential real estate and consumer:
One- to four-family owner-occupied	4	436	1	69	5	505
One- to four-family investor-occupied	3	205	2	244	5	449
Multi-family	—	—	—	—	—	—
Consumer	1	6	—	—	1	6

Total	9	$722	4	$427	13	$1,149

Source: FFBW, Inc.'s Prospectus

91

EXHIBIT 15 (continued)

Loan Delinquencies

At June 30, 2019, and at December 31, 2014, 2015, 2016, 2017 and 2018

	Loans Delinquent For
	30-89 Days		90 Days and Over		Total
	Number	Amount	Number	Amount	Number	Amount
	(Dollars in thousands)

At December 31, 2016

Commercial:
Development	—	$—	—	$—	—	$—
Real estate	—	—	—	—	—	—
Commercial and industrial	1	54	—	—	1	54
Residential real estate and consumer:
One- to four-family owner-occupied	10	1,743	2	407	12	2,150
One- to four-family investor-occupied	2	170	3	567	5	737
Multi-family	—	—	—	—	—	—
Consumer	1	2	—	—	1	2

Total	14	$1,969	5	$974	19	$2,943

At December 31, 2015

Commercial:
Development	—	$—	1	$566	1	$566
Real estate	—	—	—	—	—	—
Commercial and industrial	2	162	—	—	2	162
Residential real estate and consumer:
One- to four-family owner-occupied	5	691	3	715	8	1,406
One- to four-family investor-occupied	7	650	7	1,004	14	1,654
Multi-family	—	—	—	—	—	—
Consumer	3	117	2	2,000	5	317

Total	17	$1,620	13	$4,285	30	$4,105

At December 31, 2014

Commercial:
Development	2	$1,083	—	$—	2	$1,083
Real estate	—	—	—	—	—	—
Commercial and industrial	1	118	—	—	1	118
Residential real estate and consumer:
One- to four-family owner-occupied	6	958	6	1,107	12	2,065
One- to four-family investor-occupied	1	170	4	363	5	533
Multi-family	—	—	—	—	—	—
Consumer	2	172	2	43	4	215

Total	12	$2,501	12	$1,513	24	$4,014

Source: FFBW, Inc.'s Prospectus

92

EXHIBIT 16

Nonperforming Assets

At June 30, 2019, and at December 31, 2016, 2017 and 2018

	At June 30,	At December 31,
	2019	2018	2017	2016	2015	2014
	(Dollars in thousands)

Nonaccrual loans:
Commercial:
Development	$—	$—	$—	$—	$566	$646
Real estate	—	—	—	—	—	—
Commercial and industrial	17	20	114	126	—	—
Residential real estate and consumer:
One- to four-family owner-occupied	357	365	580	1,698	1,871	1,410
One- to four-family investor-owned	653	241	549	827	1,003	825
Multi-family	—	—	—	248	277	306
Consumer	90	94	—	—	200	192
Total	$1,117	$720	$1,243	$2,899	$3,917	$3,379

Accruing loans 90 days or more past due:
Commercial:
Development	$—	$—	$—	$—	$—	$—
Real estate	—	—	—	—	—	—
Commercial and industrial	—	—	—	—	—	—
Residential real estate and consumer:
One- to four-family owner-occupied	—	—	—	—	—	—
One- to four-family investor-owned	—	—	—	—	—	—
Multi-family	—	—	—	—	—	—
Consumer	—	—	—	—	—	23
Total loans 90 days or more past due	—	—	—	—	—	23
Total nonperforming loans	$1,117	$720	$1,243	$2,899	$1,243	$3,402

Foreclosed assets	84	69	619	667	—	—
Other nonperforming assets	—	—	—	—	—	—

Total nonperforming assets	$1,201	$789	$1,862	$3,566	$1,243	$3,402

Troubled debt restructurings:
Commercial:
Development	$—	$—	$—	$—	$566	$646
Real estate	—	—	—	14	—	—
Commercial and industrial	61	67	192	127	—	—
Residential real estate and consumer:
One- to four-family owner-occupied	587	785	630	2,104	1,685	2,600
One- to four-family investor-owned	653	241	808	2,454	927	997
Multi-family	—	—	—	468	277	306
Consumer	99	108	—	—	177	—
Total	$1,400	$1,201	$1,630	$5,167	$3,632	$4,549

Ratios:
Total nonperforming loans to total loans	0.57%	0.36%	0.72%	1.72%	2.25%	1.99%
Total nonperforming loans to total assets	0.43%	0.27%	0.48%	1.20%	1.61%	1.41%
Total nonperforming assets to total assets	0.46%	0.30%	0.73%	1.48%	1.61%	1.41%

Source: FFWB, Inc.'s Prospectus

93

EXHIBIT 17

Classified Assets

At June 30, 2019, and at December 31, 2017 and 2018

(Dollars in thousands)

	At	At
	June 30,	December 31,
	2019	2018	2017
Classification of assets:
Special mention	$3,535	$1,353	$3,486

Substandard	1,580	1,184	408
Doubtful	—	—	461
Loss	84	69	—
Total classified assets	1,664	$1,253	$869

Source: FFBW, Inc.'s Prospectus

94

EXHIBIT 18

Allowance for Loan Losses

At for the Six Months Ended June 30, 2018 and 2019, and

For the Years Ended December 31, 2016, 2017 and 2018

	Six Months Ended		Years Ended
	June 30,		December 31,
	2019	2018	2018	2017	2016	2015	2014
	(Dollars in thousands)

Balance at beginning of year	$2,118	$1,800	$1,800	$1,478	$1,551	$1,167	$1,033

Charge-offs:
Commercial:
Development	$—	$—	$—	$—	$—	$—	$—
Real estate	—	—	—	—	—	—	—
Commercial and industrial	—	24	24	—	—	—	—
Residential real estate and consumer:
One- to four-family owner-occupied	21	—	—	51	255	22	204
One- to four-family investor-owned	—	172	172	82	493	74	145
Multi-family	—	—	—	—	—	—	—
Consumer	—	—	—	—	169	20	40
Total charge-offs	21	196	196	133	917	116	389

Recoveries:
Commercial:
Development	$—	$—	$—	$—	$—	$—	$—
Real estate	—	—	—	—	—	—	—
Commercial and industrial	—	—	—	—	—	—	—
Residential real estate and consumer:
One- to four-family owner-occupied		—	1	18	—	140	—
One- to four-family investor-owned		—	—	18	—	—	—
Multi-family	—	—	—	—	—	—	—
Consumer	—	—	—	—	—	—	—
Total recoveries	0	0	1	36	0	140	0

Net charge-offs (recoveries)	21	196	195	97	917	(24)	389
Transfer to hold-for-sale	—	—	—	—	—	—	—
Provision for loan losses	85	304	513	419	844	360	523

Balance at end of year	$1,478	$1,562	$2,118	$1,800	$1,478	$1,551	$1,167

Ratios:
Net charge-offs to average loans outstanding	0.01%	0.11%	0.10%	0.06%	0.53%	(0.01)%	0.27%
Allowance for loan losses to nonperforming loans at end of year	201.64%	197.11%	294.17%	144.81%	50.98%	39.60%	34.30%
Allowance for loan losses to total loans at end of year	1.15%	0.95%	1.05%	1.04%	0.87%	0.89%	0.68%

Source: FFBW Inc.'s Prospectus

95

EXHIBIT 19

Investment Portfolio Composition

At June 30, 2019 and at December 31, 2016, 2017 and 2018

			At December 31,
	At June 30, 2019		2018		2017		2016
	Amortized	Estimated	Amortized	Estimated	Amortized	Estimated	Amortized	Estimated
Security Type	Cost	Fair Value	Cost	Fair Value	Cost	Fair Value	Cost	Fair Value
	(In thousands)

U.S. government and agency securities	$1,102	$1,124	$1,299	$1,307	$2,211	$2,220	$3,885	$3,919
State and political subdivision securities	7,612	7,638	8,381	8,295	13,102	13,137	15,606	15,562
Mortgage-backed securities	30,863	31,110	29,164	28,536	33,908	33,467	23,156	22,892
Certificates of deposits	1,500	1,498	1,500	1,446	4,000	3,997	1,000	1,014
Corporate debt securities	2,079	2,108	4,220	4,167	5,171	5,191	5,159	5,226
Total securities available-for-sale	$43,156	$43,478	$44,564	$43,751	$58,392	$58,012	$48,806	$48,613

Source: FFBW, Inc.'s Prospectus

96

EXHIBIT 20

Mix of Average Deposit Accounts

For the Six Months Ended June 30, 2019 and the Years Ended December 31, 2016, 2017 and 2018

	For the Six Months Ended
	June 30,		For the Years Ended December 31,
	2019		2018		2017		2016
	(Dollars in thousands)

	Average	Percent	Average	Percent	Average	Percent	Average	Percent
Deposit type:	Balance	of Total	Balance	of Total	Balance	of Total	Balance	of Total
Noninterest-bearing checking	$18,256	10.06%	$19,631	10.92%	$20,902	11.30%	$11,508	6.20%
Interest-bearing checking	9,168	5.05%	5,225	2.91%	3,255	1.76%	7,779	4.19%
Money market	40,785	22.48%	51,855	28.83%	54,956	29.70%	49,629	26.74%
Statement savings	14,245	7.85%	15,394	8.56%	16,447	8.89%	17,618	9.49%
Health savings	11,284	6.22%	11,462	6.37%	11,486	6.21%	11,558	6.23%
Certificates of deposit	87,689	48.33%	76,277	42.41%	77,990	42.15%	87,476	47.14%
Total deposits	181,427	100.00%	179,844	100.00%	185,036	100.00%	185,568	100.00%

Source: FFBW, Inc.'s Prospectus

97

EXHIBIT 21

Certificates of Deposit By Maturity

At June 30, 2019

At
June 30
2019
(In thousands)

Three months or less	$16,521
Over three months through six months	14,828
Over six months through one year	10,846
Over one year to three years	7,366
Over three years	1,362

Total	$50,923

Source: FFBW, Inc.'s Prospectus

98

EXHIBIT 22

Borrowed Funds

At or for the Six Months Ended June 30, 2018 and 2019, and

At or for the Years Ended December 31, 2016, 2017 and 2018

	At or for the Six Months
	Ended June 30,		At or for the Years Ended December 31,
	2019	2018	2018	2017	2016
	(Dollars in thousands)

Balance at end of period	$15,750	$38,000	$17,750	$12,750	$21,277
Average balance during period	16,544	19,862	22,552	17,866	23,147
Maximum outstanding at any month end	19,350	38,000	39,900	24,750	24,250
Weighted average interest rate at end of period	2.18%	1.91%	2.10%	1.69%	1.21%
Average interest rate during period	2.16%	1.70%	1.92%	1.34%	1.16%

Source: FFBW, Inc.'s Prospectus

99

EXHIBIT 23

OFFICES OF FIRST FEDERAL BANK OF WISCONSIN

WAUKESHA, WISCONSIN

As of June 30, 2019

	Owned	Year	Net Book
	or	Acquired or	Value of Real
Location	Leased	Leased	Property
			($000)
Home Banking Office
1617 East Racine Avenue
Waukesha, Wisconsin 53186	Owned	2012	$1,157

Branch Offices:
Brookfield Office
1360 South Moorland Road
Brookfield, Wisconsin53005	Owned	2015	4,688

West Office
1801 Summit Avenue
Waukesha, Wisconsin 53188	Owned	1984	191

Bay View Office
3974 South Howell Avenue
Milwaukee, Wisconsin 53207	Owned	1972	569

Source: FFBW, Inc.'s Prospectus

100

EXHIBIT 24

DIRECTORS AND MANAGEMENT OF THE BANK

At June 30, 2019

			Director	Term
Name (1)	Position(s) Held with the Bank	Age	Since	Expires
Kathryn Gutenkunst	Director	57	2007	2021
Stephen W. Johnson	Director	67	2002	2020
Thomas C. Martin	Director	78	1995	2021
Thomas L. McKeever	Director	54	2011	2020
Jose A. Olivieri	Director	61	2019	2022
Michael J. Pjevach	Director	55	2015	2021
Edward H. Schaefer	President, Chief Executive Offier and Director	57	2016	2020
Christine A. Specht	Director	44	2019	2022
James A. Tarantino	Chairman of the Board	61	2008	2022
Nikola B. Schaumberg	Chief Financial Officer	43	N/A	N/A

(1)	The mailing address for each person listed is 1360 S Moorland Rd., Brookfield, WI 53005.

Source: FFBW, Inc.'s Prospectus

101

EXHIBIT 25

Key Demographic Data and Trends

Milwaukee and Waukesha Counties,

Wisconsin and the United States

2000, 2010 and 2024

	2000	2010	% Change	2024	% Change
Population
Milwaukee County	940,164	947,735	0.8%	952,893	0.5%
Waukesha County	360,767	389,891	8.1%	411,875	5.6%
Wisconsin	5,363,675	5,686,986	6.0%	5,907,668	3.9%
United States	281,421,906	308,745,538	9.7%	341,924,340	10.7%

Households
Milwaukee County	377,729	383,591	1.6%	388,465	1.3%
Waukesha County	135,229	152,663	12.9%	166,082	8.8%
Wisconsin	2,084,544	2,279,768	9.4%	2,419,854	6.1%
United States	105,480,101	116,716,292	10.7%	129,182,991	10.7%

Per Capita Income
Milwaukee County	$19,939	$24,254	21.6%	—	—
Waukesha County	29,164	37,282	27.8%	—	—
Wisconsin	21,271	27,192	27.8%	—	—
United States	22,162	26,059	17.6%	—	—

Median Household Income
Milwaukee County	$38,100	$43,599	14.4%	$57,366	31.6%
Waukesha County	62,839	75,689	20.4%	95,444	26.1%
Wisconsin	43,791	52,374	19.6%	69,363	32.4%
United States	41,994	50,046	19.2%	62,901	25.7%

Source: U.S. Census and Mergent Intellect

102

EXHIBIT 26

Key Housing Data

Milwaukee and Waukesha Counties,

Wisconsin and the United States

2000 & 2010

	2000	2010
Occupied Housing Units
Milwaukee County	377,729	383,591
Waukesha County	135,229	152,663
Wisconsin	2,084,544	2,279,768
United States	105,480,101	116,716,292

Occupancy Rate
Milwaukee County
Owner-Occupied	52.6%	51.3%
Renter-Occupied	47.4%	48.7%
Waukesha County
Owner-Occupied	76.4%	76.8%
Renter-Occupied	23.6%	23.2%
Wisconsin
Owner-Occupied	68.4%	68.1%
Renter-Occupied	31.6%	31.9%
United States
Owner-Occupied	66.2%	65.4%
Renter-Occupied	33.8%	34.6%

Median Housing Values
Milwaukee County	$103,200	$162,900
Waukesha County	170,400	257,700
Wisconsin	112,200	169,000
United States	119,600	186,200

	2017
Median Housing Values
Milwaukee County	$150,300
Waukesha County	262,700
Wisconsin	169,300
United States	193,500

Median Rent
Milwaukee County	$555	$786
Waukesha County	726	906
Wisconsin	540	749
United States	602	871

Source: U.S. Census Bureau and American Community Survey (Census Bureau)

103

EXHIBIT 27

Major Sources of Employment by Industry Group

Milwaukee and Waukesha Counties

Wisconsin and the United States

2000, 2010 and 2017

	2000
	Milwaukee	Waukesha		United
Industry Group	County	County	Wisconsin	States

Agriculture/Mining	0.3%	0.4%	2.8%	1.9%
Construction	4.0%	6.3%	5.9%	6.8%
Manufacturing	18.5%	21.2%	22.2%	14.1%
Wholesale/Retail	13.6%	16.6%	14.8%	15.3%
Transportation/Utilities	5.3%	4.1%	4.5%	5.2%
Information	3.0%	3.1%	2.2%	3.1%
Finance, Insurance & Real Estate	7.7%	7.7%	6.1%	6.9%
Services	47.6%	40.6%	41.5%	46.7%

	2010
	Milwaukee	Waukesha		United
	County	County	Wisconsin	States

Agriculture/Mining	0.6%	0.5%	2.4%	1.9%
Construction	3.6%	5.6%	5.6%	6.2%
Manufacturing	15.0%	18.2%	18.4%	10.4%
Wholesale/Retail	12.9%	15.8%	14.2%	14.5%
Transportation/Utilities	4.6%	3.9%	4.5%	4.9%
Information	2.2%	1.9%	1.8%	2.2%
Finance, Insurance & Real Estate	7.3%	8.6%	6.3%	6.7%
Services	54.1%	45.5%	46.8%	53.2%

	2013-2017 American Community Survey
	Milwaukee	Waukesha		United
	County	County	Wisconsin	States

Agriculture/Mining	0.4%	0.5%	2.4%	1.9%
Construction	3.8%	5.5%	5.5%	6.4%
Manufacturing	14.9%	18.2%	18.4%	10.3%
Wholesale/Retail	12.9%	15.0%	14.0%	14.1%
Transportation/Utilities	4.7%	3.4%	4.3%	5.1%
Information	1.7%	1.7%	1.6%	2.1%
Finance, Insurance & Real Estate	6.5%	8.3%	6.1%	6.5%
Services	55.1%	47.4%	47.7%	53.6%

Source: Bureau of the Census (2000 and 2010) & American Community Survey (2017)

104

EXHIBIT 28

Unemployment Rates

Milwaukee and Waukesha Counties,

Wisconsin and the United States

For the Years 2015 through July of 2019

					July
Location	2015	2016	2017	2018	2019

Milwaukee County	5.7%	5.0%	4.0%	3.6%	4.4%

Waukesha County	3.8%	3.4%	2.9%	2.7%	3.1%

Wisconsin	4.6%	4.0%	3.3%	3.0%	3.4%

United States	5.3%	4.9%	4.4%	3.9%	4.0%

Source: Local Area Unemployment Statistics - U.S. Bureau of Labor Statistics

105

EXHIBIT 29

Market Share of Deposits

Milwaukee and Waukesha Counties

June 30, 2018

	Milwaukee County	First Federal's	First Federal's
	Deposits	Deposits	Share
	($000)	($000)	(%)

Banks	$42,194,671	—	—
Thrifts	2,094,441	$55,129	2.6%
Total	$44,289,112	$55,129	0.1%

	Waukesha County	First Federal's	First Federal's
	Deposits	Deposits	Share
	($000)	($000)	(%)

Banks	$11,101,967	—	—
Thrifts	1,346,515	$123,466	9.2%
Total	$12,448,482	$123,466	1.0%

	Total	First Federal's	First Federal's
	Deposits	Deposits	Share
	($000)	($000)	(%)

Banks	$53,296,638	—	—
Thrifts	3,440,956	$178,595	5.2%
Total	$56,737,594	$178,595	0.3%

Source: FDIC

106

EXHIBIT 30

National Interest Rates by Quarter

2015 - June 30, 2019

	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.
	2015	2015	2015	2015

Prime Rate	3.25%	3.25%	3.25%	3.50%
90-Day Treasury Bills	0.03%	0.01%	0.01%	0.16%
1-Year Treasury Bills	0.26%	0.28%	0.32%	0.62%
30-Year Treasury Notes	2.54%	3.20%	2.87%	3.01%

	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.
	2016	2016	2016	2016

Prime Rate	3.50%	3.50%	3.50%	3.75%
90-Day Treasury Bills	0.24%	0.30%	0.32%	0.51%
1-Year Treasury Bills	0.53%	0.58%	0.57%	0.81%
30-Year Treasury Notes	2.61%	2.26%	2.40%	2.97%

	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.
	2017	2017	2017	2017

Prime Rate	4.00%	4.25%	4.25%	4.50%
90-Day Treasury Bills	0.92%	1.01%	1.04%	1.37%
1-Year Treasury Bills	1.17%	1.24%	1.31%	1.76%
30-Year Treasury Notes	2.92%	2.84%	2.86%	2.74%

	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.
	2018	2018	2018	2018

Prime Rate	4.75%	5.00%	5.25%	5.50%
90-Day Treasury Bills	1.74%	1.89%	2.15%	2.40%
1-Year Treasury Bills	2.09%	2.33%	2.57%	2.63%
30-Year Treasury Notes	2.97%	2.98%	3.19%	3.02%

	1st Qtr.	2nd Qtr.
	2019	2019

Prime Rate	5.50%	5.50%
90-Day Treasury Bills	2.39%	2.18%
1-Year Treasury Bills	2.50%	1.96%
30-Year Treasury Notes	2.94%	2.57%

Source: The Wall Street Journal

107

EXHIBIT 31

KELLER & COMPANY

Dublin, Ohio

614-766-1426

SHARE DATA AND PRICING RATIOS

PUBLICLY-TRADED, FDIC-INSURED SAVINGS INSTITUTIONS

(EXCLUDING MUTUAL HOLDING COMPANIES)

PRICES AS OF JUNE 30, 2019

ALL RATIOS/FINANCIAL DATA AS OF MOST RECENT FOUR QUARTERS

				PER SHARE					PRICING RATIOS
					52 Week	Earnings		12 Month	Price/Net	Price/Core	Price/	Price/Tang.	Price/
				Price	Change	(EPS)	Assets	Div.	Earnings	Earnings	Book Value	Book Value	Assets
		State	Exchange	($)	(%)	($)	($)	($)	(X)	(X)	(X)	(X)	(X)

SZBI	SOUTHFIRST BANCSHARES	AL	OTC PINK	2.37	(52.1)	(0.09)	118.40	0.29	NM	NM	17.20	17.20	2.00
ABNK	ALTAPACIFIC BANCORP	CA	OTC PINK	14.20	(7.8)	0.99	75.02	1.53	14.34	14.79	143.29	151.22	18.93
AX	AXOS FINANCIAL	CA	NYSE	27.25	NM	2.47	177.46	0.00	11.03	10.86	160.67	187.03	15.36
BYFC	BROADWAY FINANCIAL CORP	CA	NASDAQ	1.42	(35.5)	0.09	22.45	0.04	15.78	142.00	51.26	51.26	6.33
MLGF	MALAGA FINANCIAL CORPORATION	CA	OTC BB	22.75	(27.2)	2.33	167.90	0.94	9.76	9.81	101.70	101.70	13.55
PROV	PROVIDENT FINANCIAL HOLDINGS	CA	NASDAQ	20.99	10.0	0.78	149.30	1.00	26.91	30.87	137.91	138.91	14.06
SIFI	SI FINANCIAL GROUP	CT	NASDAQ	77.14	423.0	0.96	139.54	0.00	80.35	80.35	NM	599.84	55.28
UBNK	UNITED FINANCIAL BANCORP	CT	NASDAQ	14.18	(19.1)	1.11	143.77	0.47	12.77	13.13	100.07	123.41	9.86
WSFS	WSFS FINANCIAL CORP	DE	NASDAQ	41.30	(22.5)	2.08	229.34	0.26	19.86	20.86	122.59	181.46	18.01
TBNK	TERRITORIAL BANCORP	HI	NASDAQ	30.90	(0.3)	2.24	214.65	1.58	13.79	15.85	134.76	134.88	14.40
WCFB	WCF BANCORP	IA	NASDAQ	8.17	(9.2)	(0.01)	49.97	0.00	NM	NM	108.79	109.08	16.35
AFBA	ALLIED FIRST BANCORP	IL	OTC BB	1.00	(25.9)	(0.03)	60.17	0.00	NM	NM	15.02	15.02	1.66
BFIN	BANKFINANCIAL CORP	IL	NASDAQ	13.99	(20.7)	1.31	98.58	1.13	10.68	13.32	132.73	133.11	14.19
BFFI	BEN FRANKLIN FINANCIAL	IL	OTC BB	6.75	(18.2)	(0.16)	72.81	0.00	NM	NM	84.48	84.48	9.27
BTHT	BEST HOMETOWN BANCORP	IL	OTC PINK	11.00	(18.5)	(1.08)	134.71	0.00	NM	NM	84.36	84.36	8.17
GTPS	GREAT AMERICAN BANCORP	IL	OTC BB	31.55	(0.9)	3.41	404.89	1.51	9.25	9.92	75.88	81.52	7.79
IROQ	IF BANCORP	IL	NASDAQ	20.91	(12.5)	0.86	185.01	0.56	24.31	24.60	101.85	103.06	11.30
MCPH	MIDLAND CAPITAL HOLDINGS CORP	IL	OTC PINK	23.00	(4.2)	(0.20)	308.61	0.00	NM	NM	78.50	78.50	7.45
OTTW	OTTAWA SAVINGS BANCORP	IL	OTC BB	13.04	(6.1)	0.59	86.66	0.00	22.10	22.88	97.02	99.85	15.05
RYFL	ROYAL FINANCIAL	IL	OTC BB	15.45	(11.5)	1.83	159.10	1.38	8.44	8.44	83.38	88.24	9.71
SUGR	SUGAR CREEK FINANCIAL CORP	IL	OTC BB	10.35	(17.9)	0.13	123.84	0.00	79.62	73.93	74.35	74.35	8.36
AMFC	AMB FINANCIAL CORP	IN	OTC BB	16.80	(8.9)	1.57	221.21	0.79	10.70	10.91	82.23	83.62	7.59
DSFN	DSA FINANCIAL CORP	IN	OTC PINK	620.88	7.0	0.64	93.16	1.86	NM	NM	NM	NM	NM
FDLB	FIDELITY FEDERAL BANCORP	IN	OTC PINK	39.90	59.6	NM	994.50	0.00	3.99	4.61	32.74	33.45	4.01
FBPI	FIRST BANCORP OF INDIANA	IN	OTC BB	20.35	0.2	1.20	249.64	0.67	16.96	16.15	86.01	104.36	8.15

108

KELLER & COMPANY

Dublin, Ohio

614-766-1426

SHARE DATA AND PRICING RATIOS

PUBLICLY-TRADED, FDIC-INSURED SAVINGS INSTITUTIONS

(EXCLUDING MUTUAL HOLDING COMPANIES)

PRICES AS OF JUNE 30, 2019

ALL RATIOS/FINANCIAL DATA AS OF MOST RECENT FOUR QUARTERS

				PER SHARE					PRICING RATIOS
					52 Week	Earnings		12 Month	Price/Net	Price/Core	Price/	Price/Tang.	Price/
				Price	Change	(EPS)	Assets	Div.	Earnings	Earnings	Book Value	Book Value	Assets
		State	Exchange	($)	(%)	($)	($)	($)	(X)	(X)	(X)	(X)	(X)

FCAP	FIRST CAPITAL	IN	NASDAQ	50.54	21.6	2.62	240.68	1.07	19.29	18.93	206.71	227.15	21.00
FSFG	FIRST SAVINGS FINANCIAL GROUP	IN	NASDAQ	60.00	(18.4)	5.21	480.40	0.00	11.52	10.95	117.86	133.13	12.49
NWIN	NORTHWEST INDIANA BANCORP	IN	OTC BB	44.00	2.4	2.42	366.66	8.02	18.18	20.18	126.11	146.67	12.00
TDCB	THIRD CENTURY BANCORP	IN	OTC BB	12.15	(12.9)	0.93	138.71	0.07	13.06	12.93	86.48	87.54	8.76
WEIN	WEST END INDIANA BANCSHARES	IN	OTC BB	25.00	(13.8)	1.58	280.45	0.70	15.82	14.62	89.70	92.08	8.91
CFFN	CAPITOL FEDERAL FINANCIAL	KS	NASDAQ	13.77	4.6	0.66	67.60	0.95	20.86	20.86	143.44	145.41	20.37
CTUY	CENTURY NEXT FINANCIAL CORP	LA	OTC BB	31.30	(7.9)	2.66	285.99	0.00	11.77	11.77	103.03	113.45	10.94
HRGG	HERITAGE NOLA BANCORP	LA	OTC PINK	13.00	4.2	0.41	73.44	0.00	31.71	31.71	116.59	119.05	17.70
HFBL	HOME FED BANCORP OF LOUISIANA	LA	NASDAQ	33.25	5.7	2.68	234.47	1.35	12.41	11.43	126.67	126.67	14.18
HONE	HARBORONE BANCORP	MA	NASDAQ	18.73	(1.1)	0.42	112.35	1.23	44.60	45.68	161.88	218.55	16.67
HIFS	HINGHAM INSTITUTION FOR SAVINGS	MA	NASDAQ	198.01	(9.9)	NM	1,170.98	1.96	13.49	12.69	190.50	190.50	16.91
MELR	MELROSE BANCORP	MA	OTC PINK	18.03	(8.2)	0.69	132.08	0.00	26.13	34.67	128.51	128.51	13.65
EBSB	MERIDIAN BANCORP	MA	NASDAQ	17.89	(6.6)	1.10	117.32	0.23	16.26	16.41	139.55	144.39	15.25
PVBC	PROVIDENT BANCORP	MA	NASDAQ	27.99	6.8	0.99	103.69	0.00	28.27	28.86	223.92	223.92	26.99
RNDB	RANDOLPH BANCORP	MA	NASDAQ	15.10	(10.1)	(0.25)	104.33	0.00	NM	NM	131.19	149.36	14.47
WEBK	WELLESLEY BANCORP	MA	NASDAQ	32.61	(3.6)	2.74	358.33	0.26	11.90	11.95	111.41	111.53	9.10
WNEB	WESTERN NEW ENGLAND BANCORP	MA	NASDAQ	9.34	(15.1)	0.66	78.41	1.48	14.15	14.15	117.04	126.73	11.91
MBCQ	MB BANCORP	MD	OTC BB	16.20	(2.4)	1.27	75.40	0.00	12.76	62.31	118.25	118.25	21.49
SVBI	SEVERN BANCORP	MD	NASDAQ	8.69	0.5	0.79	68.98	0.21	11.00	11.00	94.05	94.66	12.60
FBC	FLAGSTAR BANCORP	MI	NYSE	33.14	(3.3)	3.33	344.28	0.04	9.95	10.42	118.91	167.97	9.63
NWBB	NEW BANCORP	MI	OTC BB	28.00	43.6	1.62	183.20	0.00	17.28	17.61	118.69	128.62	15.28
SBT	STERLING BANCORP	MI	NASDAQ	9.97	(25.4)	1.22	62.80	0.04	8.17	8.31	152.68	157.75	15.88
STBI	STURGIS BANCORP	MI	OTC BB	22.36	17.1	2.29	209.70	0.77	9.76	9.81	111.69	134.62	10.66
HMNF	HMN FINANCIAL	MN	NASDAQ	21.00	4.5	1.85	149.03	1.24	11.35	12.57	124.04	128.52	14.09
REDW	REDWOOD FINANCIAL	MN	OTC PINK	95.00	75.9	NM	734.85	7.18	11.85	11.42	117.04	139.71	12.93

109

KELLER & COMPANY

Dublin, Ohio

614-766-1426

SHARE DATA AND PRICING RATIOS

PUBLICLY-TRADED, FDIC-INSURED SAVINGS INSTITUTIONS

(EXCLUDING MUTUAL HOLDING COMPANIES)

PRICES AS OF JUNE 30, 2019

ALL RATIOS/FINANCIAL DATA AS OF MOST RECENT FOUR QUARTERS

				PER SHARE					PRICING RATIOS
					52 Week	Earnings		12 Month	Price/Net	Price/Core	Price/	Price/Tang.	Price/
				Price	Change	(EPS)	Assets	Div.	Earnings	Earnings	Book Value	Book Value	Assets
		State	Exchange	($)	(%)	($)	($)	($)	(X)	(X)	(X)	(X)	(X)

CFDB	CENTRAL FED S&L ASSN OF ROLLA	MO	OTC PINK	13.00	(9.7)	0.13	43.56	0.00	100.00	92.86	99.54	99.54	29.84
NASB	NASB FINANCIAL	MO	OTC BB	40.55	(1.6)	4.33	308.14	2.00	9.36	9.22	122.43	130.55	13.16
QRRY	QUARRY CITY S&L ASSN	MO	OTC BB	14.09	(9.1)	0.26	131.29	0.00	54.19	93.93	65.23	67.10	10.73
ENFC	ENTEGRA FINANCIAL CORP	NC	NASDAQ	30.12	2.8	2.17	241.13	0.13	13.88	13.33	112.14	133.81	12.49
FCPB	FIRST CAPITAL BANCSHARES	NC	OTC PINK	6.12	(18.2)	(0.51)	176.86	0.00	NM	NM	17.45	17.45	3.46
KSBI	KS BANCORP	NC	OTC BB	26.07	(6.9)	3.81	358.01	2.82	6.84	6.86	77.80	77.80	7.28
LSFG	LIFESTORE FINANCIAL GROUP	NC	OTC PINK	33.00	26.9	2.80	278.75	0.00	11.79	11.96	107.98	111.11	11.84
UBNC	UNION BANK	NC	OTC PINK	14.67	(10.5)	1.15	128.87	0.19	12.76	12.76	108.67	132.88	11.38
EQFN	EQUITABLE FINANCIAL CORP	NE	NASDAQ	11.90	10.6	0.79	103.33	0.00	15.06	17.25	115.65	127.27	11.52
MCBK	MADISON COUNTY FINANCIAL	NE	OTC PINK	26.00	0.0	2.12	155.42	1.08	12.26	12.62	95.59	99.27	16.73
KRNY	KEARNY FINANCIAL CORP	NJ	NASDAQ	13.29	(1.2)	0.45	72.78	0.34	29.53	29.53	104.98	129.15	18.26
MSBF	MB BANCORP	NJ	NASDAQ	15.31	(28.8)	0.87	105.84	0.00	17.60	17.60	131.42	131.42	14.47
NFBK	NORTHFIELD BANCORP	NJ	NASDAQ	15.61	(6.1)	0.77	91.52	0.38	20.27	20.27	114.36	121.38	17.06
OCFC	OCEANFIRST FINANCIAL CORP	NJ	NASDAQ	24.85	(17.1)	1.71	158.07	0.61	14.53	14.53	112.95	173.65	15.72
ORIT	ORITANI FINANCIAL CORP	NJ	NASDAQ	17.74	9.5	1.17	90.40	1.12	15.16	15.98	150.72	150.72	19.62
PFS	PROVIDENT FINANCIAL SERVICES	NJ	NYSE	24.25	(11.9)	1.82	147.40	1.04	13.32	13.40	117.38	168.64	16.45
BCTF	BANCORP 34	NM	NASDAQ	15.46	0.1	0.23	111.22	1.43	67.22	67.22	131.46	132.48	13.90
CARV	CARVER BANCORP	NY	NASDAQ	3.00	(35.2)	(2.58)	152.40	0.00	NM	NM	23.55	23.64	1.97
DCOM	DIME COMMUNITY BANCSHARES	NY	NASDAQ	18.99	(2.6)	1.33	179.77	0.57	14.28	14.17	112.83	124.52	10.56
ESBK	ELMIRA SAVINGS BANK	NY	NASDAQ	16.05	(21.4)	1.16	171.50	0.93	13.84	14.08	95.94	124.61	9.36
FSBC	FSB COMMUNITY BANKSHARES	NY	NASDAQ	18.00	1.4	0.27	167.24	0.00	66.67	66.67	117.11	120.24	10.76
NYCB	NEW YORK COMMUNITY BANCORP	NY	NYSE	9.98	(9.6)	0.88	111.57	0.70	11.34	11.47	70.33	111.01	8.95
PCSB	PCSB FINANCIAL CORP	NY	NASDAQ	20.25	1.9	0.53	85.55	0.00	38.21	38.94	172.78	178.26	23.67
PDLB	PDL COMMUNITY BANCORP	NY	NASDAQ	14.29	(9.0)	0.23	55.94	0.00	62.13	62.13	199.30	199.30	25.55
SNNF	SENECA FIN CORP	NY	OTC PINK	9.00	5.3	0.53	102.18	0.00	16.98	16.98	103.45	103.45	8.81

110

KELLER & COMPANY

Dublin, Ohio

614-766-1426

SHARE DATA AND PRICING RATIOS

PUBLICLY-TRADED, FDIC-INSURED SAVINGS INSTITUTIONS

(EXCLUDING MUTUAL HOLDING COMPANIES)

PRICES AS OF JUNE 30, 2019

ALL RATIOS/FINANCIAL DATA AS OF MOST RECENT FOUR QUARTERS

				PER SHARE					PRICING RATIOS
					52 Week	Earnings		12 Month	Price/Net	Price/Core	Price/	Price/Tang.	Price/
				Price	Change	(EPS)	Assets	Div.	Earnings	Earnings	Book Value	Book Value	Assets
		State	Exchange	($)	(%)	($)	($)	($)	(X)	(X)	(X)	(X)	(X)

SNNY	SUNNYSIDE BANCORP	NY	OTC BB	13.75	(14.7)	(0.06)	105.62	0.00	NM	NM	104.40	104.40	13.02
TRST	TRUSTCO BANK CORP NY	NY	NASDAQ	7.92	(11.0)	0.63	53.29	0.27	12.57	12.77	152.60	152.90	14.86
CNNB	CINCINNATI BANCORP	OH	OTC BB	14.00	8.9	0.37	113.07	0.41	37.84	38.89	113.73	122.06	12.38
CCSB	COMM SAVINGS BANCORP	OH	OTC BB	13.55	(7.2)	(1.67)	124.42	0.00	NM	NM	78.01	78.01	10.89
CIBN	COMMUNITY INVESTORS BANCORP	OH	OTC PINK	17.62	13.7	1.23	205.23	0.40	14.33	13.45	101.85	105.95	8.59
EFBI	EAGLE FIN BANCORP	OH	NASDAQ	15.80	(3.4)	0.27	83.10	0.00	58.52	60.77	123.34	123.34	19.01
FDEF	FIRST DEFIANCE FINANCIAL CORP	OH	NASDAQ	28.57	(57.4)	2.33	163.41	0.69	12.26	12.21	142.28	198.96	17.48
FNFI	FIRST NILES FINANCIAL	OH	OTC PINK	9.00	(7.7)	0.28	89.32	0.19	32.14	36.00	83.18	83.18	10.08
HLFN	HOME LOAN FINANCIAL CORP	OH	OTC BB	35.00	20.7	2.67	153.85	1.42	13.11	13.16	186.07	186.97	22.75
PPSF	PEOPLES-SIDNEY FINANCIAL CORP	OH	OTC PINK	12.41	22.9	0.70	94.80	0.49	17.73	19.09	99.44	99.44	13.09
PFOH	PERPETUAL FEDERAL SAVINGS BANK	OH	OTC PINK	29.85	2.1	2.56	158.71	1.20	11.66	12.04	98.81	98.81	18.81
UCFC	UNITED COMMUNITY FINANCIAL CORP	OH	NASDAQ	9.57	(12.9)	0.73	58.15	0.68	13.11	13.11	165.86	184.39	16.46
VERF	VERSAILLES FINANCIAL CORP	OH	OTC BB	23.00	(5.2)	1.25	142.01	0.00	18.40	18.40	79.94	79.94	16.20
ESSA	ESSA BANCORP	PA	NASDAQ	15.25	(3.7)	1.05	160.29	0.88	14.52	14.81	98.71	108.08	9.51
HARL	HARLEYSVILLE SAVINGS FINANCIAL	PA	OTC PINK	23.30	3.0	2.41	210.62	1.37	9.67	10.36	118.27	118.27	11.06
NWBI	NORTHWEST BANCSHARES	PA	NASDAQ	17.61	1.3	0.99	98.06	0.67	17.79	17.79	142.13	198.09	17.96
PBIP	PRUDENTIAL BANCORP	PA	NASDAQ	18.92	(2.0)	1.07	134.61	0.56	17.68	16.89	129.50	136.41	14.06
QNTO	QUAINT OAK BANCORP	PA	OTC PINK	12.81	(4.0)	1.16	141.35	0.38	11.04	11.04	87.50	90.53	9.06
STND	STANDARD FINANCIAL CORP	PA	OTC BB	27.44	(9.3)	1.87	205.13	0.41	14.67	14.91	96.15	121.36	13.38
WVFC	WVS FINANCIAL CORP	PA	NASDAQ	17.50	5.7	1.42	183.26	1.25	12.32	12.15	106.97	106.97	9.55
FSGB	FIRST FEDERAL OF SOUTH CAROLINA	SC	OTC PINK	10.75	7.5	0.03	3.98	0.00	NM	NM	NM	NM	270.10
CASH	META FINANCIAL GROUP	SD	NASDAQ	28.05	(71.2)	1.60	153.36	0.18	17.53	18.10	134.34	243.70	18.29
SFBK	SFB BANCORP	TN	OTC PINK	31.60	(1.3)	1.32	265.80	1.75	23.94	24.88	81.21	82.57	11.89
UNTN	UNITED TENNESSEE BANKSHARES	TN	OTC PINK	21.80	(1.2)	2.12	246.68	0.70	10.28	10.38	83.30	83.30	8.84
STXB	SPIRIT OF TEXAS BANCSHARES	TX	NASDAQ	22.50	NM	1.20	120.99	0.00	18.75	20.27	153.69	184.58	18.60

111

KELLER & COMPANY

Dublin, Ohio

614-766-1426

SHARE DATA AND PRICING RATIOS

PUBLICLY-TRADED, FDIC-INSURED SAVINGS INSTITUTIONS

(EXCLUDING MUTUAL HOLDING COMPANIES)

PRICES AS OF JUNE 30, 2019

ALL RATIOS/FINANCIAL DATA AS OF MOST RECENT FOUR QUARTERS

				PER SHARE					PRICING RATIOS
					52 Week	Earnings		12 Month	Price/Net	Price/Core	Price/	Price/Tang.	Price/
				Price	Change	(EPS)	Assets	Div.	Earnings	Earnings	Book Value	Book Value	Assets
		State	Exchange	($)	(%)	($)	($)	($)	(X)	(X)	(X)	(X)	(X)

TBK	TRIUMPH BANCORP	TX	NASDAQ	29.05	(28.7)	2.04	169.59	0.00	14.24	14.10	120.09	172.71	17.13
FSBW	FS BANCORP	WA	NASDAQ	51.87	(18.0)	5.77	362.15	0.32	8.99	12.71	123.32	137.08	14.32
RVSB	RIVERVIEW BANCORP	WA	NASDAQ	8.54	1.2	0.81	51.11	0.09	10.54	10.81	124.49	152.23	16.71
TSBK	TIMBERLAND BANCORP	WA	NASDAQ	29.88	(20.0)	2.51	148.47	0.70	11.90	12.00	156.28	178.28	20.13
HWIS	HOME BANCORP WISCONSIN	WI	OTC PINK	9.75	(30.4)	0.35	167.79	0.00	27.86	40.63	79.20	79.20	5.81
WSBF	WATERSTONE FINANCIAL	WI	NASDAQ	17.06	0.1	1.08	68.76	0.94	15.80	16.73	124.25	124.53	24.81
WBBW	WESTBURY BANCORP	WI	OTC BB	25.10	12.4	1.88	243.55	1.13	13.35	13.14	106.76	107.59	10.31

112

KELLER & COMPANY

Dublin, Ohio

614-766-1426

SHARE DATA AND PRICING RATIOS

PUBLICLY-TRADED, FDIC-INSURED SAVINGS INSTITUTIONS

(EXCLUDING MUTUAL HOLDING COMPANIES)

PRICES AS OF JUNE 30, 2019

ALL RATIOS/FINANCIAL DATA AS OF MOST RECENT FOUR QUARTERS

	PER SHARE					PRICING RATIOS
		52 Week	Earnings		12 Month	Price/Net	Price/Core	Price/	Price/Tang.	Price/
	Price	Change	(EPS)	Assets	Div.	Earnings	Earnings	Book Value	Book Value	Assets
	($)	(%)	($)	($)	($)	(X)	(X)	(X)	(X)	(X)

ALL INSTITUTIONS
AVERAGE	28.61	(1.15)	1.24	180.04	0.67	20.66	23.40	112.11	128.07	16.22
HIGH	620.88	423.00	5.77	1,170.98	8.02	100.00	142.00	223.92	599.84	270.10
LOW	1.00	(71.20)	(2.58)	3.98	0.00	3.99	4.61	15.02	15.02	1.66

AVERAGE FOR STATE
WI	17.30	(5.97)	1.10	160.03	0.69	19.00	23.50	103.41	103.77	13.64

AVERAGE BY REGION
MID-ATLANTIC	19.38	(5.56)	1.31	135.82	0.59	15.73	18.96	115.37	134.32	14.89
MIDWEST	37.58	(3.00)	1.22	199.08	0.71	16.09	16.65	101.08	108.43	11.73
NORTH CENTRAL	27.15	(0.52)	1.17	189.66	1.26	25.25	28.88	112.61	129.01	16.40
NORTHEAST	28.01	13.06	0.57	182.29	0.41	24.20	24.76	122.82	162.95	15.88
SOUTHEAST	19.61	(5.89)	1.42	202.05	0.65	8.83	8.91	67.30	72.90	37.70
SOUTHWEST	24.09	(4.43)	1.54	165.95	0.46	26.02	26.08	125.25	141.49	15.41
WEST	23.09	(10.84)	2.00	152.06	0.69	13.67	28.86	125.96	136.95	14.87

AVERAGE BY EXCHANGE
NYSE	23.66	(6.20)	2.13	195.18	0.45	11.41	11.54	116.82	158.66	12.60
NASDAQ	24.98	(0.93)	1.21	161.10	0.53	20.63	23.49	127.38	154.35	16.07
OTC BB	21.14	(3.93)	1.48	191.21	0.89	16.28	19.61	95.56	101.16	11.51
OTC PINK	44.72	2.17	0.79	205.39	0.74	16.02	16.89	83.35	86.28	21.37

113

EXHIBIT 32

KELLER & COMPANY

Dublin, Ohio

614-766-1426

KEY FINANCIAL DATA AND RATIOS

PUBLICLY-TRADED FDIC-INSURED SAVINGS INSTITUTIONS

MOST RECENT FOUR QUARTERS

			ASSETS AND EQUITY			PROFITABILITY				CAPITAL ISSUES
			Total	Total	Total		Core		Core		Number of	Mkt. Value
			Assets	Equity	Tang. Equity	ROAA	ROAA	ROAE	ROAE		Shares	of Shares
		State	($000)	($000)	($000)	(%)	(%)	(%)	(%)	Exchange	Outstanding	($000)

SZBI	SOUTHFIRST BANCSHARES	AL	83,059	9,669	9,669	(0.07)	(0.09)	(0.66)	(0.83)	OTC PINK	701,526	1,663
ABNK	ALTAPACIFIC BANCORP	CA	432,541	57,143	54,127	1.33	1.30	9.80	9.55	OTC PINK	5,765,373	81,868
AX	AXOS FINANCIAL	CA	10,875,561	1,039,485	893,054	1.52	1.53	15.18	15.38	NYSE	61,285,375	1,670,026
BYFC	BROADWAY FINANCIAL CORP	CA	418,878	51,702	51,692	0.41	0.03	3.31	0.26	NASDAQ	18,662,402	26,501
MLGF	MALAGA FINANCIAL CORPORATION	CA	1,116,526	148,755	148,755	1.43	1.42	10.64	10.60	OTC BB	6,650,000	151,288
PROV	PROVIDENT FINANCIAL HOLDINGS	CA	1,119,357	114,089	113,311	0.51	0.44	5.12	4.46	NASDAQ	7,497,357	157,370
SIFI	SI FINANCIAL GROUP	CT	1,682,127	172,348	155,053	0.71	0.71	6.93	6.93	NASDAQ	12,054,785	929,906
UBNK	UNITED FINANCIAL BANCORP	CT	7,346,892	724,098	587,073	0.78	0.76	7.97	7.78	NASDAQ	51,100,720	724,608
WSFS	WSFS FINANCIAL CORP	DE	12,184,417	1,789,677	1,209,413	1.31	1.25	10.57	10.04	NASDAQ	53,127,509	2,194,166
TBNK	TERRITORIAL BANCORP	HI	2,064,073	220,519	220,301	1.05	0.92	9.88	8.59	NASDAQ	9,616,195	297,140
WCFB	WCF BANCORP	IA	128,000	19,243	19,188	(0.02)	(0.09)	(0.15)	(0.57)	NASDAQ	2,561,542	20,928
AFBA	ALLIED FIRST BANCORP	IL	89,766	9,930	9,930	(0.05)	(0.22)	(0.41)	(1.96)	OTC BB	1,491,896	1,492
BFIN	BANKFINANCIAL CORP	IL	1,542,219	164,913	164,428	1.32	1.06	11.72	9.38	NASDAQ	15,644,499	218,867
BFFI	BEN FRANKLIN FINANCIAL	IL	93,192	10,232	10,232	(0.22)	(0.27)	(2.02)	(2.50)	OTC BB	1,280,000	8,640
BTHT	BEST HOMETOWN BANCORP	IL	111,298	10,776	10,776	(0.81)	(0.82)	(8.45)	(8.58)	OTC PINK	826,208	9,088
GTPS	GREAT AMERICAN BANCORP	IL	173,898	17,859	16,621	0.86	0.80	8.51	7.95	OTC BB	429,490	13,550
IROQ	IF BANCORP	IL	662,525	73,513	72,652	0.47	0.47	4.29	4.26	NASDAQ	3,581,052	74,880
MCPH	MIDLAND CAPITAL HOLDINGS CORP	IL	114,988	10,917	10,917	(0.07)	(0.07)	(0.71)	(0.71)	OTC PINK	372,600	8,570
OTTW	OTTAWA SAVINGS BANCORP	IL	289,146	44,858	43,558	0.70	0.67	4.51	4.33	OTC BB	3,336,459	43,507
RYFL	ROYAL FINANCIAL	IL	404,921	47,167	44,557	1.15	1.15	10.08	10.08	OTC BB	2,545,052	39,321
SUGR	SUGAR CREEK FINANCIAL CORP	IL	96,809	10,883	10,883	0.10	0.11	0.92	1.03	OTC BB	781,730	8,091
AMFC	AMB FINANCIAL CORP	IN	216,775	20,019	19,685	0.70	0.69	7.76	7.60	OTC BB	979,958	16,463
DSFN	DSA FINANCIAL CORP	IN	125,543	12,424	12,058	0.71	0.70	6.15	6.08	OTC PINK	1,347,646	836,726
FDLB	FIDELITY FEDERAL BANCORP	IN	840,115	102,958	100,756	1.06	0.92	8.89	7.70	OTC PINK	844,763	33,706
FBPI	FIRST BANCORP OF INDIANA	IN	436,657	41,388	34,111	0.48	0.51	5.20	5.49	OTC BB	1,749,165	35,596

114

KELLER & COMPANY

Dublin, Ohio

614-766-1426

KEY FINANCIAL DATA AND RATIOS

PUBLICLY-TRADED FDIC-INSURED SAVINGS INSTITUTIONS

MOST RECENT FOUR QUARTERS

			ASSETS AND EQUITY			PROFITABILITY				CAPITAL ISSUES
			Total	Total	Total		Core		Core		Number of	Mkt. Value
			Assets	Equity	Tang. Equity	ROAA	ROAA	ROAE	ROAE		Shares	of Shares
		State	($000)	($000)	($000)	(%)	(%)	(%)	(%)	Exchange	Outstanding	($000)

FCAP	FIRST CAPITAL	IN	809,766	82,254	74,853	1.11	1.13	11.27	11.52	NASDAQ	3,364,494	170,042
FSFG	FIRST SAVINGS FINANCIAL GROUP	IN	1,126,454	119,374	105,680	1.15	1.21	11.40	11.99	NASDAQ	2,344,836	140,690
NWIN	NORTHWEST INDIANA BANCORP	IN	1,265,780	120,433	103,561	0.76	0.69	8.34	7.50	OTC BB	3,452,199	151,897
TDCB	THIRD CENTURY BANCORP	IN	163,724	16,585	16,386	0.69	0.70	6.80	6.87	OTC BB	1,180,321	14,341
WEIN	WEST END INDIANA BANCSHARES	IN	298,774	29,696	28,925	0.55	0.60	5.73	6.21	OTC BB	1,065,336	26,633
CFFN	CAPITOL FEDERAL FINANCIAL	KS	9,551,126	1,355,983	1,338,341	0.99	0.99	6.82	6.84	NASDAQ	141,279,239	1,945,415
CTUY	CENTURY NEXT FINANCIAL CORP	LA	474,940	50,451	45,812	1.14	1.14	11.33	11.34	OTC BB	1,660,692	51,980
HRGG	HERITAGE NOLA BANCORP	LA	121,622	18,468	18,082	0.57	0.57	3.72	3.72	OTC PINK	1,656,036	21,528
HFBL	HOME FED BANCORP OF LOUISIANA	LA	434,921	48,691	48,691	1.16	1.26	10.38	11.25	NASDAQ	1,854,900	61,675
HONE	HARBORONE BANCORP	MA	3,658,257	376,722	279,027	0.42	0.42	4.23	4.19	NASDAQ	32,560,136	609,851
HIFS	HINGHAM INSTITUTION FOR SAVINGS	MA	2,497,416	221,681	221,681	1.31	1.39	14.81	15.74	NASDAQ	2,132,750	422,306
MELR	MELROSE BANCORP	MA	322,295	34,232	34,232	0.53	0.39	4.63	3.46	NASDAQ	2,440,133	43,996
EBSB	MERIDIAN BANCORP	MA	6,281,628	686,388	663,247	0.98	0.98	8.70	8.64	NASDAQ	53,542,646	957,878
PVBC	PROVIDENT BANCORP	MA	998,134	120,299	120,299	1.00	0.98	8.19	8.09	NASDAQ	9,625,719	269,424
RNDB	RANDOLPH BANCORP	MA	614,869	67,816	59,610	(0.24)	(0.67)	(2.18)	(5.99)	NASDAQ	5,893,293	88,989
WEBK	WELLESLEY BANCORP	MA	909,308	74,284	74,189	0.81	0.80	9.77	9.73	NASDAQ	2,537,644	82,753
WNEB	WESTERN NEW ENGLAND BANCORP	MA	2,113,370	215,097	198,747	0.84	0.84	7.92	7.94	NASDAQ	26,953,429	251,745
MBCQ	MB BANCORP	MD	147,829	26,870	26,870	1.67	0.35	9.80	2.02	OTC BB	1,960,620	31,762
SVBI	SEVERN BANCORP	MD	881,209	118,015	117,281	1.14	1.14	8.84	8.82	NASDAQ	12,775,087	111,016
FBC	FLAGSTAR BANCORP	MI	19,444,871	1,573,886	1,114,430	1.01	0.96	12.26	11.69	NYSE	56,480,086	1,871,750
NWBB	NEW BANCORP	MI	119,785	15,422	14,232	0.89	0.87	7.06	6.96	OTC BB	653,850	18,308
SBT	STERLING BANCORP	MI	3,257,326	338,902	327,810	1.99	1.95	19.55	19.21	NASDAQ	51,870,853	517,152
STBI	STURGIS BANCORP	MI	441,207	42,120	34,944	1.10	1.10	11.63	11.55	OTC BB	2,103,991	47,045
HMNF	HMN FINANCIAL	MN	721,616	81,983	79,120	1.24	1.12	11.27	10.16	NASDAQ	4,842,146	101,685
REDW	REDWOOD FINANCIAL	MN	322,270	35,596	29,823	1.12	1.16	10.00	10.37	OTC PINK	438,551	41,662

115

KELLER & COMPANY

Dublin, Ohio

614-766-1426

KEY FINANCIAL DATA AND RATIOS

PUBLICLY-TRADED FDIC-INSURED SAVINGS INSTITUTIONS

MOST RECENT FOUR QUARTERS

			ASSETS AND EQUITY			PROFITABILITY				CAPITAL ISSUES
			Total	Total	Total		Core		Core		Number of	Mkt. Value
			Assets	Equity	Tang. Equity	ROAA	ROAA	ROAE	ROAE		Shares	of Shares
		State	($000)	($000)	($000)	(%)	(%)	(%)	(%)	Exchange	Outstanding	($000)

CFDB	CENTRAL FED S&L ASSN OF ROLLA	MO	69,383	20,798	20,798	0.30	0.33	1.01	1.10	OTC PINK	1,592,920	20,708
NASB	NASB FINANCIAL	MO	2,275,568	244,577	229,360	1.51	1.53	13.48	13.70	OTC BB	7,384,851	299,456
QRRY	QUARRY CITY S&L ASSN	MO	53,524	8,807	8,561	0.19	0.11	1.19	0.70	OTC BB	407,691	5,744
ENFC	ENTEGRA FINANCIAL CORP	NC	1,668,416	185,823	155,763	0.91	0.95	8.51	8.86	NASDAQ	6,919,212	208,407
FCPB	FIRST CAPITAL BANCSHARES	NC	99,702	19,777	19,777	(0.32)	(0.42)	(1.43)	(1.85)	OTC PINK	563,728	3,450
KSBI	KS BANCORP	NC	396,600	37,121	37,121	1.08	1.07	11.97	11.94	OTC BB	1,107,776	28,880
LSFG	LIFESTORE FINANCIAL GROUP	NC	292,689	32,090	31,185	1.02	1.01	9.71	9.54	OTC PINK	1,050,000	34,650
UBNC	UNION BANK	NC	770,717	80,709	66,053	0.93	0.93	8.92	8.96	OTC PINK	5,980,610	87,736
EQFN	EQUITABLE FINANCIAL CORP	NE	323,431	32,209	29,274	0.83	0.73	7.88	6.94	NASDAQ	3,130,000	37,247
MCBK	MADISON COUNTY FINANCIAL	NE	409,573	71,685	69,004	1.38	1.34	7.93	7.71	OTC PINK	2,635,221	68,516
KRNY	KEARNY FINANCIAL CORP	NJ	6,658,751	1,158,111	941,422	0.62	0.62	3.39	3.39	NASDAQ	91,495,132	1,215,970
MSBF	MB BANCORP	NJ	568,042	62,520	62,520	0.80	0.80	7.68	7.68	NASDAQ	5,366,854	82,167
NFBK	NORTHFIELD BANCORP	NJ	4,555,447	679,548	640,055	0.88	0.87	5.80	5.76	NASDAQ	49,773,796	776,969
OCFC	OCEANFIRST FINANCIAL CORP	NJ	8,098,782	1,127,163	733,364	1.13	1.13	8.33	8.33	NASDAQ	51,233,944	1,273,164
ORIT	ORITANI FINANCIAL CORP	NJ	4,075,128	530,774	530,774	1.28	1.21	9.68	9.16	NASDAQ	45,080,139	799,722
PFS	PROVIDENT FINANCIAL SERVICES	NJ	9,802,614	1,373,961	956,273	1.25	1.24	9.03	8.97	NYSE	66,502,750	1,612,692
BCTF	BANCORP 34	NM	373,284	39,455	39,163	0.20	0.20	1.86	1.86	NASDAQ	3,356,155	51,886
CARV	CARVER BANCORP	NY	563,712	47,134	46,954	(1.59)	(1.09)	(19.72)	(13.50)	NASDAQ	3,698,864	11,097
DCOM	DIME COMMUNITY BANCSHARES	NY	6,475,302	606,275	549,351	0.76	0.76	7.92	7.93	NASDAQ	36,020,112	684,022
ESBK	ELMIRA SAVINGS BANK	NY	596,831	58,231	44,813	0.70	0.69	6.99	6.89	NASDAQ	3,480,000	55,854
FSBC	FSB COMMUNITY BANKSHARES	NY	324,997	29,867	29,083	0.16	0.16	1.78	1.75	NASDAQ	1,943,253	34,979
NYCB	NEW YORK COMMUNITY BANCORP	NY	52,131,045	6,629,070	4,202,206	0.80	0.79	6.16	6.05	NYSE	467,236,136	4,663,017
PCSB	PCSB FINANCIAL CORP	NY	1,523,131	208,671	202,217	0.62	0.61	4.58	4.53	NASDAQ	17,804,039	360,532
PDLB	PDL COMMUNITY BANCORP	NY	1,032,056	132,267	132,267	0.41	0.41	3.22	3.21	NASDAQ	18,449,162	263,639
SNNF	SENECA FIN CORP	NY	202,207	17,223	17,223	0.54	0.54	6.40	6.40	OTC PINK	1,978,923	17,810

116

KELLER & COMPANY

Dublin, Ohio

614-766-1426

KEY FINANCIAL DATA AND RATIOS

PUBLICLY-TRADED FDIC-INSURED SAVINGS INSTITUTIONS

MOST RECENT FOUR QUARTERS

			ASSETS AND EQUITY			PROFITABILITY				CAPITAL ISSUES
			Total	Total	Total		Core		Core		Number of	Mkt. Value
			Assets	Equity	Tang. Equity	ROAA	ROAA	ROAE	ROAE		Shares	of Shares
		State	($000)	($000)	($000)	(%)	(%)	(%)	(%)	Exchange	Outstanding	($000)

SNNY	SUNNYSIDE BANCORP	NY	83,809	10,451	10,451	(0.06)	(0.08)	(0.45)	(0.65)	OTC BB	793,500	10,911
TRST	TRUSTCO BANK CORP NY	NY	5,155,247	501,718	501,165	1.23	1.21	12.62	12.46	NASDAQ	96,745,858	766,227
CNNB	CINCINNATI BANCORP	OH	205,364	22,361	20,840	0.35	0.35	3.18	3.12	OTC BB	1,816,329	25,429
CCSB	COMM SAVINGS BANCORP	OH	52,170	7,285	7,285	(1.35)	(1.76)	(9.42)	(12.28)	OTC BB	419,290	5,681
CIBN	COMMUNITY INVESTORS BANCORP	OH	163,195	13,760	13,221	0.63	0.67	7.29	7.72	OTC PINK	795,192	14,011
EFBI	EAGLE FIN BANCORP	OH	136,513	21,042	21,042	0.33	0.31	2.15	2.02	NASDAQ	1,642,758	25,956
FDEF	FIRST DEFIANCE FINANCIAL CORP	OH	3,221,249	395,789	283,130	1.47	1.47	11.68	11.71	NASDAQ	19,713,192	563,206
FNFI	FIRST NILES FINANCIAL	OH	99,424	12,042	12,042	0.32	0.28	2.76	2.42	OTC PINK	1,113,067	10,018
HLFN	HOME LOAN FINANCIAL CORP	OH	215,960	26,396	26,278	1.79	1.78	14.98	14.93	OTC BB	1,403,668	49,128
PPSF	PEOPLES-SIDNEY FINANCIAL CORP	OH	113,248	14,915	14,915	0.74	0.69	5.66	5.25	OTC PINK	1,194,643	14,826
PFOH	PERPETUAL FEDERAL SAVINGS BANK	OH	392,015	74,617	74,617	1.61	1.55	8.67	8.37	OTC PINK	2,470,032	73,730
UCFC	UNITED COMMUNITY FINANCIAL CORP	OH	2,840,800	281,849	253,485	1.28	1.28	12.91	12.89	NASDAQ	48,852,688	467,520
VERF	VERSAILLES FINANCIAL CORP	OH	54,974	11,136	11,136	0.89	0.89	4.44	4.44	OTC BB	387,117	8,904
ESSA	ESSA BANCORP	PA	1,828,700	176,218	161,008	0.65	0.64	6.82	6.67	NASDAQ	11,408,935	173,986
HARL	HARLEYSVILLE SAVINGS FINANCIAL	PA	794,266	74,294	74,294	1.16	1.09	12.54	11.70	OTC PINK	3,771,050	87,865
NWBI	NORTHWEST BANCSHARES	PA	10,415,970	1,316,276	943,831	1.07	1.07	8.37	8.35	NASDAQ	106,220,030	1,870,535
PBIP	PRUDENTIAL BANCORP	PA	1,202,226	130,472	123,862	0.87	0.90	7.61	7.91	NASDAQ	8,931,400	168,982
QNTO	QUAINT OAK BANCORP	PA	280,019	29,013	28,037	0.86	0.86	9.15	9.15	OTC PINK	1,981,091	25,378
STND	STANDARD FINANCIAL CORP	PA	989,293	137,628	109,035	0.92	0.91	6.77	6.67	OTC BB	4,822,646	132,333
WVFC	WVS FINANCIAL CORP	PA	356,229	31,806	31,806	0.79	0.80	8.77	8.88	NASDAQ	1,943,796	34,016
FSGB	FIRST FEDERAL OF SOUTH CAROLINA	SC	95,697	8,431	8,040	0.87	(0.01)	10.00	(0.09)	OTC PINK	24,066,545	258,715
CASH	META FINANCIAL GROUP	SD	6,050,060	823,709	454,032	1.13	1.10	9.08	8.80	NASDAQ	39,450,938	1,106,599
SFBK	SFB BANCORP	TN	68,276	9,994	9,831	0.50	0.48	3.42	3.29	OTC PINK	256,873	8,117
UNTN	UNITED TENNESSEE BANKSHARES	TN	210,097	22,287	22,287	0.88	0.87	8.44	8.36	OTC PINK	851,709	18,567
STXB	SPIRIT OF TEXAS BANCSHARES	TX	1,475,535	178,558	148,614	1.15	1.06	10.27	9.48	NASDAQ	12,195,891	274,408

117

KELLER & COMPANY

Dublin, Ohio

614-766-1426

KEY FINANCIAL DATA AND RATIOS

PUBLICLY-TRADED FDIC-INSURED SAVINGS INSTITUTIONS

MOST RECENT FOUR QUARTERS

			ASSETS AND EQUITY			PROFITABILITY				CAPITAL ISSUES
			Total	Total	Total		Core		Core		Number of	Mkt. Value
			Assets	Equity	Tang. Equity	ROAA	ROAA	ROAE	ROAE		Shares	of Shares
		State	($000)	($000)	($000)	(%)	(%)	(%)	(%)	Exchange	Outstanding	($000)

TBK	TRIUMPH BANCORP	TX	4,529,781	646,215	449,200	1.25	1.26	8.69	8.77	NASDAQ	26,709,411	775,908
FSBW	FS BANCORP	WA	1,625,690	188,805	169,855	1.86	1.32	16.15	11.43	NASDAQ	4,489,042	232,847
RVSB	RIVERVIEW BANCORP	WA	1,155,539	155,041	126,749	1.60	1.55	12.58	12.19	NASDAQ	22,607,712	193,070
TSBK	TIMBERLAND BANCORP	WA	1,237,704	159,403	139,686	1.88	1.86	15.10	15.01	NASDAQ	8,336,419	249,092
HWIS	HOME BANCORP WISCONSIN	WI	150,877	11,071	11,071	0.21	0.15	2.86	1.98	OTC PINK	899,190	8,767
WSBF	WATERSTONE FINANCIAL	WI	1,925,470	384,468	383,616	1.59	1.50	7.62	7.19	NASDAQ	28,004,135	477,751
WBBW	WESTBURY BANCORP	WI	823,841	79,512	78,931	0.77	0.78	8.23	8.36	OTC BB	3,382,678	84,905

118

KELLER & COMPANY

Dublin, Ohio

614-766-1426

KEY FINANCIAL DATA AND RATIOS

PUBLICLY-TRADED FDIC-INSURED SAVINGS INSTITUTIONS

MOST RECENT FOUR QUARTERS

	ASSETS AND EQUITY			PROFITABILITY				CAPITAL ISSUES
	Total	Total	Total		Core		Core		Number of	Mkt. Value
	Assets	Equity	Tang. Equity	ROAA	ROAA	ROAE	ROAE		Shares	of Shares
	($000)	($000)	($000)	(%)	(%)	(%)	(%)	Exchange	Outstanding	($000)

ALL INSTITUTIONS
AVERAGE	2,345,028	282,114	221,651	1.00	0.98	8.35	8.17		19,352,994	341,787
MEDIAN	596,831	71,685	66,053	0.86	0.80	7.92	7.70		3,382,678	82,167
HIGH	52,131,045	6,629,070	4,202,206	1.99	1.95	19.55	19.21		467,236,136	4,663,017
LOW	52,170	7,285	7,285	(1.59)	(1.76)	(19.72)	(13.50)		256,873	1,492

AVERAGE FOR STATE
WI	966,729	158,350	157,873	0.80	0.81	7.61	7.26		10,762,001	190,474

AVERAGE BY REGION
MID-ATLANTIC	3,927,433	547,647	418,115	1.07	1.05	7.85	7.70		32,274,674	661,920
MIDWEST	1,149,206	115,480	97,124	0.68	0.67	11.13	10.72		7,292,445	165,843
NORTH CENTRAL	1,990,455	269,459	227,750	1.10	1.08	8.16	8.06		20,372,310	364,796
NORTHEAST	4,725,632	546,694	406,444	0.80	0.79	6.77	6.70		42,349,555	562,477
SOUTHEAST	409,473	45,100	39,970	0.88	0.87	8.16	8.07		4,610,887	72,243
SOUTHWEST	1,235,014	163,640	124,927	1.15	1.15	8.73	8.71		7,905,514	206,231
WEST	2,227,319	237,216	213,059	1.42	1.36	13.15	12.58		16,101,097	339,911

AVERAGE BY EXCHANGE
NYSE	23,063,523	2,654,101	1,791,491	0.97	0.96	8.25	8.12		162,876,087	2,454,371
NASDAQ	2,666,419	331,344	276,680	1.03	1.01	8.39	8.20		24,582,382	446,316
OTC	422,340	47,613	44,156	1.02	0.99	9.08	8.83		2,047,935	50,434
OTC PINK	265,118	32,111	30,775	0.93	0.88	7.72	7.29		2,631,396	74,486

119

EXHIBIT 33

KELLER & COMPANY

Dublin, Ohio

614-766-1426

RECENT STANDARD CONVERSIONS

PRICE CHANGES FROM IPO DATE

September 30, 2017 through August 12, 2019

				Percentage Price Change
				From Initial Trading Date
		Conversion		One	One	One	Through
Company Name	Ticker	Date	Exchange	Day	Week	Month	8/12/2019

Seneca Financial	SNNF	10/12/2017	OTC MKT	18.00	(8.50)	(10.00)	(8.70)
SSB Bancorp	SSBP	1/26/2018	OTC MKT	(5.50)	(7.50)	(4.00)	(15.20)
Columbia Financial	CLBK	4/20/2018	NASDAQ	54.20	66.30	70.70	55.40
CBM Bancorp	CBMB	9/28/2018	NASDAQ	28.00	26.30	22.00	36.50
1895 Bancorp of Wisconsin	BCOW	1/09/2019	NASDAQ	(4.00)	(1.80)	(5.20)	(5.00)
Eureka Homestead Bancorp	ERKH	7/10/2019	OTC MKT	21.00	21.00	22.00	22.00

		AVERAGE		15.12%	12.47%	12.25%	10.50%
		MEDIAN		19.50	9.60	9.00	8.50
		HIGH		54.20	66.30	70.70	55.40
		LOW		(5.50)	(8.50)	(10.00)	(15.20)

120

EXHIBIT 34

KELLER & COMPANY

Dublin, Ohio

614-766-1426

RECENT ACQUISITIONS AND PENDING ACQUISITIONS

COUNTY, CITY OR MARKET AREA OF FIRST FEDERAL BANK OF WISCONSIN

NONE

(that were potential comparable group candidates)

121

EXHIBIT 35

KELLER & COMPANY

Dublin, Ohio

(614) 766-1426

COMPARABLE GROUP SELECTION

BALANCE SHEET PARAMETERS

Most Recent Quarter

General Parameters:

Regions: Mid-Atlantic, MIdwest, North Central and Northeast

Asset size: < $1.3 Billion

Stock trades on NASDAQ, NYSE or NYSE Market

No Recent Acquisition Announcement

			Total Assets	Cash & Securities/ Assets	MBS/ Assets	1-4 Fam. Loans/ Assets	Total Net Loans/ Assets	Total Net Loans & MBS/ Assets	Borrowed Funds/ Assets	Equity/ Assets
			($000)	(%)	(%)	(%)	(%)	(%)	(%)	(%)

	FIRST FEDERAL BANK OF WISCONSIN	WI	258,324	6.88	12.04	25.21	75.47	87.51	6.10	23.68

	DEFINED PARAMETERS FOR INCLUSION IN COMPARABLE GROUP		<1,300,000	<42.00	<32.00	< 70.00	24.00 - 90.00	55.00 - 95.00	<50.00	8.00 - 25.00

WCFB	WCF BANCORP	IA	128,000	19.06	16.89	48.15	55.86	72.75	12.87	15.03
IROQ	IF BANCORP	IL	662,525	6.34	14.79	19.86	74.34	89.13	8.55	11.10
FCAP	FIRST CAPITAL	IN	809,766	23.53	15.25	16.17	55.37	70.62	0.11	10.16
FSFG	FIRST SAVINGS FINANCIAL GROUP	IN	1,126,454	17.57	3.26	21.07	63.37	66.63	14.29	10.60
MELR	MELROSE BANCORP	MA	322,295	11.49	0.00	64.90	82.94	82.94	10.56	10.62
PVBC	PROVIDENT BANCORP	MA	998,134	4.08	3.21	10.10	86.09	89.30	8.40	12.05
RNDB	RANDOLPH BANCORP	MA	614,869	3.31	6.24	54.88	71.45	77.68	14.30	11.03
WEBK	WELLESLEY BANCORP	MA	909,308	9.41	1.63	54.21	85.63	87.26	7.83	8.17
SVBI	SEVERN BANCORP	MD	881,209	16.44	2.70	35.79	74.70	77.40	5.40	13.39
HMNF	HMN FINANCIAL	MN	721,616	12.15	1.07	20.79	82.62	83.69	0.00	11.36
EQFN	EQUITABLE FINANCIAL CORP	NE	323,431	7.32	0.11	22.17	87.80	87.91	1.85	9.96
MSBF	MB BANCORP	NJ	568,042	4.64	3.77	26.95	86.16	89.94	11.66	11.01
CARV	CARVER BANCORP	NY	563,712	12.68	9.25	22.03	75.25	84.50	1.42	8.36
ESBK	ELMIRA SAVINGS BANK	NY	596,831	6.44	2.01	51.24	81.12	83.13	5.25	9.76
FSBC	FSB COMMUNITY BANKSHARES	NY	324,997	7.03	1.77	69.35	86.13	87.90	20.12	9.19
PDLB	PDL COMMUNITY BANCORP	NY	1,032,056	6.03	0.14	38.47	89.64	89.78	4.91	12.82
EFBI	EAGLE FIN BANCORP	OH	136,513	7.19	0.00	60.05	80.42	80.42	0.00	15.41
PBIP	PRUDENTIAL BANCORP	PA	1,202,226	20.07	26.22	24.69	48.37	74.59	18.72	10.85
WVFC	WVS FINANCIAL CORP	PA	356,229	40.47	30.67	22.41	24.94	55.61	48.26	8.93

122

EXHIBIT 36

KELLER & COMPANY

Dublin, Ohio

(614) 766-1426

COMPARABLE GROUP SELECTION

OPERATING PERFORMANCE AND ASSET QUALITY PARAMETERS

Most Recent Four Quarters

General Parameters:

Regions: Mid-Atlantic, MIdwest, North Central and Northeast

Asset size: < $1.3 Billion

Stock trades on NASDAQ, NYSE or NYSE Market

No Recent Acquisition Announcement

				OPERATING PERFORMANCE					ASSET QUALITY
						Net	Operating	Noninterest
			Total	Core	Core	Interest	Expenses/	Income/	NPA/	REO/	Reserves/
			Assets	ROAA	ROAE	Margin (2)	Assets	Assets	Assets	Assets	Assets
			($000)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)

	FIRST FEDERAL BANK OF WISCONSIN	WI	258,324	0.47	2.02	3.44	2.77	0.30	0.46	0.03	0.87

	DEFINED PARAMETERS FOR INCLUSION IN COMPARABLE GROUP		<1,300,000	<1.15	<11.00	2.00 - 4.10	1.00 - 4.00	<1.25	<1.20	<0.25	>0.10

WCFB	WCF BANCORP	IA	128,000	(0.09)	(0.57)	2.69	2.67	0.40	0.69	0.33	0.41
IROQ	IF BANCORP	IL	662,525	0.47	4.26	2.72	2.53	0.62	0.39	0.24	0.96
FCAP	FIRST CAPITAL	IN	809,766	1.13	11.52	3.76	2.76	0.81	0.81	0.37	0.54
FSFG	FIRST SAVINGS FINANCIAL GROUP	IN	1,126,454	1.21	11.99	3.79	3.79	1.84	0.64	0.17	0.88
MELR	MELROSE BANCORP	MA	322,295	0.39	3.46	2.36	1.68	0.08	0.11	0.00	0.42
PVBC	PROVIDENT BANCORP	MA	998,134	0.98	8.09	4.17	2.61	0.44	0.98	0.17	1.19
RNDB	RANDOLPH BANCORP	MA	614,869	(0.67)	(5.99)	2.96	5.30	2.40	0.48	0.01	0.70
WEBK	WELLESLEY BANCORP	MA	909,308	0.80	9.73	2.96	1.99	0.30	0.12	0.00	0.77
SVBI	SEVERN BANCORP	MD	881,209	1.14	8.82	3.48	2.82	0.77	0.61	0.18	0.91
HMNF	HMN FINANCIAL	MN	721,616	1.12	10.16	4.06	3.29	0.94	0.41	0.06	1.20
EQFN	EQUITABLE FINANCIAL CORP	NE	323,431	0.73	6.94	3.53	3.05	0.93	1.16	0.07	1.33
MSBF	MB BANCORP	NJ	568,042	0.80	7.68	3.25	2.15	0.14	0.68	0.00	1.00
CARV	CARVER BANCORP	NY	563,712	(1.09)	(13.50)	2.96	4.76	0.05	1.97	0.07	0.82
ESBK	ELMIRA SAVINGS BANK	NY	596,831	0.69	6.89	3.12	2.61	0.75	0.85	0.03	0.74
FSBC	FSB COMMUNITY BANKSHARES	NY	324,997	0.16	1.75	2.81	3.11	0.63	0.11	0.00	0.50
PDLB	PDL COMMUNITY BANCORP	NY	1,032,056	0.41	3.21	3.72	3.20	0.29	0.77	0.00	1.21
EFBI	EAGLE FIN BANCORP	OH	136,513	0.31	2.02	3.55	3.97	1.22	0.26	0.00	0.84
PBIP	PRUDENTIAL BANCORP	PA	1,202,226	0.90	7.91	2.20	1.30	0.25	1.16	0.04	0.43
WVFC	WVS FINANCIAL CORP	PA	356,229	0.80	8.88	2.07	1.04	0.13	0.06	0.00	0.14

123

EXHIBIT 37

KELLER & COMPANY

Dublin, Ohio

(614) 766-1426

FINAL COMPARABLE GROUP

BALANCE SHEET RATIOS

Most Recent Quarter

			Total Assets	Cash & Securities/ Assets	MBS/ Assets	1-4 Fam. Loans/ Assets	Total Net Loans/ Assets	Total Net Loans & MBS/ Assets	Borrowed Funds/ Assets	Equity/ Assets
			($000)	(%)	(%)	(%)	(%)	(%)	(%)	(%)

	FIRST FEDERAL BANK OF WISCONSIN	WI	258,324	6.88	12.04	25.21	75.47	87.51	6.10	23.68

	DEFINED PARAMETERS FOR INCLUSION IN COMPARABLE GROUP		<1,300,000	<42.00	<32.00	< 70.00	24.00 - 90.00	55.00 - 95.00	<50.00	8.00 - 25.00

EFBI	EAGLE FIN BANCORP	OH	136,513	7.19	0.00	60.05	80.42	80.42	0.00	15.41
EQFN	EQUITABLE FINANCIAL CORP	NE	323,431	7.32	0.11	22.17	87.80	87.91	1.85	9.96
FSBC	FSB COMMUNITY BANKSHARES	NY	324,997	7.03	1.77	69.35	86.13	87.90	20.12	9.19
WVFC	WVS FINANCIAL CORP	PA	356,229	40.47	30.67	22.41	24.94	55.61	48.26	8.93
ESBK	ELMIRA SAVINGS BANK	NY	596,831	6.44	2.01	51.24	81.12	83.13	5.25	9.76
IROQ	IF BANCORP	IL	662,525	6.34	14.79	19.86	74.34	89.13	8.55	11.10
HMNF	HMN FINANCIAL	MN	721,616	12.15	1.07	20.79	82.62	83.69	0.00	11.36
SVBI	SEVERN BANCORP	MD	881,209	16.44	2.70	35.79	74.70	77.40	5.40	13.39
WEBK	WELLESLEY BANCORP	MA	909,308	9.41	1.63	54.21	85.63	87.26	7.83	8.17
PBIP	PRUDENTIAL BANCORP	PA	1,202,226	20.07	26.22	24.69	48.37	74.59	18.72	10.85

		AVERAGE	611,489	13.29	8.10	38.06	72.61	80.71	11.60	10.81
		MEDIAN	629,678	8.37	1.89	30.24	80.77	83.41	6.61	10.41
		HIGH	1,202,226	40.47	30.67	69.35	87.80	89.13	48.26	15.41
		LOW	136,513	6.34	0.00	19.86	24.94	55.61	0.00	8.17

124

EXHIBIT 38

KELLER & COMPANY

Dublin, Ohio

(614) 766-1426

FINAL COMPARABLE GROUP

OPERATING PERFORMANCE AND ASSET QUALITY RATIOS

Most Recent Four Quarters

				OPERATING PERFORMANCE					ASSET QUALITY
						Net	Operating	Noninterest
			Total	Core	Core	Interest	Expenses/	Income/	NPA/	REO/	Reserves/
			Assets	ROAA	ROAE	Margin	Assets	Assets	Assets	Assets	Assets
			($000)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)

	FIRST FEDERAL BANK OF WISCONSIN	WI	258,324	0.47	2.02	3.44	2.77	0.30	0.46	0.03	0.87

	DEFINED PARAMETERS FOR INCLUSION IN COMPARABLE GROUP		<1,300,000	<1.15	<11.00	2.00 - 4.10	1.00 - 4.00	<1.25	<1.20	<0.25	>0.10

EFBI	EAGLE FIN BANCORP	OH	136,513	0.31	2.02	3.55	3.97	1.22	0.26	0.00	0.84
EQFN	EQUITABLE FINANCIAL CORP	NE	323,431	0.73	6.94	3.53	3.05	0.93	1.16	0.07	1.33
FSBC	FSB COMMUNITY BANKSHARES	NY	324,997	0.16	1.75	2.81	3.11	0.63	0.11	0.00	0.50
WVFC	WVS FINANCIAL CORP	PA	356,229	0.80	8.88	2.07	1.04	0.13	0.06	0.00	0.14
ESBK	ELMIRA SAVINGS BANK	NY	596,831	0.69	6.89	3.12	2.61	0.75	0.85	0.03	0.74
IROQ	IF BANCORP	IL	662,525	0.47	4.26	2.72	2.53	0.62	0.39	0.24	0.96
HMNF	HMN FINANCIAL	MN	721,616	1.12	10.16	4.06	3.29	0.94	0.41	0.06	1.20
SVBI	SEVERN BANCORP	MD	881,209	1.14	8.82	3.48	2.82	0.77	0.61	0.18	0.91
WEBK	WELLESLEY BANCORP	MA	909,308	0.80	9.73	2.96	1.99	0.30	0.12	0.00	0.77
PBIP	PRUDENTIAL BANCORP	PA	1,202,226	0.90	7.91	2.20	1.30	0.25	1.16	0.04	0.43

		AVERAGE	611,489	0.71	6.74	3.05	2.57	0.65	0.51	0.06	0.78
		MEDIAN	629,678	0.77	7.43	3.04	2.72	0.69	0.40	0.04	0.81
		HIGH	1,202,226	1.14	10.16	4.06	3.97	1.22	1.16	0.24	1.33
		LOW	136,513	0.16	1.75	2.07	1.04	0.13	0.06	0.00	0.14

125

EXHIBIT 39

KELLER & COMPANY

Dublin, Ohio

614-766-1426

COMPARABLE GROUP CHARACTERISTICS AND BALANCE SHEET TOTALS

						Most Recent Quarter

								Total	Goodwill
				Number		Total	Int. Earning	Net	and	Total	Total
				of		Assets	Assets	Loans	Intang.	Deposits	Equity
				Offices	Exchange	($000)	($000)	($000)	($000)	($000)	($000)

SUBJECT

FIRST FEDERAL BANK OF WISCONSIN		Waukesha	WI	4	NASDAQ	258,324	241,728	193,001	79	177,553	61,184

COMPARABLE GROUP
EFBI	EAGLE FIN BANCORP	CINCINNATI	OH	3	NASDAQ	140,575	126,246	113,308	0	114,914	21,236
ESBK	ELMIRA SAVINGS BANK	ELMIRA	NY	13	NASDAQ	610,578	523,820	496,329	13,362	517,836	58,357
EQFN	EQUITABLE FINANCIAL CORP	GRAND ISLAND	NE	6	NASDAQ	330,224	294,317	299,389	2,929	287,464	32,391
FSBC	FSB COMMUNITY BANKSHARES	FAIRPORT	NY	5	NASDAQ	325,313	308,878	278,820	747	232,481	30,023
HMNF	HMN FINANCIAL	ROCHESTER	MN	14	NASDAQ	721,666	703,855	595,481	2,878	628,370	85,443
IROQ	IF BANCORP	WATSEKA	IL	8	NASDAQ	723,870	655,600	487,458	853	611,827	75,920
PBIP	PRUDENTIAL BANCORP	PHILADELPHIA	PA	10	NASDAQ	1,191,317	1,048,337	586,507	6,580	733,648	132,821
SVBI	SEVERN BANCORP	ANNAPOLIS	MD	6	NASDAQ	858,410	802,230	670,289	677	688,772	119,939
WEBK	WELLESLEY BANCORP	WELLESLEY	MA	6	NASDAQ	952,069	863,104	821,215	93	730,793	76,519
WVFC	WVS FINANCIAL CORP	PITTSBURGH	PA	6	NASDAQ	355,165	338,401	90,587	0	149,357	32,320

	Average			8		620,919	566,479	443,938	2,812	469,546	66,497
	Median			6		666,122	589,710	491,894	800	564,832	67,139
	High			14		1,191,317	1,048,337	821,215	13,362	733,648	132,821
	Low			3		140,575	126,246	90,587	0	114,914	21,236

126

EXHIBIT 40

KELLER & COMPANY

Dublin, Ohio

614-766-1426

BALANCE SHEET

ASSET COMPOSITION - MOST RECENT QUARTER

			As a Percent of Total Assets

							Repo-			Interest	Interest	Capitalized
		Total	Cash &		Net	Loan Loss	sessed	Goodwill	Non-Perf.	Earning	Bearing	Loan
		Assets	Invest.	MBS	Loans	Reserves	Assets	& Intang.	Assets	Assets	Liabilities	Servicing
		($000)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)

SUBJECT
FIRST FEDERAL BANK OF WISCONSIN		258,324	6.88	12.04	75.47	0.87	0.03	0.03	0.46	93.58	74.83	0.00

COMPARABLE GROUP
EFBI	EAGLE FIN BANCORP	136,513	7.19	0.00	85.66	0.84	0.00	0.00	0.26	92.52	77.47	0.00
EQFN	EQUITABLE FINANCIAL CORP	323,431	7.32	0.11	89.33	1.33	0.07	0.91	1.09	94.71	76.13	0.29
FSBC	FSB COMMUNITY BANKSHARES	324,997	7.03	1.77	86.84	0.50	0.00	0.24	0.11	95.19	86.31	0.24
WVFC	WVS FINANCIAL CORP	356,229	40.47	30.67	25.08	0.14	0.00	0.00	0.06	95.55	84.00	0.00
ESBK	ELMIRA SAVINGS BANK	596,831	6.44	2.01	82.14	0.74	0.03	2.25	0.82	89.45	76.23	0.18
IROQ	IF BANCORP	662,525	6.34	14.79	75.30	0.96	0.24	0.13	0.15	95.93	83.67	0.13
HMNF	HMN FINANCIAL	721,616	12.15	1.07	84.72	1.20	0.06	0.40	0.35	96.67	64.97	0.25
SVBI	SEVERN BANCORP	881,209	16.44	2.70	77.13	0.91	0.18	0.08	0.43	95.90	72.97	0.05
WEBK	WELLESLEY BANCORP	909,308	9.41	1.63	86.40	0.77	0.00	0.01	0.12	96.72	76.46	0.01
PBIP	PRUDENTIAL BANCORP	1,202,226	20.07	26.22	48.81	0.43	0.04	0.55	1.12	94.85	86.55	0.00

	Average	611,489	13.29	8.10	74.14	0.78	0.06	0.46	0.45	94.75	78.48	0.12
	Median	629,678	8.37	1.89	83.43	0.81	0.04	0.19	0.31	95.37	76.97	0.09
	High	1,202,226	40.47	30.67	89.33	1.33	0.24	2.25	1.12	96.72	86.55	0.29
	Low	136,513	6.34	0.00	25.08	0.14	0.00	0.00	0.06	89.45	64.97	0.00

ALL THRIFTS (107)
	Average	2,345,028	11.28	6.92	75.50	0.70	0.09	0.87	0.49	93.32	76.07	0.13

MIDWEST THRIFTS (37)
	Average	1,149,206	12.61	6.17	74.27	0.73	0.13	0.52	0.53	92.80	76.90	0.18

WISCONSIN THRIFTS (3)
	Average	966,729	9.16	5.00	80.10	0.79	0.03	0.04	0.15	93.38	78.38	0.03

127

EXHIBIT 41

KELLER & COMPANY

Dublin, Ohio

614-766-1426

BALANCE SHEET COMPARISON

LIABILITIES AND EQUITY - MOST RECENT QUARTER

				As a Percent of Assets
									Acc. Other				Total
		Total	Total	Total	Total	Other	Preferred	Common	Compr.	Retained	Total	Tier 1	Risk-Based
		Liabilities	Equity	Deposits	Borrowings	Liabilities	Equity	Equity	Income	Earnings	Equity	Leverage	Capital
		($000)	($000)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)

SUBJECT

FIRST FEDERAL BANK OF WISCONSIN		197,140	61,184	68.73	6.10	1.49	0.00	23.68	0.09	13.79	23.68	19.05	25.60

COMPARABLE GROUP
EFBI	EAGLE FIN BANCORP	115,471	21,042	82.07	0.00	2.52	0.00	15.41	0.00	10.85	15.41	15.43	17.15
EQFN	EQUITABLE FINANCIAL CORP	291,222	32,209	87.04	1.85	1.15	0.00	9.96	(0.00)	5.42	9.96	9.80	11.56
FSBC	FSB COMMUNITY BANKSHARES	295,130	29,867	69.36	20.12	1.33	0.00	9.19	(0.04)	5.90	9.19	9.12	15.73
WVFC	WVS FINANCIAL CORP	324,423	31,806	41.99	48.26	0.82	0.00	8.93	(0.11)	8.09	8.93	9.16	17.18
ESBK	ELMIRA SAVINGS BANK	538,600	58,231	83.90	5.24	1.11	0.00	9.76	(0.01)	0.55	9.76	8.40	12.82
IROQ	IF BANCORP	589,012	73,513	79.00	8.89	1.01	0.00	11.10	(0.10)	7.90	11.10	11.09	15.93
HMNF	HMN FINANCIAL	639,633	81,983	87.68	0.00	0.96	0.00	11.36	(0.08)	3.74	11.36	11.27	14.31
SVBI	SEVERN BANCORP	763,194	118,015	80.94	5.40	0.26	0.00	13.39	(0.01)	7.75	13.39	12.71	19.19
WEBK	WELLESLEY BANCORP	835,025	74,284	82.61	7.83	1.39	0.00	8.17	0.01	5.55	8.17	8.37	11.61
PBIP	PRUDENTIAL BANCORP	1,071,754	130,472	69.03	18.72	1.40	0.00	10.85	(0.38)	2.67	10.85	11.06	19.73

	Average	546,346	65,142	76.36	11.63	1.20	0.00	10.81	(0.07)	5.84	10.81	10.64	15.52
	Median	563,806	65,872	81.51	6.61	1.13	0.00	10.41	(0.02)	5.73	10.41	10.43	15.83
	High	1,071,754	130,472	87.68	48.26	2.52	0.00	15.41	0.01	10.85	15.41	15.43	19.73
	Low	115,471	21,042	41.99	0.00	0.26	0.00	8.17	(0.38)	0.55	8.17	8.37	11.56

ALL THRIFTS (107)
	Average	2,062,913	282,114	77.72	9.25	0.96	0.01	11.73	(0.10)	5.78	11.81	11.42	18.11

MIDWEST THRIFTS (37)
	Average	1,033,727	115,480	79.23	8.23	0.90	0.00	11.58	(0.08)	6.02	11.58	11.33	18.67

WISCONSIN THRIFTS (3)
	Average	808,380	158,350	73.23	13.18	1.27	0.00	12.32	(0.05)	4.74	12.32	12.45	17.83

128

EXHIBIT 42

KELLER & COMPANY

Dublin, Ohio

614-766-1426

INCOME AND EXPENSE COMPARISON

TRAILING FOUR QUARTERS

($000)

									Net
				Net		Gain	Total	Total	Income
		Interest	Interest	Interest	Provision	(Loss)	Non-Int.	Non-Int.	Before	Income	Net	Core
		Income	Expense	Income	for Loss	on Sale	Income	Expense	Taxes	Taxes	Income	Income

SUBJECT

FIRST FEDERAL BANK OF WISCONSIN		11,122	2,663	8,459	364	(429)	774	7,267	1,602	383	1,219	1,219

COMPARABLE GROUP
EFBI	EAGLE FIN BANCORP	5,105	739	4,366	99	0	1,678	5,298	613	131	165,240	168,137
EQFN	EQUITABLE FINANCIAL CORP	12,416	2,170	10,246	27	0	2,702	9,386	3,349	951	12,801	12,475
FSBC	FSB COMMUNITY BANKSHARES	12,932	3,721	9,211	300	0	2,305	10,327	631	32	6,035	6,057
WVFC	WVS FINANCIAL CORP	10,972	3,691	7,281	72	(7)	458	3,712	3,594	941	2,540	2,540
ESBK	ELMIRA SAVINGS BANK	21,078	4,330	16,748	367	0	4,621	15,597	5,227	988	4,035	3,977
IROQ	IF BANCORP	24,733	6,525	18,208	793	0	4,266	16,541	4,402	1,148	34,424	31,394
HMNF	HMN FINANCIAL	30,445	2,080	28,365	(649)	0	6,860	23,849	11,836	3,036	904	952
SVBI	SEVERN BANCORP	37,595	7,285	30,310	(300)	0	6,426	24,310	12,418	3,102	4,165	4,490
WEBK	WELLESLEY BANCORP	33,638	7,604	26,034	585	0	2,621	17,578	9,751	2,658	3,315	3,261
PBIP	PRUDENTIAL BANCORP	36,815	10,721	26,094	600	(376)	3,080	15,298	11,398	1,991	77,140	59,659

	Average	22,573	4,887	17,686	189	(38)	3,502	14,190	6,322	1,498	31,060	29,294
	Median	22,906	4,026	17,478	200	0	2,891	15,448	4,815	1,068	5,100	5,274
	High	37,595	10,721	30,310	793	0	6,860	24,310	12,418	3,102	165,240	168,137
	Low	5,105	739	4,366	(649)	(376)	458	3,712	613	32	904	952

ALL THRIFTS (107)
	Average	21,483	4,031	17,252	189	0	3,057	15,597	6,861	1,281	11,831	12,152

MIDWEST THRIFTS (37)
	Average	44,448	10,104	34,344	130	59	19,731	38,063	15,842	3,341	165,523	163,438

WISCONSIN THRIFTS (3)
	Average	37,562	9,278	28,284	(35)	(20)	40,774	52,832	16,110	3,944	36,991	37,273

129

EXHIBIT 43

KELLER & COMPANY

Dublin, Ohio

614-766-1426

INCOME AND EXPENSE COMPARISON

AS A PERCENTAGE OF AVERAGE ASSETS

									Net
				Net		Gain	Total	Total	Income
		Interest	Interest	Interest	Provision	(Loss)	Non-Int.	Non-Int.	Before	Income	Net	Core
		Income	Expense	Income	for Loss	on Sale	Income	Expense	Taxes	Taxes	Income	Income

SUBJECT

FIRST FEDERAL BANK OF WISCONSIN		4.24	1.02	3.23	0.14	(0.16)	0.30	2.77	0.61	0.15	0.47	0.47

COMPARABLE GROUP
EFBI	EAGLE FIN BANCORP	3.75	0.54	3.21	0.07	0.00	1.23	3.89	0.45	0.10	0.33	0.31
EQFN	EQUITABLE FINANCIAL CORP	4.18	0.73	3.45	0.01	0.00	0.91	3.16	1.13	0.32	0.83	0.73
FSBC	FSB COMMUNITY BANKSHARES	3.98	1.15	2.84	0.09	0.00	0.71	3.18	0.19	0.01	0.16	0.16
WVFC	WVS FINANCIAL CORP	3.12	1.05	2.07	0.02	(0.00)	0.13	1.06	1.02	0.27	0.79	0.80
ESBK	ELMIRA SAVINGS BANK	3.63	0.75	2.89	0.06	0.00	0.80	2.69	0.90	0.17	0.70	0.69
IROQ	IF BANCORP	3.77	1.00	2.78	0.12	0.00	0.65	2.52	0.67	0.18	0.47	0.47
HMNF	HMN FINANCIAL	4.20	0.29	3.92	(0.09)	0.00	0.95	3.29	1.63	0.42	1.24	1.12
SVBI	SEVERN BANCORP	4.23	0.82	3.41	(0.03)	0.00	0.72	2.74	1.40	0.35	1.14	1.14
WEBK	WELLESLEY BANCORP	3.91	0.88	3.02	0.07	0.00	0.30	2.04	1.13	0.31	0.81	0.80
PBIP	PRUDENTIAL BANCORP	3.33	0.97	2.36	0.05	(0.03)	0.28	1.38	1.03	0.18	0.87	0.90

	Average	3.81	0.82	2.99	0.04	(0.00)	0.67	2.59	0.96	0.23	0.73	0.71
	Median	3.84	0.85	2.95	0.06	0.00	0.72	2.71	1.03	0.22	0.80	0.76
	High	4.23	1.15	3.92	0.12	0.00	1.23	3.89	1.63	0.42	1.24	1.14
	Low	3.12	0.29	2.07	(0.09)	(0.03)	0.13	1.06	0.19	0.01	0.16	0.16

ALL THRIFTS (107)
	Average	3.97	0.76	3.21	0.07	0.00	0.97	3.10	1.27	0.27	1.00	0.98

MIDWEST THRIFTS (37)
	Average	3.91	0.70	3.21	0.05	0.00	1.51	3.77	0.87	0.19	0.68	0.67

WISCONSIN THRIFTS (3)
	Average	3.82	0.79	3.02	0.00	0.00	2.42	4.35	1.06	0.26	0.80	0.81

130

EXHIBIT 44

KELLER & COMPANY

Dublin, Ohio

614-766-1426

YIELDS, COSTS AND EARNINGS RATIOS

TRAILING FOUR QUARTERS

		Yield on	Cost of	Net	Net
		Int. Earning	Int. Bearing	Interest	Interest			Core	Core
		Assets	Liabilities	Spread	Margin *	ROAA	ROAE	ROAA	ROAE
		(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)

SUBJECT
FIRST FEDERAL BANK OF WISCONSIN		4.52	1.79	2.74	3.44	0.47	2.02	0.47	2.02

COMPARABLE GROUP
EFBI	EAGLE FIN BANCORP	4.27	0.76	3.50	3.59	0.33	2.15	0.31	2.02
EQFN	EQUITABLE FINANCIAL CORP	4.35	0.98	3.37	3.45	0.83	7.88	0.73	6.94
FSBC	FSB COMMUNITY BANKSHARES	4.34	1.96	2.38	2.92	0.16	1.78	0.16	1.75
WVFC	WVS FINANCIAL CORP	3.42	3.11	0.31	2.08	0.79	8.77	0.80	8.88
ESBK	ELMIRA SAVINGS BANK	4.19	1.04	3.15	3.22	0.70	6.99	0.69	6.89
IROQ	IF BANCORP	4.19	1.61	2.58	2.87	0.47	4.29	0.47	4.26
HMNF	HMN FINANCIAL	4.42	0.39	4.03	4.07	1.24	11.27	1.12	10.16
SVBI	SEVERN BANCORP	4.89	1.24	3.65	3.88	1.14	8.84	1.14	8.82
WEBK	WELLESLEY BANCORP	4.20	1.37	2.83	3.06	0.81	9.77	0.80	9.73
PBIP	PRUDENTIAL BANCORP	3.90	1.97	1.93	2.43	0.87	7.61	0.90	7.91

	Average	4.22	1.44	2.77	3.16	0.73	6.94	0.71	6.74
	Median	4.23	1.30	2.99	3.14	0.80	7.75	0.77	7.43
	High	4.89	3.11	4.03	4.07	1.24	11.27	1.14	10.16
	Low	3.42	0.39	0.31	2.08	0.16	1.78	0.16	1.75

ALL THRIFTS (107)
	Average	4.40	1.17	3.23	3.47	1.00	8.35	0.98	8.17

MIDWEST THRIFTS (37)
	Average	4.34	1.05	3.28	3.47	0.68	11.13	0.67	10.72

WISCONSIN THRIFTS (3)
	Average	4.19	1.29	2.90	3.26	0.80	7.61	0.81	7.26

*	Based on average interest-earning assets.

131

EXHIBIT 45

KELLER & COMPANY

Dublin, Ohio

614-766-1426

RESERVES AND SUPPLEMENTAL DATA

		RESERVES AND SUPPLEMENTAL DATA
				Net
		Reserves/		Chargeoffs/	Provisions/
		Gross	Reserves/	Average	Net	Effective
		Loans	NPA	Loans	Chargeoffs	Tax Rate
		(%)	(%)	(%)	(%)	(%)

SUBJECT

FIRST FEDERAL BANK OF WISCONSIN		1.14	187.50	0.01	1,820.00	23.91

COMPARABLE GROUP
EFBI	EAGLE FIN BANCORP	0.95	324.51	0.12	75.00	24.49
EQFN	EQUITABLE FINANCIAL CORP	1.46	121.51	0.13	16.71	27.06
FSBC	FSB COMMUNITY BANKSHARES	0.58	470.11	0.00	NM	2.23
WVFC	WVS FINANCIAL CORP	0.57	222.71	0.00	NM	26.05
ESBK	ELMIRA SAVINGS BANK	0.89	89.71	0.11	90.85	17.84
IROQ	IF BANCORP	1.26	624.07	0.01	1,064.29	27.32
HMNF	HMN FINANCIAL	1.39	342.94	(0.01)	1,212.20	25.59
SVBI	SEVERN BANCORP	1.16	212.09	(0.03)	138.89	24.33
WEBK	WELLESLEY BANCORP	0.88	618.62	0.00	NM	27.16
PBIP	PRUDENTIAL BANCORP	0.88	38.68	0.01	714.29	15.40

	Average	1.00	306.50	0.03	473.17	21.75
	Median	0.92	273.61	0.01	138.89	25.04
	High	1.46	624.07	0.13	1,212.20	27.32
	Low	0.57	38.68	(0.03)	16.71	2.23

ALL THRIFTS (107)
	Average	0.89	146.94	0.04	312.81	20.72

MIDWEST THRIFTS (37)
	Average	0.93	132.14	0.04	789.06	18.87

WISCONSIN THRIFTS (3)
	Average	1.05	NM	0.00	408.25	17.25

132

EXHIBIT 46

KELLER & COMPANY

Dublin, Ohio

614-766-1426

COMPARABLE GROUP MARKET, PRICING AND FINANCIAL RATIOS

STOCK PRICES AS OF AUGUST 12, 2019

FINANCIAL DATA/ALL RATIOS MOST RECENT FOUR QUARTERS

		Market Data				Pricing Ratios					Dividends			Financial Ratios

							Price/		Price/	Price/	12 Mo.
		Market	Price/	12 Mo.	Bk. Value	Price/	Book	Price/	Tang.	Core	Div./	Dividend	Payout	Equity/	Core	Core
		Value	Share	EPS	/Share	Earnings	Value	Assets	Bk. Val.	Earnings	Share	Yield	Ratio	Assets	ROAA	ROAE
		($M)	($)	($)	($)	(X)	(%)	(%)	(%)	(X)	($)	(%)	(%)	(%)	(%)	(%)

FIRST FEDERAL BANK OF WISCONSIN
	Midpoint	67,000	10.00	0.19	13.75	58.62	72.70	23.16	72.70	51.52	0.00	0.00	0.00	31.86	0.43	1.35

	Minimum	56,950	10.00	0.23	15.33	49.12	65.23	20.02	65.23	43.25	0.00	0.00	0.00	30.69	0.44	1.45
	Maximum	77,050	10.00	0.17	12.59	68.40	79.42	26.19	79.42	60.00	0.00	0.00	0.00	32.98	0.42	1.27
	Maximum, as adjusted	88,608	10.00	0.14	11.58	79.99	86.37	29.56	86.37	70.03	0.00	0.00	0.00	34.23	0.40	1.18

ALL THRIFTS (107)
	Average	341,787	28.61	1.24	20.36	15.86	112.11	16.22	128.07	15.20	0.65	2.77	27.61	11.81	0.98	8.17
	Median	82,167	17.89	1.09	15.22	13.84	112.89	13.27	123.41	13.45	0.29	1.51	14.27	11.02	0.80	7.70

WISCONSIN THRIFTS (3)
	Average	190,474	17.30	1.10	16.52	19.00	103.41	13.64	103.77	23.50	0.69	3.33	48.92	12.32	0.81	7.26
	Median	84,905	17.06	1.08	13.73	15.80	106.76	10.31	107.59	16.73	0.94	4.50	60.13	9.65	0.78	7.19

COMPARABLE GROUP (10)
	Average	68,617	17.37	1.12	16.21	23.51	107.47	11.67	112.71	24.25	0.30	1.85	25.60	10.81	0.71	6.74
	Median	62,498	16.85	0.97	15.87	13.74	108.52	11.59	112.39	13.75	0.17	0.95	11.61	10.41	0.76	7.42

COMPARABLE GROUP
EFBI	EAGLE FIN BANCORP	25,873	15.75	0.27	12.81	58.33	122.96	18.95	122.96	61.60	0.00	0.00	0.00	15.41	0.31	2.02
ESBK	ELMIRA SAVINGS BANK	48,720	14.00	1.16	16.73	12.07	83.67	8.16	108.72	12.25	0.92	6.57	79.31	9.76	0.69	6.89
EQFN	EQUITABLE FINANCIAL CORP	38,123	12.18	0.79	10.29	15.42	118.36	11.79	130.23	17.56	0.00	0.00	0.00	9.96	0.73	6.94
FSBC	FSB COMMUNITY BANKSHARES	33,754	17.37	0.27	15.37	64.33	113.02	10.39	116.06	65.42	0.00	0.00	0.00	9.19	0.16	1.75
HMNF	HMN FINANCIAL	101,443	20.95	1.85	16.93	11.32	123.74	14.06	128.21	12.55	0.00	0.00	0.00	11.36	1.12	10.16
IROQ	IF BANCORP	76,276	21.30	0.86	20.53	24.77	103.76	11.51	104.99	25.02	0.25	1.17	29.07	11.10	0.47	4.26
PBIP	PRUDENTIAL BANCORP	148,886	16.67	1.07	14.61	15.58	114.11	12.38	120.20	14.95	1.00	6.00	93.46	10.85	0.90	7.91
SVBI	SEVERN BANCORP	102,839	8.05	0.79	9.24	10.19	87.14	11.67	87.69	10.16	0.12	1.49	15.19	13.39	1.14	8.82
WEBK	WELLESLEY BANCORP	77,170	30.41	2.74	29.27	11.10	103.88	8.49	104.02	11.15	0.22	0.72	8.03	8.17	0.80	9.73
WVFC	WVS FINANCIAL CORP	33,083	17.02	1.42	16.36	11.99	104.02	9.29	104.02	11.83	0.44	2.59	30.99	8.93	0.80	8.88

133

EXHIBIT 47

KELLER & COMPANY

Columbus, Ohio

614-766-1426

VALUATION ANALYSIS AND CALCULATION - SECOND STAGE OFFERING

First Federal Bank of Wisconsin

Pricing ratios and parameters:

		Midpoint	Comparable Group		All Thrifts
Pro Forma	Symbol	Ratios	Average	Median	Average	Median

Price to earnings (X)	P/E	58.62	23.51	13.74	15.86	13.84
Price to core earnings (X)	P/CE	51.52	24.25	13.75	15.20	13.45
Price to book value	P/B	72.70%	107.47	108.52	112.11	112.89
Price to tangible book value	P/TB	72.70%	112.71	112.39	128.07	123.41
Price to assets	P/A	23.16%	11.67	11.59	16.22	13.27

Pre conversion earnings	(Y)	$1,219,000	For the twelve months ended June 30, 2019
Pre conversion core earnings	(CY)	$1,370,000	For the twelve months ended June 30, 2019
Pre conversion book value	(B)	$61,184,000	At June 30, 2019
Pre conversion tang. book value	(TB)	$61,184,000	At June 30, 2019
Pre conversion assets	(A)	$258,324,000	At June 30, 2019

Conversion expense	(X)	3.53%	Percent sold	(PCT)		54.90%
ESOP stock purchase	(E)	8.00%	Option % granted	(OP)		10.00%
ESOP cost of borrowings, net	(S)	0.00%	Est. option value	(OV)		25.90%
ESOP term (yrs.)	(T)	20	Option maturity	(OM)		5
RRP amount	(M)	4.00%	Option % taxable	(OT)		25.00%
RRP term (yrs.)	(N)	5	Price per share	(P)		$10.00
Tax rate	(TAX)	21.00%
Investment rate of return, pretax		1.66%
Investment rate of return, net	(RR)	1.31%

Formulae to indicate value after conversion:

1. P/CE method: Value = P/CE*CY	= $	67,000,000
((1-P/CE*(PCT)*((1-X-E-M)*(RR*(1-TAX))-((1-TAX)*E/T)-((1-TAX)*M/N)-((1-TAX)*OT)*(OP*OV)/OM)))

2. P/B method: Value = P/B*(B)	= $	67,000,000
(1-PB*(PCT)*(1-X-E-M))

3. P/A method: Value = P/A*(A)	= $	67,000,000
(1-PA*(PCT)*(1-X-E-M))

VALUATION CORRELATION AND CONCLUSIONS:

			Gross Proceeds
	Exchange	Public	of Public	Exchange	Total	TOTAL
	Shares Issued	Shares Issued	Offering	Ratio	Shares Issued	VALUE

Midpoint	3,021,700	3,678,300	$36,783,000	1.0114	6,700,000	$67,000,000

Minimum	2,568,445	3,126,555	$31,265,550	0.8597	5,695,000	$56,950,000
Maximum	3,474,955	4,230,045	$42,300,450	1.1631	7,705,000	$77,050,000
Maximum, as adjusted	3,996,198	4,864,552	$48,645,518	1.3375	8,860,750	$88,607,500

134

EXHIBIT 48

KELLER & COMPANY

Columbus, Ohio

614-766-1426

PROJECTED EFFECT OF CONVERSION PROCEEDS

First Federal Bank of Wisconsin

At the MINIMUM

1.	Gross Offering Proceeds

Offering proceeds (1)	$31,265,550
Less: Estimated offering expenses	1,300,000
Net offering proceeds	$29,965,550

2.	Generation of Additional Income

Net offering proceeds	$29,965,550
Less: Stock-based benefit plans (2)	3,751,866
Less: Cash contribution to foundation	250,000
Plus MHC consolidation	99,963
Net offering proceeds invested	$26,063,647

Investment rate, after taxes	1.31%

Earnings increase - return on proceeds invested	$341,799
Less: Estimated cost of ESOP borrowings	0
Less: Amortization of ESOP borrowings, net of taxes	98,799
Less: Stock-based incentive plan expense, net of taxes	197,598
Less: Option expense, net of applicable taxes	153,453
Net earnings increase (decrease)	$(108,052)

3.	Comparative Pro Forma Earnings

	Net	Core

Before conversion - 12 months ended 6/30/19	$1,219,000	$1,370,000
Net earnings increase (decrease)	(108,052)	(108,052)
After conversion	$1,110,948	$1,261,948

4.	Comparative Pro Forma Net Worth (3)

	Total	Tangible

Before conversion - 6/30/19	$61,184,000	$61,184,000
Net cash conversion proceeds	26,063,647	26,063,647
Tax benefit of foundation contribution	52,500	52,500
After conversion	$87,300,147	$87,300,147

5.	Comparative Pro Forma Assets

Before conversion - 12/31/17	$258,324,000
Net cash conversion proceeds	26,063,647
Tax benefit of foundation contribution	52,500
After conversion	$284,440,147

(1)	Represents gross proceeds of public offering.
(2)	Represents ESOP and stock-based incentive plans.
(3)	ESOP and RRP are omitted from net worth.

135

EXHIBIT 49

KELLER & COMPANY

Columbus, Ohio

614-766-1426

PROJECTED EFFECT OF CONVERSION PROCEEDS

First Federal Bank of Wisconsin

At the MIDPOINT

1.	Gross Offering Proceeds

Offering proceeds (1)	$36,783,000
Less: Estimated offering expenses	1,300,000
Net offering proceeds	$35,483,000

2.	Generation of Additional Income

Net offering proceeds	$35,483,000
Less: Stock-based benefit plans (2)	4,413,960
Less: Cash contribution to foundation	250,000
Plus MHC consolidation	99,963
Net offering proceeds invested	$30,919,003

Investment rate, after taxes	1.31%

Earnings increase - return on proceeds invested	$405,472
Less: Estimated cost of ESOP borrowings	0
Less: Amortization of ESOP borrowings, net of taxes	116,234
Less: Stock-based incentive plan expense, net of taxes	232,469
Less: Option expense, net of applicable taxes	180,533
Net earnings increase (decrease)	$(123,764)

3.	Comparative Pro Forma Earnings

	Regular	Core

Before conversion - 12 months ended 6/30/19	$1,219,000	$1,370,000
Net earnings increase	(123,764)	(123,764)
After conversion	$1,095,236	$1,246,236

4.	Comparative Pro Forma Net Worth (3)

	Total	Tangible

Before conversion - 6/30/19	$61,184,000	$61,184,000
Net cash conversion proceeds	30,919,003	30,919,003
Tax benefit of foundation contribution	52,500	52,500
After conversion	$92,155,503	$92,155,503

5.	Comparative Pro Forma Assets

Before conversion - 12/31/17	$258,324,000
Net cash conversion proceeds	30,919,003
Tax benefit of foundation contribution	52,500
After conversion	$289,295,503

(1)	Represents gross proceeds of public offering.
(2)	Represents ESOP and stock-based incentive plans.
(3)	ESOP and RRP are omitted from net worth.

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EXHIBIT 50

KELLER & COMPANY

Columbus, Ohio

614-766-1426

PROJECTED EFFECT OF CONVERSION PROCEEDS

First Federal Bank of Wisconsin

At the MAXIMUM

1.	Gross Offering Proceeds

Offering proceeds (1)	$42,300,450
Less: Estimated offering expenses	1,300,000
Net offering proceeds	$41,000,450

2.	Generation of Additional Income

Net offering proceeds	$41,000,450
Less: Stock-based benefit plans (2)	5,076,054
Less: Cash contribution to foundation	250,000
Plus MHC consolidation	99,963
Net offering proceeds invested	$35,774,359

Investment rate, after taxes	1.31%

Earnings increase - return on proceeds invested	$469,145
Less: Estimated cost of ESOP borrowings	0
Less: Amortization of ESOP borrowings, net of taxes	133,669
Less: Stock-based incentive plan expense, net of taxes	267,339
Less: Option expense, net of applicable taxes	207,613
Net earnings increase (decrease)	$(139,476)

3.	Comparative Pro Forma Earnings

	Regular	Core

Before conversion - 12 months ended 6/30/19	$1,219,000	$1,370,000
Net earnings increase	(139,476)	(139,476)
After conversion	$1,079,524	$1,230,524

4.	Comparative Pro Forma Net Worth (3)

	Total	Tangible

Before conversion - 6/30/19	$61,184,000	$61,184,000
Net cash conversion proceeds	35,774,359	35,774,359
Tax benefit of foundation contribution	52,500	52,500
After conversion	$97,010,859	$97,010,859

5.	Comparative Pro Forma Assets

Before conversion - 12/31/17	$258,324,000
Net cash conversion proceeds	35,774,359
Tax benefit of foundation contribution	52,500
After conversion	$294,150,859

(1)	Represents gross proceeds of public offering.
(2)	Represents ESOP and stock-based incentive plans.
(3)	ESOP and RRP are omitted from net worth.

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EXHIBIT 51

KELLER & COMPANY

Columbus, Ohio

614-766-1426

PROJECTED EFFECT OF CONVERSION PROCEEDS

First Federal Bank of Wisconsin

At the Maximum, as adjusted

1.	Gross Offering Proceeds

Offering proceeds (1)	$48,645,518
Less: Estimated offering expenses	1,300,000
Net offering proceeds	$47,345,518

2.	Generation of Additional Income

Net offering proceeds	$47,345,518
Less: Stock-based benefit plans (2)	5,837,462
Less: Cash contribution to foundation	250,000
Plus MHC consolidation	99,963
Net offering proceeds invested	$41,358,018

Investment rate, after taxes	1.31%

Earnings increase - return on proceeds invested	$542,369
Less: Estimated cost of ESOP borrowings	0
Less: Amortization of ESOP borrowings, net of taxes	153,720
Less: Stock-based incentive plan expense, net of taxes	307,440
Less: Option expense, net of applicable taxes	238,755
Net earnings increase (decrease)	$(157,545)

3.	Comparative Pro Forma Earnings

	Regular	Core

Before conversion - 12 months ended 6/30/19	$1,219,000	$1,370,000
Net earnings increase	(157,545)	(157,545)
After conversion	$1,061,455	$1,212,455

4.	Comparative Pro Forma Net Worth (3)

	Total	Tangible

Before conversion - 6/30/19	$61,184,000	$61,184,000
Net cash conversion proceeds	41,358,018	41,358,018
Tax benefit of foundation contribution	52,500	52,500
After conversion	$102,594,518	$102,594,518

5.	Comparative Pro Forma Assets

Before conversion - 12/31/17	$258,324,000
Net cash conversion proceeds	41,358,018
Tax benefit of foundation contribution	52,500
After conversion	$299,734,518

(1)	Represents gross proceeds of public offering.
(2)	Represents ESOP and stock-based incentive plans.
(3)	ESOP and RRP are omitted from net worth.

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EXHIBIT 52

KELLER & COMPANY

Columbus, Ohio

614-766-1426

SUMMARY OF VALUATION PREMIUM OR DISCOUNT

		Premium or (discount)
		from comparable group.
	First Federal Bank of Wisconsin	Average	Median

Midpoint:
Price/earnings	58.62 x	149.34%	326.64%
Price/book value	72.70%*	(32.35)%	(33.01)%
Price/assets	23.16%	98.46%	99.83%
Price/tangible book value	72.70%	(35.50)%	(35.31)%
Price/core earnings	51.52 x	112.45%	274.69%

Minimum of range:
Price/earnings	49.12 x	108.93%	257.50%
Price/book value	65.23%*	(39.30)%	(39.89)%
Price/assets	20.02%	71.55%	72.74%
Price/tangible book value	65.23%	(42.13)%	(41.96)%
Price/core earnings	43.25 x	78.35%	214.55%

Maximum of range:
Price/earnings	68.40 x	190.94%	397.82%
Price/book value	79.42%*	(26.10)%	(26.82)%
Price/assets	26.19%	124.42%	125.97%
Price/tangible book value	79.42%	(29.54)%	(29.34)%
Price/core earnings	60.00 x	147.42%	336.36%

Super maximum of range:
Price/earnings	79.99 x	240.24%	482.17%
Price/book value	86.37%*	(19.63)%	(20.41)%
Price/assets	29.56%	153.30%	155.05%
Price/tangible book value	86.37%	(23.37)%	(23.15)%
Price/core earnings	70.03 x	188.78%	409.31%

* Represents pricing ratio associated with primary valuation method.

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ALPHABETICAL

EXHIBITS

EXHIBIT A

KELLER & COMPANY, INC.

Financial Institution Consultants

555 Metro Place North, Suite 524	614-766-1426
Dublin, Ohio 43017	(fax) 614-766-1459

PROFILE OF THE FIRM

KELLER & COMPANY, INC. is a national consulting firm to financial institutions, serving clients throughout the United States from its office in Dublin, Ohio. Since our inception in 1985, we have provided a wide range of consulting services to over 250 financial institutions including banks, thrifts, mortgage companies, insurance companies and holding companies from Oregon to Maine.

Services offered by Keller & Company include the preparation of stock and ESOP valuations, fairness opinions, business and strategic plans, capital plans, financial models and projections, market studies, de novo charter and deposit insurance applications, incentive compensation plans, compliance policies, lending, underwriting and investment criteria, and responses to regulatory comments. Keller & Company also serves as advisor in merger/acquisition, deregistration, going private, secondary offering and branch purchase/sale transactions. Keller & Company is additionally active in loan review, director and management review, product analysis and development, performance analysis, compensation review, policy development, charter conversion, data processing, information technology systems, and conference planning and facilitation.

Keller & Company is one of the leading firms in the U.S. with regard to the completion of ESOP valuations for financial institutions and prepares over 25 ESOP valuations a year. Keller is also one of the leading conversion appraisal firms in the United States.

Keller has on-line access to current and historical financial, organizational and demographic data for every financial institution and financial institution holding company in the United States as well as daily pricing data and ratios for all publicly traded financial institutions.

Keller & Company is an experienced appraiser of financial institutions for filing conversion appraisals with the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency, the Federal Reserve Board and numerous state government agencies, and is also approved by the Internal Revenue Service as an expert in financial institution stock valuations.

Each of the firm's senior consultants has over thirty years of front line experience and accomplishment in various areas of the financial institution, regulatory and real estate sectors, offering clients distinct and diverse areas of expertise. It is the goal of Keller & Company to provide specific and ongoing relationship-based services that are pertinent, focused and responsive to the needs of the individual client institution within the changing industry environment, and to offer those services at reasonable fees on a timely basis. In recent years, Keller & Company has become one of the leading and most recognized financial institution consulting firms in the nation.

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CONSULTANTS IN THE FIRM

MICHAEL R. KELLER has over thirty years experience as a consultant to the financial institution industry. Immediately following his graduation from college, Mr. Keller took a position as an examiner of financial institutions in northeastern Ohio with a focus on Cleveland area institutions. After working two years as an examiner, Mr. Keller entered Ohio State University full time to obtain his M.B.A. in Finance.

Mr. Keller then worked as an associate for a management consulting firm specializing in services to financial institutions immediately after receiving his M.B.A. During his eight years with the firm, he specialized in mergers and acquisitions, branch acquisitions and sales, branch feasibility studies, stock valuations, charter applications, and site selection analyses. By the time of his departure, he had attained the position of vice president, with experience in almost all facets of banking operations.

Prior to forming Keller & Company, Mr. Keller also worked as a senior consultant in a larger consulting firm. In that position, he broadened his activities and experience, becoming more involved with institutional operations, business and strategic planning, regulatory policies and procedures, performance analysis, conversion appraisals, and fairness opinions. Mr. Keller established Keller & Company in November 1985 to better serve the needs of the financial institution industry.

Mr. Keller graduated from the College of Wooster with a B.A. in Economics in 1972, and later received an M.B.A. in Finance in 1976 from the Ohio State University where he took numerous courses in corporate stock valuations.

141

Consultants in the Firm (cont.)

SUSAN H. O’DONNELL has twenty years of experience in the finance and accounting areas of the banking industry.

At the start of her career, Ms. O’Donnell worked in public accounting for Coopers & Lybrand in Cincinnati and earned her CPA. Her clients consisted primarily of financial institutions and health care companies.

Ms. O’Donnell then joined Empire Bank of America in Buffalo, New York. During her five years with Empire, Ms. O’Donnell progressed to the level of Vice President and was responsible for SEC, FHLB and internal financial reporting. She also coordinated the offering circular for its initial offering of common stock.

Ms. O'Donnell later joined Banc One Corporation where she worked for eleven years. She began her career at Banc One in the Corporate Accounting Department where she was responsible for SEC, Federal Reserve and investor relations reporting and coordinated the offering documents for stock and debt offerings. She also performed acquisition work including regulatory applications and due diligence and established accounting policies and procedures for all affiliates. Ms. O’Donnell later moved within Banc One to the position of chief financial officer of the Personal Trust business responsible for $225 million in revenue. She then provided leadership as the Director of Personal Trust Integration responsible for various savings and revenue enhancements related to the Bank One/First Chicago merger.

Ms. O’Donnell graduated from Miami University with a B.S. in Business. She also completed the Leading Strategic Change Program at The Darden School of Business and the Banc One Leadership Development Program.

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Consultants in the Firm (cont.)

JOHN A. SHAFFER has over thirty years experience in banking, finance, real estate lending, and development.

Following his university studies, Mr. Shaffer served as a lending officer for a large real estate investment trust, specializing in construction and development loans. Having gained experience in loan underwriting, management and workout, he later joined Chemical Bank of New York and was appointed Vice President for Loan Administration of Chemical Mortgage Company in Columbus, Ohio. At Chemical, he managed all commercial and residential loan servicing, administering a portfolio in excess of $2 billion. His responsibilities also included the analysis, management and workout of problem commercial real estate loans and equity holdings, and the structuring, negotiation, acquisition and sale of loan servicing, mortgage and equity securities and real estate projects. Mr. Shaffer later formed and managed an independent real estate and financial consulting firm, serving corporate and institutional clients, and also investing in and developing real estate.

Mr. Shaffer's primary activities and responsibilities have included financial analysis, projection and modeling, asset and liability management, real estate finance and development, loan management and workout, organizational and financial administration, budgeting, cash flow management and project design.

Mr. Shaffer graduated from Syracuse University with a B.S. in Business Administration, later receiving an M.B.A. in Finance and a Ph.D. in Economics from New York University.

143

EXHIBIT B

RB 20

CERTIFICATION

I hereby certify that I have not been the subject of any criminal, civil or administrative judgments, consents, undertakings or orders, or any past administrative proceedings (excluding routine or customary audits, inspections and investigation) issued by any federal or state court, any department, agency, or commission of the U.S. Government, any state or municipality, any self-regulatory trade or professional organization, or any foreign government or governmental entity, which involve:

(i)	commission of a felony, fraud, moral turpitude, dishonesty or breach of trust;

(ii)	violation of securities or commodities laws or regulations;

(iii)	violation of depository institution laws or regulations;

(iv)	violation of housing authority laws or regulations;

(v)	violation of the rules, regulations, codes or conduct or ethics of a self-regulatory trade or professional organization;

(vi)	adjudication of bankruptcy or insolvency or appointment of a receiver, conservator, trustee, referee, or guardian.

I hereby certify that the statements I have made herein are true, complete and correct to the best of my knowledge and belief.

Conversion Appraiser

9/3/19	/s/ Michael R. Keller
Date	Michael R. Keller

144

EXHIBIT C

AFFIDAVIT OF INDEPENDENCE

STATE OF OHIO,

COUNTY OF FRANKLIN, ss:

I, Michael R. Keller, being first duly sworn hereby depose and say that:

The fee which I received directly from the applicant, FFBW, Inc., in the amount of $38,000 for the performance of my appraisal was not related to the value determined in the appraisal and that the undersigned appraiser is independent and has fully disclosed any relationships which may have a material bearing upon the question of my independence; and that any indemnity agreement with the applicant has been fully disclosed.

Further, affiant sayeth naught.

/s/ MICHAEL R. KELLER
MICHAEL R. KELLER

Sworn to before me and subscribed in my presence this 30th day of August 2019.

/s/ JANET M MOHR
JANET M MOHR NOTARY PUBLIC – OHIO UNION COUNTY MY COMMISSION EXPIRES DECEMBER 2, 2022	NOTARY PUBLIC

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